COMPLAINT 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 UMHOFER, MITCHELL & KING LLP Matthew Donald Umhofer (SBN 206607) Margaret E. Dayton (SBN 274353) 767 S. Alameda St., Suite 270 Los Angeles, CA 90021 Telephone: (213) 394-7979 Facsimile: (213) 529-1027 matthew@umklaw.com peggy@umklaw.com WILLIAMS & CONNOLLY LLP (Of Counsel) Jessamyn S. Berniker (pro hac vice forthcoming) Thomas S. Fletcher (SBN 262693) Kathryn S. Kayali (pro hac vice forthcoming) Michael X. Liu (pro hac vice forthcoming) 680 Maine Avenue, SW Washington, DC 20024 (202) 434-5000 jberniker@wc.com tfletcher@wc.com kkayali@wc.com mliu@wc.com Attorneys for Plaintiff Ionis Pharmaceuticals, Inc. IN THE UNITED STATES DISTRICT COURT CENTRAL DISTRICT OF CALIFORNIA IONIS PHARMACEUTICALS, INC., a Delaware Corporation, Plaintiff, v. ARROWHEAD PHARMACEUTICALS, INC., a Delaware corporation, Defendant. Case No. COMPLAINT FOR PATENT INFRINGEMENT DEMAND FOR JURY TRIAL 2:25-cv-8609 Case 2:25-cv-08609 Document 1 Filed 09/11/25 Page 1 of 17 Page ID #:1

1 COMPLAINT 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 COMPLAINT Plaintiff Ionis Pharmaceuticals, Inc. (“Ionis”) brings this Complaint against Defendant Arrowhead Pharmaceuticals, Inc. (“Arrowhead”) to address Arrowhead’s infringement of U.S. Patent No. 9,593,333 (the “’333 patent”). INTRODUCTION 1. Scientists at Ionis spent many years searching for a way to treat people with hypertriglyceridemia, a serious condition marked by elevated triglyceride levels in the blood. People with high triglyceride levels face a range of negative health outcomes, including cardiovascular problems and potentially life-threatening acute pancreatitis, a painful inflammation of the pancreas. 2. Over the course of many years, Ionis created and tested a series of candidate medicines designed to reduce the amount of a particular protein, called apolipoprotein C-III (“ApoCIII”). ApoCIII inhibits the function of a second protein, called lipoprotein lipase (“LPL”), which is responsible for breaking down triglycerides. Ionis hoped that by reducing the amount of ApoCIII available to interfere with LPL, the LPL would be free to break down triglycerides more effectively and thereby reduce triglyceride levels. But no one knew whether this idea would work in practice to help patients. 3. Instead of targeting the ApoCIII protein directly, Ionis took a different route. Ionis used specially designed molecules called antisense oligonucleotides to target ApoCIII messenger RNA (“mRNA”), which is the genetic material that encodes the ApoCIII protein. Doing so prevents the ApoCIII protein from being made in the first place. After years of research, Ionis created many different molecules that bind to ApoCIII mRNA and thereby inhibit the synthesis of the ApoCIII protein. Ionis ultimately selected one of these oligonucleotides to develop into a clinical drug candidate, called volanesorsen. 4. The Ionis team started by testing volanesorsen in the general hypertriglyceridemia population—i.e., people with high triglyceride levels, but who were expected to have functional LPL protein. The hope was that for these people, Case 2:25-cv-08609 Document 1 Filed 09/11/25 Page 2 of 17 Page ID #:2

2 COMPLAINT 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 lowering ApoCIII would allow their LPL to break down harmful triglycerides. Ionis was the first company to demonstrate that an ApoCIII inhibitor would in fact work to treat people with hypertriglyceridemia. And it did work—unexpectedly well. Ionis received early, promising study readouts. 5. Meanwhile, the Ionis team had another extraordinary idea: what if inhibiting ApoCIII also could treat people who lacked functional LPL? At the time, this seemed far-fetched. Why would reducing the amount of a protein that inhibits LPL treat people who do not have meaningful levels of functional LPL in the first place? But Ionis decided to move forward with clinical testing on this patient population nonetheless and added three people with genetic mutations causing LPL deficiency to its clinical trial. 6. The results were nothing short of spectacular, defying both conventional thinking and the expectations of those in the field. Treatment with volanesorsen led to remarkable reductions of triglyceride levels—even in people without meaningful levels of functional LPL. In recognition of its invention of the very first treatment for LPL- deficient people, the U.S. Patent and Trademark Office granted Ionis the ’333 patent at issue here. 7. Volanesorsen went on to be approved in Europe for the treatment of certain people with familial chylomicronemia syndrome (“FCS”). LPL deficiency is also known as FCS. 8. Meanwhile, Ionis developed a next-generation ApoCIII inhibitor, called olezarsen. In December 2024, the United States Food and Drug Administration (“FDA”) approved Tryngolza® (olezarsen), Ionis’s next-generation product, for the treatment of adults living with FCS. Ionis launched Tryngolza® in the United States in December 2024. The FCS community was “overjoyed” by this news, recognizing Tryngolza® as a “major milestone” in the treatment of FCS.1,2 1 The FCS Foundation, LinkedIn, https://www.linkedin.com/posts/the-fcs- foundation_breaking-news-were-thrilled-to-share-we-activity-7276207907954720768- E1fM/ 2 First FDA Approved FCS Treatment, Mission-Cure, https://mission- cure.org/fcs-treatment-ionis/ Case 2:25-cv-08609 Document 1 Filed 09/11/25 Page 3 of 17 Page ID #:3

3 COMPLAINT 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 9. When Ionis began to see success in its trials of ApoCIII inhibitors, Defendant Arrowhead Pharmaceuticals saw an opportunity. Instead of carving its own path, it simply copied Ionis’s, wrongfully capitalizing on Ionis’s many years of research and development by selecting an antisense ApoCIII inhibitor (plozasiran) and applying for FDA approval to use it to treat people with FCS. Arrowhead’s application was filed with FDA in January 2025, and FDA is slated to act on that application by November of this year. If plozasiran receives approval, Arrowhead intends to market its copycat product for use in patients with FCS, in blatant disregard for Ionis’s patent rights—years ahead of when it is lawfully permitted to do so. 10. Ionis brings this lawsuit to enforce its duly-issued patent rights in the ’333 patent. PLAINTIFF 11. Plaintiff Ionis is a corporation organized and existing under the laws of the State of Delaware with its principal place of business located at 2855 Gazelle Court, Carlsbad, California 92010. DEFENDANT 12. Defendant Arrowhead is a corporation organized and existing under the laws of the State of Delaware, with its principal place of business at 177 East Colorado Boulevard, Ste 700, Pasadena, CA 92205. JURISDICTION AND VENUE 13. This action arises under the Patent Laws of the United States, Title 35 of the United States Code. This Court has subject matter jurisdiction pursuant to 28 U.S.C. §§ 1331 and 1338. 14. The Court has jurisdiction over Arrowhead in this action. 15. Arrowhead is a corporate entity currently doing business in the State of California and having a regular established place of business within the forum. Arrowhead’s office and principal place of business located at 177 East Colorado Boulevard, Ste 700, Pasadena, CA 92205 is a regular and established place of business Case 2:25-cv-08609 Document 1 Filed 09/11/25 Page 4 of 17 Page ID #:4

4 COMPLAINT 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 within the forum. Arrowhead is listed with the Office of the California Secretary of State as an entity that is currently doing business in the State of California, and the Office of the California Secretary of State has assigned Arrowhead the following business entity number: 2288610. 16. Arrowhead purposefully engaged in activities that are directed at the forum, this action arises out of or relates to those activities, and the assertion of personal jurisdiction in the forum comports with traditional notions of fair play and substantial justice. 17. Venue is proper in the Central District of California under 28 U.S.C. §§ 1391(b)(1) and 1400(b) because Arrowhead resides in the Central District of California and a substantial part of the events and injury giving rise to Plaintiff’s claims has and continues to occur in the Central District of California. FACTUAL ALLEGATIONS Ionis’s Novel Idea Led to a New Treatment Paradigm for FCS 18. About 30% of Americans suffer from hypertriglyceridemia—i.e., high levels of triglyceride (fat) in their blood. Triglyceride levels over 150 mg/dL are considered abnormal, but for certain people with genetic defects in fat processing, triglyceride levels can exceed 1,000 mg/dL. The results can be dangerous. Severely elevated triglyceride levels are often associated with a build-up of “chylomicrons” (fatty particles) in the blood, and lead to a host of symptoms, including severe inflammation of the pancreas (called acute pancreatitis), which can lead to debilitating abdominal pain, hospitalization, and even death. Other symptoms of high triglyceride levels include xanthomas (a raised, waxy, yellowish skin condition caused by fats building up under the surface of the skin), loss of appetite, nausea and vomiting, and muscle and bone pain. 19. Ionis set out to change the lives of these people. Ionis specializes in oligonucleotide medicines that target and destroy molecules called mRNAs that the body uses to make proteins. Proteins are the workhorses of the body and are responsible for almost every bodily function. Sometimes, causing a person to make less of a protein Case 2:25-cv-08609 Document 1 Filed 09/11/25 Page 5 of 17 Page ID #:5

5 COMPLAINT 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 can be helpful—for example, because the protein does something the person needs to happen less, or because the protein inhibits a process that the person needs to happen more. Each protein corresponds to a specific mRNA. Ionis’s RNA-targeting medicines can be used to target and destroy the precursor mRNA molecule specific to the harmful protein at issue, thereby causing the person’s body to make less of that harmful protein. 20. To help people suffering from hypertriglyceridemia, Ionis focused its work on targeting mRNA for a protein called ApoCIII. ApoCIII was understood to inhibit the function of LPL, a protein with a critical role in breaking down triglycerides in the blood. Ionis hoped that by reducing the amount of ApoCIII in people with high triglycerides, those people’s existing LPL would be available to break down the triglycerides more effectively. Neither Ionis nor anyone else in the field knew whether this approach would work—and if so, whether it would reduce triglyceride levels sufficiently to make a meaningful difference to patient health. 21. Ionis took a chance and put a medicine called volanesorsen into clinical trials. Volanesorsen is an oligonucleotide designed to trigger the degradation of mRNA that encodes the ApoCIII protein. By down-regulating the body’s production of ApoCIII, Ionis was hoping to take the brakes off the body’s natural LPL fat-metabolizing machinery. 22. But what about the sickest patients—those whose bodies do not make LPL at all, or whose bodies make only very small amounts or defective versions of LPL? For people who suffer from “LPL deficiency” or “LPLD,” triglycerides can reach 100 times normal levels—i.e., more than 15,000 mg/dL—and treatment options were virtually nonexistent. With no approved drugs available, doctors could recommend only that such patients severely restrict their diet, which was socially isolating and largely ineffective. 23. For people without meaningful levels of functioning LPL, the prevailing scientific consensus was that suppressing ApoCIII would be ineffective. But the Ionis team thought differently and charted their own path—one that would change the lives of people living with LPLD around the world. Ionis added three individuals with FCS to Case 2:25-cv-08609 Document 1 Filed 09/11/25 Page 6 of 17 Page ID #:6

6 COMPLAINT 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 an ongoing volanesorsen clinical trial; each had genetic mutations known to result in less than 5% of normal LPL activity. To the complete surprise of those in the field, the results were astounding. As the Ionis team explained in a paper published in the New England Journal of Medicine, “[a]fter 13 weeks of study-drug administration, plasma APOC3 levels were reduced by 71 to 90% and triglyceride levels by 56 to 86%.”3 The study reported that all three participants with FCS achieved triglyceride levels below 500 mg/dL at some point during the study.4 Thanks to years of research and remarkable scientific insight from the Ionis team, hope for the hardest-to-treat patients had arrived at last. Since its publication, this research has been cited over 190 times and counting. Ultimately, Ionis brought volanesorsen to market in Europe. 24. In connection with publishing this groundbreaking article, Ionis disclosed that they had filed a patent application, PCT/US2014/016546, covering their invention.5 The United States Patent and Trademark Office subsequently granted Ionis the ’333 patent based upon this application. 25. In 2024, Ionis sought FDA approval for a new ApoCIII-inhibitor, called olezarsen, to treat people with FCS in the United States. In recognition of the importance of olezarsen to treat people with FCS, the FDA granted olezarsen both Fast Track designation and Breakthrough Therapy designation, and also expedited review of its New Drug Application. The FDA granted olezarsen approval in December 2024. As the FDA explained, “[t]his is a first-in-class approval, meaning [olezarsen] uses a new mechanism of action, or works differently in the body, than other therapies currently used to treat FCS.”6 3 Daniel Gaudet et al., Targeting APOC3 in the Familial Chylomicronemia Syndrome, 371 New England Journal of Medicine 2200, 2200 (2014) (“NEJM 2014”) 4 Id. 5 Supplemental Disclosure Form, NEJM 2014, available at https://www.nejm.org/doi/suppl/10.1056/NEJMoa1400284/suppl_file/ nejmoa1400284_disclosures.pdf 6 FDA Approves Drug to Reduce Triglycerides in Adult Patients with Familial Chylomicronemia Syndrome, FDA, https://www.fda.gov/drugs/news-events-human- drugs/fda-approves-drug-reduce-triglycerides-adult-patients-familial- chylomicronemia-syndrome Case 2:25-cv-08609 Document 1 Filed 09/11/25 Page 7 of 17 Page ID #:7

7 COMPLAINT 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 26. Olezarsen is now marketed as Tryngolza® and is changing the lives of people with FCS on a daily basis, including by relieving what was previously an ever- present worry of developing devastating pancreatitis attacks. As one doctor who treats FCS observed, “[t]he FDA approval of Tryngolza is an important moment for people living with FCS, their families and physicians who now, for the first time, have a treatment that significantly lowers triglycerides and decreases the risk of potentially life-threatening acute pancreatitis events, as an adjunct to a low-fat diet.”7 The FCS Foundation, a patient advocacy foundation, announced they were “overjoyed with the news that the FDA has approved the first treatment for patients with Familial Chylomicronemia Syndrome,” emphasizing that they “are so happy that our patients will finally get the treatment they deserve.”8 A non-profit patient advocacy organization for individuals with pancreatitis described Tryngolza®’s approval as “a major milestone— not just for people with FCS, but for the entire pancreatitis community.”9 27. A literature review published in the Annals of Pharmacotherapy also recently lauded the product as “represent[ing] a significant advancement in the treatment of FCS, offering a targeted and effective option for managing this rare genetic disorder,” explaining that by “significantly reducing triglyceride levels, olezarsen addresses the limitations of traditional treatments and provides a much-needed therapeutic alternative” and that the medicine’s “integration into clinical practice has the potential to transform the management of FCS.”10 28. In addition to being the first-ever treatment for FCS approved in the United States, olezarsen’s commercial launch also represented “a pivotal moment for Ionis,” 7 Tryngolza Approved for Familial Chylomicronemia Syndrome, Endocrinology Advisor, https://www.endocrinologyadvisor.com/news/tryngolza-approved-for- familial-chylomicronemia-syndrome/ 8 The FCS Foundation, LinkedIn, https://www.linkedin.com/posts/the-fcs- foundation_breaking-news-were-thrilled-to-share-we-activity-7276207907954720768- E1fM/ 9 First FDA Approved FCS Treatment, Mission-Cure, https://mission- cure.org/fcs-treatment-ionis/ 10 Bradley Phillips et al., Olezarsen for the Treatment of Familial Chylomicronemia Syndrome, https://journals.sagepub.com/doi/10.1177/10600280251332500 (April 15, 2025) Case 2:25-cv-08609 Document 1 Filed 09/11/25 Page 8 of 17 Page ID #:8

8 COMPLAINT 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 reflecting its “evolution into a fully integrated commercial-stage biotechnology company.”11 It is the first medicine Ionis has ever commercialized entirely on its own, without the help of a commercial partner. Arrowhead Copies Ionis’s Patented Technology 29. After Ionis began to realize extraordinary clinical results and disclosed its invention to the world in the New England Journal of Medicine (“NEJM”), Arrowhead saw an opportunity to ride Ionis’s coattails. In December 2018, Arrowhead announced it was entering clinical trials for an ApoCIII inhibitor for use in people with FCS. 30. Arrowhead proceeded on this path, despite knowing that Ionis already patented the use of ApoCIII inhibitors to treat people with LPLD in the ’333 patent. For example, Ionis’s NEJM publication disclosure form discloses that Ionis’s research is covered by a patent application that issued as the ’333 patent.12 Arrowhead cited Ionis’s NEJM publication in their own paper on ApoCIII inhibition.13 In reviewing Ionis’s NEJM publication, Arrowhead would have learned of Ionis’s patent application covering the use of ApoCIII inhibitors to treat people with LPLD and—given Arrowhead’s decision to develop a drug for the same indication—would have monitored this application until it issued as the ’333 patent. At a minimum, Arrowhead was willfully blind to the existence of the ’333 patent. 31. Arrowhead also knew about, or was willfully blind to, the ’333 patent because it was listed in the FDA’s Approved Drug Products with Therapeutic Equivalence Evaluation (known as the “Orange Book”) in connection with Tryngolza®. The Orange Book identifies drugs that are approved by the FDA and lists the patents 11 TRYNGOLZA™ (olezarsen) approved in U.S. as first-ever treatment for adults living with familial chylomicronemia syndrome as an adjunct to diet, https://ir.ionis.com/news-releases/news-release-details/tryngolzatm-olezarsen- approved-us-first-ever-treatment-adults 12 Supplemental Disclosure Form, NEJM 2014, available at https://www.nejm.org/doi/suppl/10.1056/NEJMoa1400284/suppl_file/ nejmoa1400284_disclosures.pdf 13Daniel Gaudet et al., RNA Interference Therapy Targeting Apolipoprotein C- III in Hypertriglyceridemia, NEJM Evidence (Nov. 17, 2023), available at https://evidence.nejm.org/doi/pdf/10.1056/EVIDoa2200325?download=true Case 2:25-cv-08609 Document 1 Filed 09/11/25 Page 9 of 17 Page ID #:9

9 COMPLAINT 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 that cover each drug. For any patents that claim a method of use, the FDA also publishes an associated “use code” that describes the patented method. For Tryngolza®, the Orange Book identifies the ’333 patent and provides the use code: “U-4050: Use in Reducing Triglyceride Levels in Adults with Familial Chylomicronemia Syndrome (FCS).” As a pharmaceutical company, Arrowhead would have been familiar with the Orange Book listings, as Arrowhead acknowledged in its securities filings: “NDA sponsors are required to list with the FDA each patent with claims that cover the applicant’s product or a method of using the product. Each of the patents listed by the NDA sponsor is published in the Orange Book.”14 Because Arrowhead was developing a drug to compete directly with Tryngolza®, Arrowhead would have known about the patents listed for Tryngolza® in the Orange Book and would have further known that the ’333 patent covers a method of reducing triglyceride levels in adults with FCS. 32. Furthermore, in its November 26, 2024 securities filing, Arrowhead stated that “if granted marketing approval, we are currently aware of certain patent rights held by third parties that, if found to be valid and enforceable, could be alleged to render one or more of our drug candidates infringing.”15 33. On information and belief, Arrowhead’s reference to potentially infringing drug candidates in its November 26, 2024 securities filing included Plozasiran—its most advanced clinical candidate. 34. Moreover, on information and belief, Arrowhead’s reference to “certain patent rights held by third parties” in its November 26, 2024 securities filing included the ’333 patent. 35. Despite acknowledging “freedom to operate” issues in its securities filings,16 Arrowhead chose to ignore Ionis’s patent rights and flagrantly copy its path to success. The result is plozasiran, the ApoCIII inhibitor that Arrowhead submitted to 14 Form 10-K, https://ir.arrowheadpharma.com/node/17611/html 15 Form 10-K, https://ir.arrowheadpharma.com/node/19771/html 16 Id. Case 2:25-cv-08609 Document 1 Filed 09/11/25 Page 10 of 17 Page ID #:10

10 COMPLAINT 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 FDA in January 2025. The FDA is set to act upon Arrowhead’s submission by November—less than one year after Ionis’s Tryngolza® reached the market.17 36. Arrowhead already is planning for the imminent launch of its product. In April 2025, it announced that “Arrowhead’s first commercial launch of plozasiran in familial chylomicronemia [is] planned for Q4 2025 (PDUFA 11/18/25).”18 Similarly, in its quarterly earnings call on August 7, 2025, Arrowhead reported no indications that plozasiran would face delays in regulatory approval, stating: “the cadence of our interactions with US and global regulators has not changed, nor have our expectations of adhering to established timelines.”19 Arrowhead told its investors that “U.S. launch preparations are now [in] full swing for plozasiran in FCS and we intend to be launch ready even before our PDUFA date.”20 37. In light of the aforementioned NEJM publications, the listing in the Orange Book, and the warnings made in Arrowhead’s securities filings, among other things, Ionis has every reason to believe that Arrowhead has been aware of the ’333 patent for quite some time. Nonetheless, on September 3, 2025, to ensure that Arrowhead has had every opportunity to comply with the United States patent laws, Ionis sent Arrowhead’s general counsel a letter emphasizing that “the manufacture, importation, offer for sale, sale, use, or promotion of use of plozasiran would contribute to and induce infringement of the ’333 patent.” (Exhibit 2). Ionis offered to engage in constructive dialogue regarding its intellectual property rights. Ionis also stated that if Arrowhead was not prepared to have a dialogue, Ionis would file suit on September 11, 2025, in Arrowhead’s home forum, the Central District of California. On September 5th, 17 Arrowhead Pharmaceuticals Announces Acceptance of New Drug Application by U.S. FDA of Plozasiran for the Treatment of Familial Chylomicronemia Syndrome, https://ir.arrowheadpharma.com/news-releases/news-release-details/arrowhead- pharmaceuticals-announces-acceptance-new-drug (Jan. 17, 2025) 18 Corporate Overview, Arrowhead Pharmaceuticals, https://ir.arrowheadpharma.com/static-files/25007351-232f-400a-bc0e-0fd4e2906fe8 19 Fiscal 2025 Third Quarter Conference Call – Prepared Remarks at 9, Arrowhead Pharmaceuticals, https://ir.arrowheadpharma.com/static-files/30338961- 1938-4e72-8120-41a85d47f80b 20 Id. at 8. Case 2:25-cv-08609 Document 1 Filed 09/11/25 Page 11 of 17 Page ID #:11

11 COMPLAINT 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 Arrowhead responded that it was evaluating Ionis’s letter. (Exhibit 3). Arrowhead did not further respond to Ionis. Instead, on September 10th, the day before Ionis had indicated it was planning to file this action in the Central District of California, Arrowhead filed an improper anticipatory Declaratory Judgment action against Ionis in the District of Delaware. 38. Arrowhead’s shortcut to market will infringe Ionis’s patent rights. As described in further detail below, the use of plozasiran to treat people with LPLD will infringe several claims of Ionis’s ’333 patent. CLAIM FOR RELIEF COUNT 1: INFRINGEMENT OF U.S. PATENT NO. 9,593,333 UNDER 35 U.S.C. §§ 271 (b) and (c) 39. Ionis incorporates by reference the allegations set forth above as if fully set forth herein. 40. On March 14, 2017, the U.S. Patent and Trademark Office duly and legally issued the ’333 patent, entitled “Modulation of apolipoprotein C-III (ApoCIII) expression in lipoprotein lipase deficient (LPLD) populations.” The patent is attached as Exhibit 1. 41. Ionis is the owner of all right, title, and interest in the ’333 patent. 42. The ’333 patent has not yet expired. 43. On information and belief, Arrowhead filed a New Drug Application (“NDA”) seeking to market plozasiran (25mg) for the treatment of FCS, and FDA accepted that application on January 17, 2025.21 44. On information and belief, Arrowhead submitted its NDA seeking FDA approval to market plozasiran with the intention to engage in the commercial 21 Arrowhead Pharmaceuticals Announces Acceptance of New Drug Application by U.S. FDA of Plozasiran for the Treatment of Familial Chylomicronemia Syndrome, https://ir.arrowheadpharma.com/news-releases/news-release-details/arrowhead- pharmaceuticals-announces-acceptance-new-drug (Jan. 17, 2025) Case 2:25-cv-08609 Document 1 Filed 09/11/25 Page 12 of 17 Page ID #:12

12 COMPLAINT 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 manufacture, use, offer for sale, and/or sale in the United States, or import into the United States, of plozasiran before the expiration of the ’333 patent. 45. FDA expects to make a decision as to whether to approve Arrowhead’s plozasiran NDA no later than November 18, 2025.22 46. On information and belief, following FDA approval, Arrowhead intends to and will immediately infringe the ’333 patent under 35 U.S.C. § 271(b) and/or (c) as a result of its activities relating to the manufacture, importation, offer for sale, sale, use, or promotion of use of plozasiran. 47. On information and belief, such conduct will contribute to and induce infringement of multiple claims of the ’333 patent. For example, such conduct will contribute to and induce infringement of at least claims 1-7, 9, 10, 14, 15, 18, 20-23 of the ’333 patent, literally and/or under the doctrine of equivalents. 48. For example, claims 1-3 of the ’333 Patent recite: 1. A method of treating or ameliorating lipoprotein lipase deficiency (LPLD) in an animal comprising administering a therapeutically effective amount of a compound comprising an ApoCIII specific inhibitor to the animal, wherein: administering the compound reduces a triglyceride level by at least 10%, thereby treating or ameliorating LPLD. 2. The method of claim 1, wherein the ApoCIII specific inhibitor comprises a nucleic acid capable of inhibiting the expression or activity of ApoCIII. 3. The method of claim 1, wherein the ApoCIII specific inhibitor comprises an antisense compound targeting ApoCIII. 49. Arrowhead has stated that it intends to market plozasiran in a manner that will induce or contribute to infringement of the ’333 patent. 22 Id. Case 2:25-cv-08609 Document 1 Filed 09/11/25 Page 13 of 17 Page ID #:13

13 COMPLAINT 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 50. Arrowhead has stated that it intends to market plozasiran as a method of treating or ameliorating LPLD in patients. For example, on January 17, 2025, Arrowhead issued a press release stating that “Arrowhead Pharmaceuticals, Inc. (NASDAQ: ARWR) today announced that the U.S. Food and Drug Administration (FDA) has accepted the New Drug Application (NDA) for investigational plozasiran for the treatment of familial chylomicronemia syndrome (FCS), a severe and rare genetic disease.”23 Arrowhead also has stated that “[t]he clinical basis of the NDA submission is comprised of the positive findings in the Phase 3 PALISADE study.” Arrowhead further described “the PALISADE study (NCT05089084)” as “a Phase 3 placebo controlled study to evaluate the efficacy and safety of plozasiran in adults with genetically confirmed or clinically diagnosed FCS.”24 LPLD is also known as FCS. 51. On information and belief, the prescribing information for plozasiran, once approved, will instruct physicians to administer plozasiran for the treatment of patients who have LPLD. 52. Plozasiran is an ApoCIII specific inhibitor. Arrowhead has stated that plozasiran is an “investigational RNA interference (RNAi) therapeutic designed to reduce production of apolipoprotein C-III (APOC3).”25 53. On information and belief, Arrowhead intends to market plozasiran with labeling/prescribing information that directs administration of a therapeutically effective amount of plozasiran to patients. On information and belief, the prescribing information for plozasiran, once approved, will instruct physicians to administer a therapeutically effective amount of plozasiran to patients. 54. On information and belief, Arrowhead intends to market plozasiran as a method of reducing a triglyceride level by at least 10%, thereby treating or ameliorating 23 Arrowhead Pharmaceuticals Announces Acceptance of New Drug Application by U.S. FDA of Plozasiran for the Treatment of Familial Chylomicronemia Syndrome, https://ir.arrowheadpharma.com/news-releases/news-release-details/arrowhead- pharmaceuticals-announces-acceptance-new-drug (Jan. 17, 2025) 24 Id. 25 Id. Case 2:25-cv-08609 Document 1 Filed 09/11/25 Page 14 of 17 Page ID #:14

14 COMPLAINT 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 FCS. For example, Arrowhead has stated that in its phase III PALISADE trial, “plozasiran achieved deep and durable reductions in triglycerides with a median change from baseline of 80% in the plozasiran 25 mg group.”26 On information and belief, administering plozasiran in accordance with Arrowhead’s label will reduce triglyceride levels by at least 10%, thereby treating or ameliorating LPLD. 55. Plozasiran is an ApoCIII specific inhibitor that comprises a nucleic acid capable of inhibiting the expression or activity of ApoCIII. In particular, Plozasiran is a type of nucleic acid called small-interfering RNA (“siRNA”) and Arrowhead has described plozasiran as an “investigational RNA interference (RNAi) therapeutic designed to reduce production of apolipoprotein C-III (APOC3).”27 56. Plozasiran is an ApoCIII specific inhibitor that comprises an antisense compound targeting ApoCIII. 57. On information and belief, Arrowhead has had knowledge of the ’333 patent for years. 58. There is no question that Arrowhead presently has knowledge of the ’333 patent which was identified in Ionis’s letter of September 3, 2025. Arrowhead acknowledged receipt of that letter on September 5, 2025. Furthermore, Arrowhead has knowledge of the ’333 patent by virtue of the filing of this Complaint. 59. Arrowhead knows (or at the very least is willfully blind to the fact) that use of plozasiran will infringe the ’333 patent. 60. Arrowhead has an affirmative intent to actively induce infringement by others of one or more claims of the ’333 patent. On information and belief, Arrowhead’s proposed labeling for plozasiran will instruct medical practitioners and/or patients to administer and/or use plozasiran in a manner that infringes one or more claims of the ’333 patent. 26 Id. 27 Id. Case 2:25-cv-08609 Document 1 Filed 09/11/25 Page 15 of 17 Page ID #:15

15 COMPLAINT 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 61. On information and belief, Arrowhead has not, in its current application to the FDA, sought approval of plozasiran for any use other than one that infringes the ̓ 333 patent, and plozasiran therefore has no substantial non-infringing use. 62. On information and belief, Arrowhead knows or should know that it will aid and abet another’s direct infringement of at least one of the claims of the ’333 patent at least by recommending such infringing acts in its labeling for plozasiran. 63. In view of Arrowhead’s submission of its NDA and the FDA’s response date of November 18, 2025, an actual controversy has arisen and now exists between the parties concerning whether Arrowhead will infringe by actively inducing and/or contributing to the infringement of one or more claims of the ’333 patent. 64. Ionis is entitled to a declaration that commercial marketing of plozasiran before the expiration of the ’333 patent would actively induce or contribute to the infringement of one or more claims of the ’333 patent, making Arrowhead liable for infringement under 35 U.S.C. § 271(b) and/or (c). 65. Upon launch of plozasiran, as a consequence of Arrowhead’s infringement of the ’333 patent, Ionis will suffer monetary damages in an amount not yet determined, but that includes lost profits from foregone sales of Tryngolza®, and/or a reasonable royalty. PRAYER FOR RELIEF WHEREFORE, Ionis requests the following relief: (a) A declaration that the commercial manufacture, use, offer for sale, and/or sale in the United States, or import into the United States, of plozasiran before the expiration of the ’333 patent Arrowhead will induce and/or contribute to the infringement of the ’333 patent; (b) If Arrowhead markets plozasiran, that judgment be entered that Arrowhead has infringed one or more of claims of the ’333 patent through the offer for sale and/or sale in the United States, or import into the United States of plozasiran before the expiration of the ’333 patent. Case 2:25-cv-08609 Document 1 Filed 09/11/25 Page 16 of 17 Page ID #:16

16 COMPLAINT 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 (c) If Arrowhead markets plozasiran, that Ionis be awarded damages in an amount sufficient to compensate them for Arrowhead’s infringement of the ’333 patent, together with prejudgment and post-judgment interest and costs under 35 U.S.C. § 284. (d) If Arrowhead markets plozasiran, that Ionis be awarded enhanced damages pursuant to 35 U.S.C. § 284 for Arrowhead’s willful infringement of the ’333 patent; (e) A declaration that this is an exceptional case and an award of attorneys’ fees, pursuant to 35 U.S.C. § 285; (f) An award of Ionis’s costs and expenses in this action; and (g) Such further relief as this Court may deem just and proper. JURY TRIAL DEMANDED Plaintiff hereby demands a trial by jury. Dated: September 11, 2025 Respectfully submitted, /s/ Matthew Donald Umhofer UMHOFER, MITCHELL & KING LLP Matthew Donald Umhofer Margaret E. Dayton Attorneys for Plaintiff Ionis Pharmaceuticals Of Counsel: WILLIAMS & CONNOLLY LLP Jessamyn Berniker (pro hac vice forthcoming) Thomas S. Fletcher (SBN 262693) Kathryn S. Kayali (pro hac vice forthcoming) Michael X. Liu (pro hac vice forthcoming) 680 Maine Avenue, SW Washington, DC 20024 (202) 434-5000 jberniker@wc.com tfletcher@wc.com kkayali@wc.com mliu@wc.com Case 2:25-cv-08609 Document 1 Filed 09/11/25 Page 17 of 17 Page ID #:17

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Case 2:25-cv-08609 Document1-2 Filed 09/11/25 Page2of50 Page ID #:67 4 O N ! Ss Brett P. Monia, PhD Chief Executive Officer Via Email and Federal Express Overnight Delivery September 3, 2025 Patrick O’Brien, PharmD General Counsel Arrowhead Pharmaceuticals, Inc. 177 East Colorado Boulevard, Ste 700 Pasadena, CA 91105 Re: Infringement of U.S. Patent No. 9,593,333 Dear Dr. O’Brien, As you know, scientists at Ionis Pharmaceuticals have devoted many years designing apolipoprotein C-III inhibitors and researching their uses to improve the lives of patients. The United States Patent & Trademark Office granted Ionis patents in recognition of that important work, including U.S. Pat. No. 9,593,333, entitled Modulation of Apolipoprotein C-III (ApoCIII) Expression in Lipoprotein Lipase Deficient (LPLD) Populations. While we believe you already have a copy of this patent in view of the warnings you made to your investors, please find attached a courtesy copy as Exhibit A. The ’333 patent was issued by the United States Patent & Trademark Office in recognition of Ionis’s important invention of using apolipoprotein C-III inhibitors to treat people living with familial chylomicronemia syndrome (“FCS”). The United States Constitution gives to inventors like Ionis the right to practice their patented inventions, and that right is exclusive. Nevertheless, Arrowhead Pharmaceuticals, Inc. announced publicly that it is seeking regulatory approval of plozasiran, a “therapeutic designed to reduce production of apolipoprotein C-II (APOC3),” “for the treatment of familial chylomicronemia syndrome (FCS).”! If approved, the manufacture, importation, offer for sale, sale, use, or promotion of use of plozasiran would contribute to and induce infringement of the ’333 patent, including claims 1-7, 9, 10, 14, 15, 18, 20-23. ! https://ir.arrowheadpharma.com/news-releases/news-release-details/arrowhead- pharmaceuticals-announces-acceptance-new-drug ionispharma.com 2855 Gazelle Court Carlsbad, CA 92010 (760) 931-9200 ase 09 c ent 1-2 il / 1/25 2 of 50 ge : 7

Case 2:25-cv-08609 Document1-2 Filed 09/11/25 Page3of50 Page ID #:68 | O Reg | Ss Brett P. Monia, PhD Chief Executive Officer Ionis is proud that its innovative research, as reflected in the ’333 patent, is playing an important role in helping FCS patients, and Ionis expects that its intellectual property will be respected. Arrowhead’s blatant disregard of Ionis’s patent rights is unacceptable. Arrowhead’s apparent decision to move forward with commercializing plozasiran in the face of the ’333 patent is in direct contravention of the patent laws of this country and will cause Ionis serious and irreparable harm. Unless we are able to resolve this dispute first, lonis intends to seek relief for Arrowhead’s blatant patent infringement by filing suit against Arrowhead in the United States District Court for the Central District of California on September 11, 2025 to enforce its patent rights. Ionis remains open to constructive dialogue, but if we do not hear from you promptly, we will move forward with enforcement of the °333 patent. Sincerely, Cutz _ Brett P. Monia, Ph.D. CEO, Ionis Pharmaceuticals cc: Jessamyn S. Berniker, Williams & Connolly LLP Exhibit A: the °333 Patent ionispharma.com 2855 Gazelle Court Carlsbad, CA 92010 (760) 931-9200 ase 09 c ent 1-2 il / 1/25 3 of 50 ge : 8

(12) United States Patent Alexander et al. (54) MODULATION OF APOLIPOPROTEIN C-III (APOCIII) EXPRESSION IN LIPOPROTEIN LIPASE DEFICIENT (LPLD) POPULATIONS (71) Applicant: Ionis Pharmaceuticals, Inc., Carlsbad, CA (US) (72) Inventors: Veronica J. Alexander, San Diego, CA (US); Nicholas J. Viney, Carlsbad, CA (US); Joseph L. Witztum, San Diego, CA (US) (73) Assignee: Ionis Pharmaceuticals, Inc., Carlsbad, CA (US) ( *) Notice: Subject to any disclaimer, the term of this patent is extended or adjusted under 35 U.S.c. 154(b) by 0 days. (21) Appl. No.: 141768,180 (22) PCT Filed: Feb. 14, 2014 (86) PCTNo.: PCT IUS2014/016546 § 371 (c)(1), (2) Date: Aug. 14, 2015 (87) PCT Pub. No.: W020141127268 PCT Pub. Date: Aug. 21, 2014 (65) (60) (51) (52) Prior Publication Data US 2015/0376614 Al Dec. 31, 2015 Related U.S. Application Data Provisional application No. 611764,969, filed on Feb. 14, 2013, provisional application No. 611880,779, filed on Sep. 20, 2013. Int. Cl. C12N 15111 C12N 151113 A61K 3117088 A61K 45106 U.S. Cl. (2006.01) (2010.01) (2006.01) (2006.01) CPC ........ C12N 151113 (2013.01); A61K 3117088 (2013.01); A61K 45106 (2013.01); C12N 2310111 (2013.01); C12N 2310/315 (2013.01); C12N 2310/322 (2013.01); C12N 2310/3341 (2013.01); C12N 2310/341 (2013.01); C12N 2310/346 (2013.01); C12N 2320/30 (2013.01) (58) Field of Classification Search None See application file for complete search history. (56) References Cited U.S. PATENT DOCUMENTS 4,981,957 A 111991 Lebleu et al. 5,118,800 A 611992 Smith et al. 5,319,080 A 611994 Leumann 5,359,044 A 1011994 Cook et al. 5,393,878 A 211995 Leumann 111111 1111111111111111111111111111111111111111111111111111111111111 US009593333B2 (10) Patent No.: US 9,593,333 B2 Mar. 14,2017 (45) Date of Patent: WO WO 5,446,137 A 8/1995 Maag et al. 5,466,786 A 1111995 Buhr et al. 5,514,785 A 5/1996 Van Ness et al. 5,519,134 A 5/1996 Acevedo et al. 5,567,811 A 10/1996 Misiura et al. 5,576,427 A 1111996 Cook et al. 5,591,722 A 111997 Montgomery et al. 5,597,909 A 111997 Urdea et al. 5,610,300 A 3/1997 Altmann et al. 5,627,053 A 5/1997 Usman et al. 5,639,873 A 6/1997 Barascut et al. 5,646,265 A 7/1997 McGee 5,670,633 A 9/1997 Cook et al. 5,700,920 A 12/1997 Altmann et al. 5,792,847 A 8/1998 Buhr et al. 5,801,154 A 9/1998 Baracchini et al. 6,268,490 Bl 7/2001 Imanishi et al. 6,525,191 Bl 212003 Ramasamy 6,582,908 B2 6/2003 Fodor et al. 6,600,032 Bl 7/2003 Manoharan et al. 6,670,461 Bl 1212003 Nielsen et al. 6,673,661 Bl 112004 Liu et al. 6,770,748 B2 8/2004 Imanishi et al. 6,794,499 B2 912004 Wengel et al. 7,034,133 B2 4/2006 Wengel et al. (Continued) FOREIGN PATENT DOCUMENTS WO 99114226 WO 00/63364 311999 10/2000 (Continued) OTHER PUBLICATIONS Sugandhan et ai, Familial Chylomicronemia Syndrome, 2007, Pedi atric Dermatology, vol. 24, No.3, p. 323-325.* "Executive Surmnary of the Third Report of the National Choles terol Education Program (NCEP) Expert Panel on Detection, Evalu ation, and Treatment of High Blood Cholesterol in Adults (Adult Treatment Panel III) " JAMA (2001) 285:2486-2497. ADA "Standards of Medical Care in Diabetes-2008" Diabetes Care (2008) 31: SI2-S54. Albaek et aI., "Analogues of a Locked Nucleic Acid with Three Carbon 2',4'-Linkages: Synthesis by Ring-Closing Metathesis and Influence of Nucleic Acid Duplex Stability" J. Org. Chern. (2006) 71:7731-7740. Allshire, "Molecular biology. RNAi and heterochromatin-a hushed-up affair." Science (2002) 297(5588): 1818-1819. Altmann et al., "Second Generation Antisense Oligonucleotides Inhibitionof PKCO. and c-RAF Kinase Expression by Chimeric Oligonucleotides Incorporating 6' -SubstitutedCarbocyclic Nucleosides and 2'-O-Ethylene Glycol Substituted Ribonucleosides" Nucleosides Nucleotides (1997) 16: 917-926. (Continued) Primary Examiner - Kate Poliakova-Georgantas (74) Attorney, Agent, or Firm - Ionis Pharmaceuticals, Inc. Patent Dept. (57) ABSTRACT Provided are methods, compounds, and compositions for reducing expression of ApoCIII mRNA and protein for treating, preventing, delaying, or ameliorating Fredrickson Type I dyslipidemialFCS/LPLD, in a patient. Such methods, compounds, and compositions increase HDL levels and/or improving the ratio of TG to HDL and reducing plasma lipids and plasma glucose in the patient, and are useful to treat, prevent, delay, or ameliorate anyone or more of pancreatitis, cardiovascular disease, metabolic disorder, and associated symptoms. 23 Claims, No Drawings Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 4 of 50 Page ID #:69

US 9,593,333 B2 Page 2 (56) References Cited u.s. PATENT DOCUMENTS 7,053,207 B2 5/2006 Wengel 7,399,845 B2 7/2008 Seth et al. 7,598,227 B2 1012009 Crooke et al. 7,741,457 B2 6/2010 Seth et al. 7,750,141 B2 7/2010 Crooke et al. 8,530,439 B2 912013 Crooke et al. 9,157,082 B2 10/2015 Mullick et al. 200110053519 Al 1212001 Fodor et al. 2003/0228597 Al 1212003 Cowsert et al. 2004/0171570 Al 912004 Allerson et al. 2004/0208856 Al * 1012004 Crooke C12N 15/113 424/93.21 2005/0130923 Al 6/2005 Bhat et al. 2007/0031844 Al 212007 Khvorova et al. 2007/0287831 Al 1212007 Seth et al. 2008/0039618 Al 212008 Allerson et al. 201110060030 Al 3/2011 Crooke et al. 201210270929 Al 1012012 Crooke et al. 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US 9,593,333 B2 1 MODULATION OF APOLIPOPROTEIN C-III (APOCIII) EXPRESSION IN LIPOPROTEIN LIPASE DEFICIENT (LPLD) POPULATIONS CROSS REFERENCED TO RELATED APPLICATIONS This application is a U.S. National Phase filing under 35 U.S.c. §371 claiming priority to International Serial No. PCTIUS2014/016546 filed Feb. 14, 2014, which claims priority to U.S. Provisional Application No. 611880,779, filed Sep. 20, 2013, and U.S. Provisional Application No. 611764,969, filed Feb. 14, 2013, each of which is incorpo rated herein by reference in its entirety. SEQUENCE LISTING The present application is being filed along with a Sequence Listing in electronic format. The Sequence Listing is provided as a file entitled BIOL0218USASEQ_ST25.txt, created on Aug. 13, 2015 which is 16 Kb in size. The information in the electronic format of the sequence listing is incorporated herein by reference in its entirety. FIELD OF THE INVENTION Provided herein are methods, compounds, and composi tions for reducing expression of Apolipoprotein C-III (ApoCIII) mRNA and protein, reducing triglyceride levels and increasing high density lipoprotein (HDL) levels or HDL activity in Fredrickson Type I dyslipidemia patients. Also, provided herein are compounds and compositions for use in treating Fredrickson Type I dyslipidemia or associated disorders thereof. BACKGROUND Lipoproteins are globular, micelle-like particles that con sist of a non-polar core of acylglycerols and cholesteryl esters surrounded by an amphiphilic coating of protein, phospholipid and cholesterol. Lipoproteins have been clas sified into five broad categories on the basis of their func tional and physical properties: chylomicrons, very low den sity lipoproteins (VLDL), intermediate density lipoproteins (IDL), low density lipoproteins (LDL), and high density lipoproteins (HDL). Chylomicrons transport dietary lipids from intestine to tissues. VLDLs, IDLs and LDLs all trans port triacylglycerols and cholesterol from the liver to tissues. HDLs transport endogenous cholesterol from tissues to the liver Apolipoprotein C-III (also called APOC3, APOC-III, ApoCIII, and APO C-III) is a constituent of HDL and of triglyceride (TG)-rich lipoproteins. Elevated ApoCIII is associated with elevated TG levels and diseases such as cardiovascular disease, metabolic syndrome, obesity and diabetes (Chan et aI., Int J Clin Pract, 2008, 62:799-809; Onat et at., Atherosclerosis, 2003, 168:81-89; Mendivil et aI., Circulation, 2011, 124:2065-2072; Mauger et aI., J. Lipid Res, 2006. 47: 1212-1218; Chan et aI., Clin. Chern, 2002. 278-283; Ooi et aI., Clin. Sci, 2008. 114: 611-624; Davidsson et aI., J. Lipid Res. 2005. 46: 1999-2006; Sacks et aI., Circulation, 2000. 102: 1886-1892; Lee et aI., Arte rioscler Thrornb Vasc Bioi, 2003. 23: 853-858). ApoCIII slows clearance ofTG-rich lipoproteins by inhibiting lipoly sis, both through inhibition of lipoprotein lipase (LPL) and by interfering with lipoprotein binding to cell-surface gly cosaminoglycan matrix (Shachter, Curro Opin. Lipidol, 2 2001, 12, 297-304). As ApoCIII inhibits LPL leading to a decrease in lipolysis of TGs, it would be unexpected that inhibition of ApoCIII would have a beneficial effect in LPL deficient (LPLD) subjects. LPLD is characterized by the inability of affected indi viduals to produce functionally active LPL. LPL is mainly produced in skeletal muscle, fat tissue, and heart muscle and has multiple key functions, among which is the catabolism of TG-rich lipoproteins (e.g. VLDL) and chylomicrons 10 (CM). Off-loading TG from CM (and VLDL) normally protects against excessive postprandial rise in CM mass and TG. In LPLD, LPL is dysfunctional and more than 12 hours after meals hyperTG and chylomicronaemia are still present and visible as lipemia. 15 The Fredrickson system is used to classify primary (ge- netic) causes of dyslipidemia such as hypertriglyceridemia in patients. Fredrickson Type I (also known as LPLD or Familial Chylomicronemia Syndrome (FCS)) is usually caused by mutations of either the LPL gene, or of the gene's 20 cofactor ApoC-II, resulting in the inability of affected indi viduals to produce functionally active LPL (i.e. LPLD). Patients have mutations that are either homozygous (having the same mutation on each allele) or compound heterozy gous (having different mutations on each allele). The preva- 25 lence is approximately 1 in 1,000,000 in the general popu lation and much higher in South Africa and Eastern Quebec as a result of a founder effect. Currently, Fredrickson Type I, FCS, LPLD, patients respond minimally, or not at all, to TG-lowering drugs such 30 as statins, fibrates and nicotinic acid (Tremblay et aI., J Clin Lipidol, 2011, 5:37-44; Brisson et aI., Pharmacogenet Genom, 2010, 20:742-747). Clinical management of Fre drickson Type I, FCS, LPLD, patients generally consist of severe reduction in all dietary fat to much less than 20% of 35 caloric intake and the use of medium-chain TG, which are absorbed via the portal system and therefore do not directly enter into plasma. Such a life-long dietary regimen presents significant compliance issues for patients. Even when patients are compliant to the diet and are tightly followed in 40 a lipid clinic by a dietician and a medical team, TGs often do not decrease below the threshold of increased pancreatitis risk. Recently, a gene therapy product (Glybera®) has been approved in Europe for treating adult LPLD patients suffer ing from severe or multiple pancreatitis attacks despite 45 dietary fat restrictions. Patients treated with Glybera® require administration of an immunosuppressive drug prior to and following Glybera® treatment. Glybera® will only be offered through dedicated centers with expertise in treating LPLD and by specially trained doctors to ensure ongoing 50 safety of the treatment (http://www.uniqure.com/products/ glybera/). Accordingly, there is still a need to provide patients with Fredrickson Type I dyslipidemia, FCS, LPLD, novel treat ment options. Antisense technology is emerging as an effec- 55 tive means for reducing the expression of certain gene products and may prove to be uniquely useful in a number of therapeutic, diagnostic, and research applications for the modulation of ApoCIII. We have previously disclosed com positions and method for inhibiting ApoCIII by antisense 60 compounds in US 20040208856 (U.S. Pat. No. 7,598,227), US 20060264395 (U.S. Pat. No. 7,750,141), WO 2004/ 093783 and WO 20121149495, all incorporated-by-refer ence herein. An antisense oligonucleotide targeting ApoCIII has been tested in a Phase I clinical trial and was shown to 65 be safe. Currently, an antisense oligonucleotide targeting ApoCIII is in Phase II clinical trials to assess its effective ness in the treatment of diabetes or hypertriglyceridemia. Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 8 of 50 Page ID #:73

US 9,593,333 B2 3 SUMMARY OF THE INVENTION Certain embodiments provide a method of treating, pre venting, delaying or ameliorating Fredrickson Type I dys lipidemia, FCS, LPLD, comprising administering a thera peutically effective amount of a compound comprising an ApoCIII specific inhibitor to the animal. Certain embodi ments provide an ApoCIII specific inhibitor for use in treating, preventing, delaying or ameliorating Fredrickson Type I dyslipidemia, FCS, LPLD. Certain embodiments provide a method of reducing tri glyceride levels in an animal with Fredrickson Type I dyslipidemia, FCS, LPLD, comprising administering a therapeutically effective amount of a compound comprising an ApoCIII specific inhibitor to the animal. Certain embodiments provide a method of increasing HDL levels and/or improving the ratio of TG to HDL in an animal with Fredrickson Type I dyslipidemia, FCS, LPLD, comprising administering a therapeutically effective amount of a compound comprising an ApoCIII specific inhibitor to the animal. Certain embodiments provide a method of preventing, delaying or ameliorating a cardiovascular and/or metabolic disease, disorder, condition, or symptom thereof, in an animal with Fredrickson Type I dyslipidemia, FCS, LPLD, comprising administering a therapeutically effective amount of a compound comprising an ApoCIII specific inhibitor to the animal. Certain embodiments provide a method of preventing, delaying or ameliorating pancreatitis, or symptom thereof, in an animal with Fredrickson Type I dyslipidemia, FCS, LPLD, comprising administering a therapeutically effective amount of a compound comprising an ApoCIII specific inhibitor to the animal. In certain embodiments, the ApoCIII specific inhibitor is a nucleic acid, peptide, antibody, small molecule or other agent capable of inhibiting the expression of ApoCIII. In certain embodiments, the nucleic acid is an antisense com pound. In certain embodiments, the antisense compound is an oligonucleotide targeting ApoCIII. In certain embodi ments, the oligonucleotide is a modified oligonucleotide targeting ApoCIII. In certain embodiments, the modified oligonucleotide has a nucleobase sequence comprising at least 8 contiguous nucleobases of a nucleobase sequence of SEQ ID NO: 3. In certain embodiments, the modified oligonucleotide consists of the nucleobase sequence of SEQ ID NO: 3. Certain embodiments provide a method of reducing tri glyceride levels in an animal with Fredrickson Type I dyslipidemia, FCS, LPLD, comprising administering to the animal a therapeutically effective amount of a compound comprising a modified oligonucleotide having the sequence of SEQ ID NO: 3 wherein the modified oligonucleotide comprises: a gap segment consisting of 10 linked deoxy nucleosides, a 5' wing segment consisting of 5 linked nucleosides, and a 3' wing segment consisting 5 linked nucleosides; wherein the gap segment is positioned imme diately adjacent to and between the 5' wing segment and the 4 otide having the sequence of SEQ ID NO: 3 wherein the modified oligonucleotide comprises: a gap segment consist ing of 10 linked deoxynucleosides, a 5' wing segment consisting of 5 linked nucleosides, and a 3' wing segment consisting 5 linked nucleosides; wherein the gap segment is positioned immediately adjacent to and between the 5' wing segment and the 3' wing segment, wherein each nucleoside of each wing segment comprises a 2'-0-methoxyethyl sugar, wherein each cytosine is a 5-methylcytosine, and wherein 10 each internucleoside linkage is a phosphorothioate linkage. Certain embodiments provide a method of preventing, delaying or ameliorating a cardiovascular and/or metabolic disease, disorder, condition, or symptom thereof, in an animal with Fredrickson Type I dyslipidemia, FCS, LPLD, 15 by administering to the animal a therapeutically effective amount of a compound comprising a modified oligonucle otide having the sequence of SEQ ID NO: 3 wherein the modified oligonucleotide comprises: a gap segment consist ing of 10 linked deoxynucleosides, a 5' wing segment 20 consisting of 5 linked nucleosides, and a 3' wing segment consisting 5 linked nucleosides; wherein the gap segment is positioned immediately adjacent to and between the 5' wing segment and the 3' wing segment, wherein each nucleoside of each wing segment comprises a 2'-0-methoxyethyl sugar, 25 wherein each cytosine is a 5-methylcytosine, and wherein each internucleoside linkage is a phosphorothioate linkage. Certain embodiments provide a method of preventing, delaying or ameliorating pancreatitis or symptom thereof, in an animal with Fredrickson Type I dyslipidemia, FCS, 30 LPLD, by administering to the animal a therapeutically effective amount of a compound comprising a modified oligonucleotide having the sequence of SEQ ID NO: 3 wherein the modified oligonucleotide comprises: a gap segment consisting of 10 linked deoxynucleosides, a 5' wing 35 segment consisting of 5 linked nucleosides, and a 3' wing segment consisting 5 linked nucleosides; wherein the gap segment is positioned immediately adjacent to and between the 5' wing segment and the 3' wing segment, wherein each nucleoside of each wing segment comprises a 2'-0- 40 methoxyethyl sugar, wherein each cytosine is a 5-methyl cytosine, and wherein each internucleoside linkage is a phosphorothioate linkage. In certain embodiments, the ApoCIII specific inhibitor is a nucleic acid, peptide, antibody, small molecule or other 45 agent capable of inhibiting the expression of ApoCIII. In certain embodiments, the nucleic acid is an antisense com pound targeting ApoCIII. In certain embodiments, the anti sense compound is an antisense oligonucleotide. In certain embodiments, the antisense oligonucleotide is a modified 50 oligonucleotide. In certain embodiments, the modified oli gonucleotide has a nucleobase sequence comprising at least 8 contiguous nucleobases of ISIS 304801, AGCTTCTT GTCCAGCTTTAT (SEQ ID NO: 3). In certain embodi ments, the modified oligonucleotide is at least 70%, at least 55 75%, at least 80%, at least 85%, at least 90%, at least 95%, at least 98% or at least 100% complementary to SEQ ID NO: 1, SEQ ID NO: 2 or SEQ ID NO: 4. 3' wing segment, wherein each nucleoside of each wing segment comprises a 2'-0-methoxyethyl sugar, wherein 60 each cytosine is a 5-methylcytosine, and wherein each internucleoside linkage is a phosphorothioate linkage. DETAILED DESCRIPTION OF THE INVENTION It is to be understood that both the foregoing general description and the following detailed description are exem plary and explanatory only and are not restrictive of the invention, as claimed. Herein, the use of the singular includes the plural unless specifically stated otherwise. As used herein, the use of "or" means "and/or" unless stated Certain embodiments provide a method of increasing HDL levels and/or improving the ratio of TG to HDL in an animal with Fredrickson Type I dyslipidemia, FCS, LPLD, 65 by administering to the animal a therapeutically effective amount of a compound comprising a modified oligonucle- Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 9 of 50 Page ID #:74

US 9,593,333 B2 5 otherwise. Furthermore, the use of the term "including" as well as other forms, such as "includes" and "included", is not limiting. Also, terms such as "element" or "component" encompass both elements and components comprising one unit and elements and components that comprise more than one subunit, unless specifically stated otherwise. The section headings used herein are for organizational purposes only and are not to be construed as limiting the subject matter described. All documents, or portions of documents, cited in this application, including, but not 10 limited to, patents, patent applications, articles, books, and treatises, are hereby expressly incorporated by reference for the portions of the document discussed herein, as well as in their entirety. 6 composition, in the same dosage form, or by the same route of administration. The effects of both agents need not manifest themselves at the same time. The effects need only be overlapping for a period of time and need not be coextensive. "Administering" means providing a pharmaceutical agent to an individual, and includes, but is not limited to admin istering by a medical professional and self-administering. "Agent" means an active substance that can provide a therapeutic benefit when administered to an animal. "First Agent" means a therapeutic compound of the invention. For example, a first agent can be an antisense oligonucleotide targeting ApoCIII. "Second agent" means a second thera peutic compound of the invention (e.g. a second antisense DEFINITIONS 15 oligonucleotide targeting ApoCIII) and/or a non-ApoCIII therapeutic compound. "Amelioration" refers to a lessening of at least one indicator, sign, or symptom of an associated disease, disor der, or condition. The severity of indicators may be deter- 20 mined by subjective or objective measures, which are known to those skilled in the art. Unless specific definitions are provided, the nomenclature utilized in connection with, and the procedures and tech niques of, analytical chemistry, synthetic organic chemistry, and medicinal and pharmaceutical chemistry described herein are those well known and commonly used in the art. Standard techniques may be used for chemical synthesis, and chemical analysis. Where permitted, all patents, appli cations, published applications and other publications, 25 GENBANK Accession Numbers and associated sequence information obtainable through databases such as National Center for Biotechnology Information (NCB!) and other data referred to throughout in the disclosure herein are incorporated by reference for the portions of the document 30 discussed herein, as well as in their entirety. Unless otherwise indicated, the following terms have the following meanings: "Animal" refers to a human or non-human animal, includ ing, but not limited to, mice, rats, rabbits, dogs, cats, pigs, and non-human primates, including, but not limited to, monkeys and chimpanzees. "Antisense activity" means any detectable or measurable activity attributable to the hybridization of an antisense compound to its target nucleic acid. In certain embodiments, antisense activity is a decrease in the amount or expression of a target nucleic acid or protein encoded by such target nucleic acid. "Antisense compound" means an oligomeric compound "2'-0-methoxyethyl" (also 2'-MOE, 2'-0(CH2)2-0CH3 and 2'-0-(2-methoxyethyl)) refers to an O-methoxy-ethyl 35 modification of the 2' position of a furosyl ring. A 2'-0- methoxyethyl modified sugar is a modified sugar. that is capable of undergoing hybridization to a target nucleic acid through hydrogen bonding. Examples of anti sense compounds include single-stranded and double stranded compounds, such as, antisense oligonucleotides, siRNAs, shRNAs, ssRNAi and occupancy-based com pounds. "2'-0-methoxyethyl nucleotide" means a nucleotide com prising a 2'-0-methoxyethyl modified sugar moiety. "3' target site" refers to the nucleotide of a target nucleic 40 acid which is complementary to the 3'-most nucleotide of a particular antisense compound. "Antisense inhibition" means the reduction of target nucleic acid levels or target protein levels in the presence of an antisense compound complementary to a target nucleic acid compared to target nucleic acid levels or target protein levels in the absence of the antisense compound. "5' target site" refers to the nucleotide of a target nucleic acid which is complementary to the 5'-most nucleotide of a particular antisense compound. "5-methylcytosine" means a cytosine modified with a methyl group attached to the 5 position. A 5-methylcytosine is a modified nucleobase. "About" means within ±1O% of a value. For example, if "Antisense oligonucleotide" means a single-stranded oli- 45 gonucleotide having a nucleobase sequence that permits hybridization to a corresponding region or segment of a target nucleic acid. As used herein, the term "antisense oligonucleotide" encompasses pharmaceutically acceptable derivatives of the compounds described herein. "ApoA5", "Apolipoprotein A-V" or "ApoA-V" means any nucleic acid or protein sequence encoding ApoA5. it is stated, "a marker may be increased by about 50%", it is 50 implied that the marker may be increased between 45%- 55%. "ApoCII", "Apolipoprotein C-II" or "ApoC2" means any nucleic acid or protein sequence encoding ApoCII. The ApoCII protein is a component of chylomicrons and VLDL 55 particles and activates LPL to hydrolyze TGs. "Active pharmaceutical agent" means the substance or substances in a pharmaceutical composition that provide a therapeutic benefit when administered to an individual. For example, in certain embodiments an antisense oligonucle otide targeted to ApoCIII is an active pharmaceutical agent. "Active target region" or "target region" means a region to which one or more active antisense compounds is tar geted. "Active antisense compounds" means antisense com pounds that reduce target nucleic acid levels or protein levels. "Administered concomitantly" refers to the co-adminis tration of two agents in any manner in which the pharma cological effects of both are manifest in the patient at the same time. Concomitant administration does not require that both agents be administered in a single pharmaceutical "ApoCIII", "Apolipoprotein C-III" or "ApoC3" means any nucleic acid or protein sequence encoding ApoCIII. For example, in certain embodiments, an ApoCIII includes a DNA sequence encoding ApoCIII, a RNA sequence tran- 60 scribed from DNA encoding ApoCIII (including genomic DNA comprising introns and exons), a mRNA sequence encoding ApoCIII, or a peptide sequence encoding ApoCIII. "ApoCIII specific inhibitor" refers to any agent capable of specifically inhibiting the expression of ApoCIII mRNA 65 and/or the expression or activity of ApoCIII protein at the molecular level. For example, ApoCIII specific inhibitors include nucleic acids (including antisense compounds), pep- Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 10 of 50 Page ID #:75

US 9,593,333 B2 7 tides, antibodies, small molecules, and other agents capable of inhibiting the expression of ApoCIII mRNA and/or ApoCIII protein. In certain embodiments, the nucleic acid is an antisense compound. In certain embodiments, the anti sense compound is a an oligonucleotide targeting ApoCIII. 8 "Co-administration" means administration of two or more agents to an individual. The two or more agents can be in a single pharmaceutical composition, or can be in separate pharmaceutical compositions. Each of the two or more agents can be administered through the same or different routes of administration. Co-administration encompasses parallel or sequential administration. "Complementarity" means the capacity for pairing between nucleobases of a first nucleic acid and a second 10 nucleic acid. In certain embodiments, complementarity between the first and second nucleic acid can be between In certain embodiments, the oligonucleotide targeting ApoCIII is a modified oligonucleotide targeting ApoCIII. In certain embodiments, the oligonucleotide targeting ApoCIII has a sequence as shown in SEQ ID NO: 3 or another sequence, for example, such as those disclosed in U.S. Pat. No. 7,598,227, U.S. Pat. No. 7,750,141, PCT Publication WO 2004/093783 or WO 20121149495, all incorporated by-reference herein. In certain embodiments, by specifically modulating ApoCIII mRNA level and/or ApoCIII protein 15 expression, ApoCIII specific inhibitors may affect compo nents of the lipogenic pathway. Similarly, in certain embodi ments, ApoCIII specific inhibitors may affect other molecu- lar processes in an animal. "ApoCIII mRNA" means a mRNA encoding an ApoCIII 20 protein. "ApoCIII protein" means any protein sequence encoding ApoCIII. "Atherosclerosis" means a hardening of the arteries affecting large and medium-sized arteries and is character- 25 ized by the presence of fatty deposits. The fatty deposits are called "atheromas" or "plaques," which consist mainly of cholesterol and other fats, calcium and scar tissue, and damage the lining of arteries. "Bicyclic sugar" means a furosyl ring modified by the 30 bridging of two non-geminal ring atoms. A bicyclic sugar is a modified sugar. "Bicyclic nucleic acid" or "BNA" refers to a nucleoside or nucleotide wherein the furanose portion of the nucleoside or nucleotide includes a bridge connecting two carbon atoms 35 on the furanose ring, thereby forming a bicyclic ring system. "Cap structure" or "terminal cap moiety" means chemical modifications, which have been incorporated at either ter minus of an antisense compound. "Cardiovascular disease" or "cardiovascular disorder" 40 refers to a group of conditions related to the heart, blood vessels, or the circulation. Examples of cardiovascular dis eases include, but are not limited to, aneurysm, angina, arrhythmia, atherosclerosis, cerebrovascular disease (stroke), coronary heart disease, hypertension, dyslipidemia, 45 hyperlipidemia, hypertriglyceridemia and hypercholester olemia. "Chemically distinct region" refers to a region of an antisense componnd that is in some way chemically different than another region of the same antisense compound. For 50 example, a region having 2'-O-methoxyethyl nucleotides is chemically distinct from a region having nucleotides without 2'-O-methoxyethyl modifications. two DNA strands, between two RNA strands, or between a DNA and an RNA strand. In certain embodiments, some of the nucleobases on one strand are matched to a complemen tary hydrogen bonding base on the other strand. In certain embodiments, all of the nucleobases on one strand are matched to a complementary hydrogen bonding base on the other strand. In certain embodiments, a first nucleic acid is an antisense componnd and a second nucleic acid is a target nucleic acid. In certain such embodiments, an antisense oligonucleotide is a first nucleic acid and a target nucleic acid is a second nucleic acid. "Contiguous nucleobases" means nucleobases immedi ately adjacent to each other. "Constrained ethyl" or "cEt" refers to a bicyclic nucleo side having a furanosyl sugar that comprises a methyl (methyleneoxy) (4'-CH(CH3)---O-2') bridge between the 4' and the 2' carbon atoms. "Cross-reactive" means an oligomeric compound target ing one nucleic acid sequence can hybridize to a different nucleic acid sequence. For example, in some instances an antisense oligonucleotide targeting human ApoCIII can cross-react with a murine ApoCIII. Whether an oligomeric compound cross-reacts with a nucleic acid sequence other than its designated target depends on the degree of comple mentarity the compound has with the non-target nucleic acid sequence. The higher the complementarity between the oligomeric compound and the non-target nucleic acid, the more likely the oligomeric compound will cross-react with the nucleic acid. "Cure" means a method that restores health or a pre scribed treatment for an illness. "Coronary heart disease (CHD)" means a narrowing of the small blood vessels that supply blood and oxygen to the heart, which is often a result of atherosclerosis. "Deoxyribonucleotide" means a nucleotide having a hydrogen at the 2' position of the sugar portion of the nucleotide. Deoxyribonucleotides may be modified with any of a variety of substituents. "Diabetes mellitus" or "diabetes" is a syndrome charac- terized by disordered metabolism and abnormally high blood sugar (hyperglycemia) resulting from insufficient lev els of insulin or reduced insulin sensitivity. The character istic symptoms are excessive urine production (polyuria) "Chimeric antisense compound" means an antisense com ponnd that has at least two chemically distinct regions. 55 due to high blood glucose levels, excessive thirst and increased fluid intake (polydipsia) attempting to compensate for increased urination, blurred vision due to high blood glucose effects on the eye's optics, unexplained weight loss, "Cholesterol" is a sterol molecule found in the cell membranes of all animal tissues. Cholesterol must be trans ported in an animal's blood plasma by lipoproteins including very low density lipoprotein (VLDL), intermediate density lipoprotein (IDL), low density lipoprotein (LDL), and high 60 density lipoprotein (HDL). "Plasma cholesterol" refers to the sum of all lipoproteins (VDL, IDL, LDL, HDL) esteri fied and/or non-esterified cholesterol present in the plasma or serum. "Cholesterol absorption inhibitor" means an agent that inhibits the absorption of exogenous cholesterol obtained from diet. and lethargy. "Diabetic dyslipidemia" or "type 2 diabetes with dyslipi demia" means a condition characterized by Type 2 diabetes, reduced HDL-C, elevated triglycerides, and elevated small, dense LDL particles. "Diluent" means an ingredient in a composition that lacks 65 pharmacological activity, but is pharmaceutically necessary or desirable. For example, the diluent in an injected com position may be a liquid, e.g. saline solution. Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 11 of 50 Page ID #:76

US 9,593,333 B2 9 "Dyslipidemia" refers to a disorder of lipid and/or lipo protein metabolism, including lipid and/or lipoprotein over production or deficiency. Dyslipidemias may be manifested by elevation of lipids such as chylomicron, cholesterol and triglycerides as well as lipoproteins such as low-density 5 lipoprotein (LDL) cholesterol. An example of a dyslipi demia is chylomicronemia or hypertriglyceridemia. "Dosage unit" means a fonn in which a phannaceutical agent is provided, e.g. pill, tablet, or other dosage unit known in the art. In certain embodiments, a dosage unit is a 10 vial containing lyophilized antisense oligonucleotide. In certain embodiments, a dosage unit is a vial containing reconstituted antisense oligonucleotide. "Dose" means a specified quantity of a phannaceutical agent provided in a single administration, or in a specified 15 time period. In certain embodiments, a dose can be admin istered in one, two, or more boluses, tablets, or injections. For example, in certain embodiments where subcutaneous administration is desired, the desired dose requires a volume not easily accommodated by a single injection, therefore, 20 two or more injections can be used to achieve the desired dose. In certain embodiments, the pharmaceutical agent is administered by infusion over an extended period of time or continuously. Doses can be stated as the amount of phar maceutical agent per hour, day, week, or month. Doses can 25 also be stated as mg/kg or glkg. "Effective amount" or "therapeutically effective amount" means the amount of active phannaceutical agent sufficient 10 1000 mgldL and not infrequently rising as high as 10,000 mg/dL or more) with episodes of abdominal pain, recurrent acute pancreatitis, eruptive cutaneous xanthomata, and hepatosplenomegaly. Patients rarely develop atherosclero sis, perhaps because their plasma lipoprotein particles are too large to enter into the arterial intima (Nordestgaard et aI., J Lipid Res, 1988,29:1491-1500; Nordestgaard et aI., Arte riosclerosis, 1988, 8:421-428). Type I is usually caused by mutations of either the LPL gene, or of the gene's cofactor ApoC-II, resulting in the inability of affected individuals to produce sufficient functionally active LPL. Patients are either homozygous for such mutations or compound het erozygous. Fredrickson Type I can also be due to mutations in the GPIHBPl, APOA5, LMFI or other genes leading to dysfunctional LPL. Brunzell, In: Pagon R A, Adam M P, Bird T D, Dolan C R, Fong C T, Stephens K, editors. GeneReviews™ [Internet]. Seattle (Wash.): University of Washington, Seattle; 1993-2013. 1999 Oct. 12 [updated 2011 Dec. 15]. Further, Fredrickson Type I, in some instances, can be due to the presence ofLPL inhibitors (e.g., anti-LPL antibodies) in an individual causing dysfunctional LPL. The prevalence of Fredrickson Type I is approximately 1 in 1,000,000 in the general population and much higher in South Africa and Eastern Quebec as a result of a founder effect. Patients respond minimally, or not at all, to TG lowering drugs (Tremblay et aI., J Clin Lipidol, 2011, 5:37-44; Brisson et aI., Phannacogenet Genom, 2010, 20:742-747) and hence restriction of dietary fat to 20 grams/day or less is used to manage the symptoms of this rare disorder. "Fredrickson Type II" is the most common fonn of primary hyperlipidemia. It is further classified into Type IIa and Type lIb, depending mainly on whether there is eleva tion in VLDL in addition to LDL cholesterol (LDL-C). Type to effectuate a desired physiological outcome in an indi vidual in need of the agent. The effective amount can vary 30 among individuals depending on the health and physical condition of the individual to be treated, the taxonomic group of the individuals to be treated, the formulation of the composition, assessment of the individual's medical condi tion' and other relevant factors. 35 IIa (familial hypercholesterolemia) may be sporadic (due to dietary factors), polygenic, or truly familial as a result of a mutation in either the LDL receptor gene on chromosome 19 (0.2% of the population) or the apolipoprotein B (apoB) "Fibrates" are agonists of peroxisome proliferator-acti vated receptor-a (PPAR-a), acting via transcription factors regulating various steps in lipid and lipoprotein metabolism. By interacting with PPAR-a, fibrates recruit different cofac tors and regulate gene expression. As a consequence, fibrates 40 are effective in lowering fasting TG levels as well as post-prandial TG and TRL renmant particles. Fibrates also have modest LDL-C lowering and HDL-C raising effects. Reduction in the expression and levels of ApoC-III is a consistent effect of PPAR-a agonists (Hertz et al. J Biol 45 Chern, 1995, 270(22):13470-13475). A 36% reduction in plasma ApoC-III levels was reported with fenofibrate treat ment in the metabolic syndrome (Watts et al. Diabetes, 2003,52:803-811). However, fibrates have been ineffective in treating LPLD subjects with hypertriglyceridemia. 50 gene (0.2%). The familial form is characterized by tendon xanthoma, xanthelasma and premature cardiovascular dis ease. The incidence of this disease is about 1 in 500 for heterozygotes, and 1 in 1,000,000 for homozygotes. Type lIb (also known as familial combined hyperlipoproteinemia) is a mixed hyperlipidemia (high cholesterol and TG levels), caused by elevations in LDL-C and in VLDL. The high VLDL levels are due to overproduction of substrates, includ- ing TG, acetyl CoA, and an increase in B-100 synthesis. They may also be caused by the decreased clearance of LDL. Prevalence in the population is about 10%. "Fredrickson Type III" (also known as dysbetalipopro- teinemia) is a remnant removal disease, or broad-beta dis ease (Fern et aI., J Clin Pathol, 2008,61:1174-118). It is due to cholesterol-rich VLDL (~-VLDL). Typically, patients with this condition have elevated plasma cholesterol and TG The "Fredrickson" system is used to classifY primary (genetic) causes of dyslipidemia into several subgroups or types. Dyslipidemia types that may be amenable to therapy with the compounds disclosed herein include, but are not limited to, Fredrickson Type I, FCS, LPLD. 55 levels because of impaired clearance of chylomicron and VLDLremnants (e.g. IDL). The impaired clearance is due to a defect in apolipoprotein E (apoE). Nonnally functioning apoE contained on the renmants would enable binding to the "Fredrickson Type I" is also known as "Lipoprotein lipase deficiency", "LPLD", "Familial Chylomicronemia Syn drome" or "FCS" and exists in several fonns: Type la (also known as Buerger-Gruestz syndrome) is a lipoprotein lipase deficiency commonly due to a deficiency of LPL or altered 60 ApoC-II; Type Ib (also known as familial apoprotein CII deficiency) is a condition caused by lack of lipoprotein lipase activator apoprotein C-II; and Type Ie is a chylomi cronemia due to circulating inhibitor of lipoprotein lipase. Type I is a rare disorder that usually presents in childhood. 65 It is characterized by severe elevations in chylomicrons and extremely elevated TG levels (always reaching well above LDL receptor and removal from the circulation. Accumula tion of the renmants in affected individuals can result in xanthomatosis and premature coronary and/or peripheral vascular disease. The most common cause for Type III is the presence of apoE E2/E2 genotype. Its prevalence has been estimated to be approximately 1 in 10,000. "Fredrickson Type IV" (also known as familial hypertri glyceridemia) is an autosomal dominant condition occurring in approximately 1 % of the population. TG levels are Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 12 of 50 Page ID #:77

US 9,593,333 B2 11 elevated as a result of excess hepatic production ofVLDL or heterozygous LPL deficiency, but are almost always less than 1000 mg/dL. Serum cholesterol levels are usually within normal limits. The disorder is heterogeneous and the phenotype strongly influenced by environmental factors, particularly carbohydrate and ethanol consumption. "Fredrickson Type V" has high VLDL and chylomicrons. 12 increased levels of HDL protect against cardiovascular dis ease or coronary heart disease (Gordon et aI., Am. J. Med. 1977.62: 707-714). These effects ofHDL are independent of triglyceride and LDL concentrations. In clinical practice, a low plasma HDL is more commonly associated with other disorders that increase plasma triglycerides, for example, central obesity, insulin resistance, type 2 diabetes mellitus and renal disease (chronic renal failure or nephrotic pro- teinuria) (Kashyap. Am. J. Cardiol. 1998. 82: 42U-48U). "High density lipoprotein-Cholesterol" or "HDL-C" means cholesterol associated with high density lipoprotein particles. Concentration of HDL-C in serum (or plasma) is typically quantified in mg/dL or nmol/L. "HDL-C" and "plasma HDL-C" mean HDL-C in serum and plasma, It is characterized by carriers of loss-of-function LPL gene variants associated with LPL activity of at least 20% (i.e. partial LPL deficiency as compared to Fredrickson Type I). 10 These patients present with lactescent plasma and severe hypertriglyceridemia because of chylomicrons and VLDL. TG levels are invariably greater than 1000 mg/dL and total cholesterol levels are always elevated. The LDL-C level is usually low. It is also associated with increased risk for acute pancreatitis, glucose intolerance and hyperuricemia. Symp toms generally present in adulthood (>35 years) and, although the prevalence is relatively rare, it is much more common than homozygous or compound heterozygous LPL deficient patients. 15 respectively. 20 "HMG-CoA reductase inhibitor" means an agent that acts through the inhibition of the enzyme HMG-CoA reductase, such as atorvastatin, rosuvastatin, fluvastatin, lovastatin, pravastatin, and simvastatin. "Hybridization" means the aunealing of complementary nucleic acid molecules. In certain embodiments, comple mentary nucleic acid molecules include an antisense com pound and a target nucleic acid. "Fully complementary" or "100% complementary" means each nucleobase of a nucleobase sequence of a first nucleic acid has a complementary nucleobase in a second nucleobase sequence of a second nucleic acid. In certain embodiments, a first nucleic acid is an antisense compound and a second nucleic acid is a target nucleic acid. "Gapmer" means a chimeric antisense compound in which an internal region having a plurality of nucleosides that support RNase H cleavage is positioned between exter nal regions having one or more nucleosides, wherein the nucleosides comprising the internal region are chemically distinct from the nucleoside or nucleosides comprising the external regions. The internal region may be referred to as a "gap" or "gap segment" and the external regions may be referred to as "wings" or "wing segments." "Gap-widened" means a chimeric antisense compound having a gap segment of 12 or more contiguous 2'-deoxy ribonucleosides positioned between and immediately adja cent to 5' and 3' wing segments having from one to six nucleosides. "Genetic screening" means to screen for genotypic varia tions or mutations in an animal. In some instances the mutation can lead to a phenotypic change in the animal. In certain instances the phenotypic change is, or leads to, a disease, disorder or condition in the animal. For example, mutations in the LPL or ApoC-II genes can lead to Fredrick son Type I dyslipidemia, FCS, LPLD. Genetic screening can be done by any of the art known techniques, for example, sequencing of the LPL or ApoC-II gene or mRNA to detect mutations. The sequence of the animal being screened is compared to the sequence of a normal animal to determine whether there is any mutation in the sequence. Alternatively, for example, identification of mutations in the LPL or ApoC-II gene or mRNA can be performed using PCR amplification and gel or chip analysis. "Glucose" is a monosaccharide used by cells as a source of energy and inflammatory intermediate. "Plasma glucose" refers to glucose present in the plasma. "High density lipoprotein" or "HDL" refers to a macro molecular complex of lipids (cholesterol, triglycerides and phospholipids) and proteins (apolipoproteins (apo) and enzymes). The surface of HDL contains chiefly apolipopro teins A, C and E. The function of some of these apoproteins is to direct HDL from the peripheral tissues to the liver. Serum HDL levels can be affected by underlying genetic causes (Weissglas-Volkov and Pajukanta, J Lipid Res, 201 0, 51:2032-2057). Epidemiological studies have indicated that "Hypercholesterolemia" means a condition characterized 25 by elevated cholesterol or circulating (plasma) cholesterol, LDL-cholesterol and VLDL-cholesterol, as per the guide lines of the Expert Panel Report of the National Cholesterol Educational Program (NCEP) of Detection, Evaluation of Treatment of high cholesterol in adults (see, Arch. Int. Med. 30 (1988) 148, 36-39). "Hyperlipidemia" or "hyperlipemia" is a condition char acterized by elevated serum lipids or circulating (plasma) lipids. This condition manifests an abnormally high concen tration offats. The lipid fractions in the circulating blood are 35 cholesterol, low density lipoproteins, very low density lipo proteins, chylomicrons and triglycerides. The Fredrickson classification of hyperlipidemias is based on the pattern of TG and cholesterol-rich lipoprotein particles, as measured by electrophoresis or ultracentrifugation and is commonly 40 used to characterize primary causes ofhyperlipidemias such as hypertriglyceridemia (Fredrickson and Lee, Circulation, 1965,31:321-327; Fredrickson et aI., New Eng J Med, 1967, 276 (1): 34-42). "Hypertriglyceridemia" means a condition characterized 45 by elevated triglyceride levels. Hypertriglyceridemia is the consequence of increased production and/or reduced or delayed catabolism of triglyceride (TG)-rich lipoproteins: VLDL and, to a lesser extent, chylomicrons (CM). Its etiology includes primary (i.e. genetic causes) and second- 50 ary (other underlying causes such as diabetes, metabolic syndrome/insulin resistance, obesity, physical inactivity, cigarette smoking, excess alcohol and a diet very high in carbohydrates) factors or, most often, a combination of both (Yuan et al. CMAJ, 2007, 176:1113-1120). Hypertriglyceri- 55 demia is a common clinical trait associated with an increased risk of cardiometabolic disease (Hegele et al. 2009, Hum Mol Genet, 18: 4189-4194; Hegele and Pollex 2009, Mol Cell Biochem, 326: 35-43) as well as of occur rence of acute pancreatitis in the most severe forms (Toskes 60 1990, Gastroenterol Clin NorthAm, 19: 783-791; Gaudet et al. 2010, Atherosclerosis Supplements, 11: 55-60; Catapano et al. 2011, Atherosclerosis, 217S: SI-S44; Tremblay et al. 2011, J Clin Lipidol, 5: 37-44). Examples of cardiometa bolic disease include, but are not limited to, diabetes, 65 metabolic syndrome/insulin resistance, and genetic disor ders such as familial chylomicronemia syndrome (FCS), familial combined hyperlipidemia and familial hypertriglyc- Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 13 of 50 Page ID #:78

US 9,593,333 B2 13 14 "Immediately adjacent" means there are no intervening elements between the immediately adjacent elements, for example, between regions, segments, nucleotides and/or nucleosides. "Increasing HDL" or "raising HDL" means increasing the level ofHDL in an animal after administration of at least one compound of the invention, compared to the HDL level in an animal not administered any compound. eridemia. Borderline high TG levels (1S0-199 mg/dL) are commonly found in the general population and are a com mon component of the metabolic syndrome/insulin resis tance states. The same is true for high TG levels (200-499 mg/dL) except that as plasma TG levels increase, underlying genetic factors play an increasingly important etiologic role. Very high TG levels (",SOO mg/dL) are most often associated with elevated CM levels as well, and are accompanied by increasing risk for acute pancreatitis. The risk of pancreatitis "Individual" or "subject" or "animal" means a human or 10 non-human animal selected for treatment or therapy. is considered clinically significant if TG levels exceed 880 mg/dL (> 10 mmol) and the European Atherosclerosis Soci ety/European Society of Cardiology (EAS/ESC) 2011 guidelines state that actions to prevent acute pancreatitis are mandatory (Catapano et a!. 2011, Atherosclerosis, 217S: 15 SI-S44). According to the EAS/ESC 2011 guidelines, hypertriglyceridemia is the cause of approximately 10% of all cases of pancreatitis, and development of pancreatitis can occur at TG levels between 440-880 mg/dL. Based on evidence from clinical studies demonstrating that elevated 20 TG levels are an independent risk factor for atherosclerotic CVD, the guidelines from both the National Cholesterol Education Program Adult Treatment Panel III (NCEP 2002, Circulation, 106: 3143-421) and the American Diabetes Association (ADA 2008, Diabetes Care, 31: SI2-SS4.) rec- 25 ommend a target TG level ofless than ISO mg/dL to reduce cardiovascular risk. "Induce", "inhibit", "potentiate", "elevate", "increase", "decrease", "reduce" or the like denote quantitative differ ences between two states. For example, "an amount effective to inhibit the activity or expression of ApoCIII" means that the level of activity or expression of ApoCIII in a treated sample will differ from the level of ApoCIII activity or expression in an untreated sample. Such terms are applied to, for example, levels of expression, and levels of activity. "Inhibiting the expression or activity" refers to a reduc tion or blockade of the expression or activity of a RNA or protein and does not necessarily indicate a total elimination of expression or activity. "Insulin resistance" is defined as the condition in which normal amounts of insulin are inadequate to produce a normal insulin response from fat, muscle and liver cells. Insulin resistance in fat cells results in hydrolysis of stored triglycerides, which elevates free fatty acids in the blood plasma. Insulin resistance in muscle reduces glucose uptake "Identifying" or "diagnosing" an animal with a named disease, disorder or condition means identifying, by art known methods, a subject prone to, or having, the named disease, disorder or condition. "Identifying" or "diagnosing" an animal with Fredrickson Type 1 dyslipidemia means to identifY a subject prone to, or having, Fredrickson Type I (a, b or c) dyslipidemia, FCS, LPLD. Identification of subjects with Fredrickson Type I, FCS, LPLD, can done by an examination of the subject's medical history in conjunction with any art known screening technique e.g., genetic screening or screening for LPL inhibitors. For example, a patient with a documented medi cal history of fasting TG above 7S0 mg/dL is then screened for mutations in the LPL gene or genes affecting the LPL such as ApoC2, ApoAS, GPIHBPI or LMFI. 30 whereas insulin resistance in liver reduces glucose storage, with both effects serving to elevate blood glucose. High plasma levels of insulin and glucose due to insulin resistance often leads to metabolic syndrome and type 2 diabetes. "Insulin sensitivity" is a measure of how effectively an 35 individual processes glucose. An individual having high insulin sensitivity effectively processes glucose whereas an individual with low insulin sensitivity does not effectively process glucose. "Internucleoside linkage" refers to the chemical bond 40 between nucleosides. "Identifying" or "diagnosing" an animal with metabolic or cardiovascular disease means identifying a subject prone 45 to, or having, a metabolic disease, a cardiovascular disease, or a metabolic syndrome; or, identifYing a subject having any symptom of a metabolic disease, cardiovascular disease, or metabolic syndrome including, but not limited to, hyper cholesterolemia, hyperglycemia, hyperlipidemia, hypertri- 50 glyceridemia, hypertension increased insulin resistance, decreased insulin sensitivity, above normal body weight, and/or above normal body fat content or any combination thereof. Such identification can be accomplished by any 55 method, including but not limited to, standard clinical tests or assessments, such as measuring serum or circulating (plasma) cholesterol, measuring serum or circulating (plasma) blood-glucose, measuring serum or circulating (plasma) triglycerides, measuring blood-pressure, mea sur- 60 ing body fat content, measuring body weight, and the like. "Improved cardiovascular outcome" means a reduction in the occurrence of adverse cardiovascular events, or the risk thereof. Examples of adverse cardiovascular events include, without limitation, death, reinfarction, stroke, cardiogenic 65 shock, pulmonary edema, cardiac arrest, and atrial dysrhyth- mla. "Intravenous administration" means administration into a vem. "Linked nucleosides" means adjacent nucleosides which are bonded together. "Lipid-lowering" means a reduction in one or more lipids in a subject. "Lipid-raising" means an increase in a lipid (e.g., HDL) in a subject. Lipid-lowering or lipid-raising can occur with one or more doses over time. "Lipid-lowering therapy" or "lipid lowering agent" means a therapeutic regimen provided to a subject to reduce one or more lipids in a subject. In certain embodiments, a lipid lowering therapy is provided to reduce one or more of CETP, ApoB, total cholesterol, LDL-C, VLDL-C, IDL-C, non HDL-C, triglycerides, small dense LDL particles, and Lp(a) in a subject. Examples of lipid-lowering therapy include statins, fibrates, MTP inhibitors. "Lipoprotein", such as VLDL, LDL and HDL, refers to a group of proteins found in the serum, plasma and lymph and are important for lipid transport. The chemical composition of each lipoprotein differs in that the HDL has a higher proportion of protein versus lipid, whereas the VLDL has a lower proportion of protein versus lipid. "Lipoprotein Lipase" or "LPL" refers to an enzyme that hydrolyzes TGs found in lipoproteins, such as CM or VLDL, into free fatty acids and monoacylglycerols. LPL requires apo C-II as a cofactor to function in hydrolyzing TGs. LPL is mainly produced in skeletal muscle, fat tissue, and heart Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 14 of 50 Page ID #:79

US 9,593,333 B2 15 muscle. Hydrolysis and removal ofTG from CM and VLDL nonnally protects against excessive postprandial rise in CM mass and TG. "Lipoprotein lipase deficient", "lipoprotein lipase defi ciency", "LPL deficiency" or "LPLD" is also known as "Fredrickson's Type I dyslipidemia", "chylomicronemia", "Familial Chylomicronemia Syndrome" or "FCS". Although subjects with LPLD generally lack LPL or LPL activity necessary for effective breakdown of fatty acids such as TGs, these subjects may still have a minimal LPL 10 activity or express a minimal level of LPL. In some instances, a LPLD subject may express LPL or have LPL activity up to about, or no more than, 20%, 19%, 18%, 17%, 16%, 15%, 14%, 13%, 12%, 11%, 10%,9%,8%,7%,6%, 5%, 4%, 3%, 2% or 1 % activity. In other instances, the 15 LPLD subject has no measurable LPL or LPL activity. One embodiment of LPLD encompasses subjects with "hyperli poproteinemia type Ia" (also known as "Fredrickson's Type Ia") and refers to the inability of the subjects to produce sufficient functional lipoprotein lipase enzymes necessary 20 for effective breakdown of fatty acids such as TGs. The inability to breakdown TGs leads to hypertriglyceridemia in the subject and, often more than 12 hours after meals, hyperTG and chylomicronemia are still present and visible as lipemia. Type Ia is commonly caused by one or more 25 mutations in the LPL gene. As disclosed herein, LPLD also encompasses subjects that have dysfunctional lipoprotein lipase such as those subjects with "hyperlipoproteinemia type Ib" (also known as "Fredrickson's Type Ib") and "hyperlipoproteinemia type Ie" (also known as "Fredrick- 30 son's Type Ie"). Type Ib is caused by lack of lipoprotein lipase activator apoprotein C-II. Type Ic is due to a circu lating inhibitor of lipoprotein lipase. As with Type la, Type 1 bll c subjects suffer from an inability to breakdown TGs leading to hypertriglyceridemia and hyperTG and chylomi- 35 cronemia are still present and visible as lipemia often more than 12 hours after meals. In certain embodiments, LPLD is associated with at least one mutation in the LPL gene such as P207L, G 188L or D9N or other mutations that affect LPL (Brunzell, In: Pagon R A, Adam M P, Bird T D, Dolan C R, 40 Fong C T, Stephens K, editors. GeneReviews™ [Internet]. Seattle (Wash.): University of Washington, Seattle; 1993- 2013. 1999 Oct. 12 [updated 2011 Dec. 15]). "Low density lipoprotein-cholesterol (LDL-C)" means cholesterol carried in low density lipoprotein particles. Con- 45 centration of LDL-C in serum (or plasma) is typically quantified in mg/dL or nmol/L. "Serum LDL-C" and "plasma LDL-C" mean LDL-C in the serum and plasma, respectively. 16 bolic syndrome is identified by the presence of any 3 of the following factors: waist circumference of greater than 102 cm in men or greater than 88 cm in women; serum triglyc eride of at least 150 mg/dL; HDL-C less than 40 mg/dL in men or less than 50 mg/dL in women; blood pressure of at least 130/85 mmHg; and fasting glucose of at least 110 mg/dL. These determinants can be readily measured in clinical practice (lAMA, 2001, 285: 2486-2497). "Mismatch" or "non-complementary nucleobase" refers to the case when a nucleobase of a first nucleic acid is not capable of pairing with the corresponding nucleobase of a second or target nucleic acid. "Mixed dyslipidemia" means a condition characterized by elevated cholesterol and elevated triglycerides. "Modified internucleoside linkage" refers to a substitution or any change from a naturally occurring internucleoside bond. For example, a phosphorothioate linkage is a modified internucleoside linkage. "Modified nucleobase" refers to any nucleobase other than adenine, cytosine, guanine, thymidine, or uracil. For example, 5-methylcytosine is a modified nucleobase. An "unmodified nucleobase" means the purine bases adenine (A) and guanine (G), and the pyrimidine bases thymine (T), cytosine (C), and uracil (U). "Modified nucleoside" means a nucleoside having at least one modified sugar moiety, and/or modified nucleobase. "Modified nucleotide" means a nucleotide having at least one modified sugar moiety, modified internucleoside linkage and/or modified nucleobase. "Modified oligonucleotide" means an oligonucleotide comprising at least one modified nucleotide. "Modified sugar" refers to a substitution or change from a natural sugar. For example, a 2'-0-methoxyethyl modified sugar is a modified sugar. "Motif' means the pattern of chemically distinct regions in an antisense compound. "Naturally occurring internucleoside linkage" means a 3' to 5' phosphodiester linkage. "Natural sugar moiety" means a sugar found in DNA (2'-H) or RNA (2'-OH). "Nicotinic acid" or "niacin" has been reported to decrease fatty acid influx to the liver and the secretion of VLDL by the liver. This effect appears to be mediated in part by the effects on hormone-sensitive lipase in the adipose tissue. Nicotinic acid has key action sites in both liver and adipose tissue. In the liver, nicotinic acid is reported to inhibit diacylglycerol acyltransferase-2 (DGAT-2) that results in the decreased secretion ofVLDL particles from the liver, which is also reflected in reductions of both IDL and LDL particles, in addition, nicotinic acid raises HDL-C and apo Al pri- marily by stimulating apo Al production in the liver and has also been shown to reduce VLDL-ApoCIII concentrations in patients with hyperlipidemia (Wahlberg et al. Acta Med "Major risk factors" refers to factors that contribute to a 50 high risk for a particular disease or condition. In certain embodiments, major risk factors for coronary heart disease include, without limitation, cigarette smoking, hypertension, low HDL-C, family history of coronary heart disease, age, and other factors disclosed herein. 55 Scand 1988; 224:319-327). The effects of nicotinic acid on lipolysis and fatty acid mobilization in adipocytes are well established. However, nicotinic acid has not been effective in treating LPLD subjects with hypertriglyceridemia. "Metabolic disorder" or "metabolic disease" refers to a condition characterized by an alteration or disturbance in metabolic function. "Metabolic" and "metabolism" are terms well known in the art and generally include the whole range of biochemical processes that occur within a living organism. Metabolic disorders include, but are not limited to, hyperglycemia, prediabetes, diabetes (type 1 and type 2), obesity, insulin resistance, metabolic syndrome and dyslipi demia due to type 2 diabetes. "Metabolic syndrome" means a condition characterized by a clustering of lipid and non-lipid cardiovascular risk factors of metabolic origin. In certain embodiments, meta- "Nucleic acid" refers to molecules composed of mono- 60 meric nucleotides. A nucleic acid includes ribonucleic acids (RNA), deoxyribonucleic acids (DNA), single-stranded nucleic acids (ssDNA), double-stranded nucleic acids (ds DNA), small interfering ribonucleic acids (siRNA), and microRNAs (miRNA). A nucleic acid may also comprise a 65 combination of these elements in a single molecule. "Nucleobase" means a heterocyclic moiety capable of pairing with a base of another nucleic acid. Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 15 of 50 Page ID #:80

US 9,593,333 B2 17 "Nucleobase complementarity" refers to a nucleobase that is capable of base pairing with another nucleobase. For example, in DNA, adenine (A) is complementary to thymine (T). For example, in RNA, adenine (A) is complementary to uracil (U). In certain embodiments, complementary nucle obase refers to a nucleobase of an antisense compound that 18 is capable of base pairing with a nucleobase of its target nucleic acid. For example, if a nucleobase at a certain position of an antisense compound is capable of hydrogen bonding with a nucleobase at a certain position of a target 10 nucleic acid, then the oligonucleotide and the target nucleic acid are considered to be complementary at that nucleobase pair. "Pharmaceutically acceptable carrier" means a medinm or diluent that does not interfere with the structure of the compound. Certain of such carriers enable pharmaceutical compositions to be formulated as, for example, tablets, pills, dragees, capsules, liquids, gels, syrups, slurries, suspension and lozenges for the oral ingestion by a subject. Certain of such carriers enable pharmaceutical compositions to be formulated for injection, infusion or topical administration. For example, a pharmaceutically acceptable carrier can be a sterile aqueous solution. "Pharmaceutically acceptable derivative" or "salts" encompasses derivatives of the compounds described herein such as solvates, hydrates, esters, prodrugs, polymorphs, isomers, isotopically labelled variants, pharmaceutically "Nucleobase sequence" means the order of contiguous nucleobases independent of any sugar, linkage, or nucle obase modification. "Nucleoside" means a nucleobase linked to a sugar. "Nucleoside mimetic" includes those structures used to replace the sugar or the sugar and the base, and not neces sarily the linkage at one or more positions of an oligomeric compound; for example nucleoside mimetics having mor pholino, cyclohexenyl, cyclohexyl, tetrahydropyranyl, bicy clo or tricyclo sugar mimetics such as non-furanose sugar units. "Nucleotide" means a nucleoside having a phosphate group covalently linked to the sugar portion of the nucleo side. "Nucleotide mimetic" includes those structures used to replace the nucleoside and the linkage at one or more positions of an oligomeric compound such as for example peptide nucleic acids or morpholinos (morpholinos linked by -N(H)---C(=O)---O- or other non-phosphodiester linkage). "Oligomeric compound" or "oligomer" means a polymer of linked monomeric subunits which is capable of hybrid izing to a region of a nucleic acid molecule. In certain embodiments, oligomeric compounds are oligonucleosides. In certain embodiments, oligomeric compounds are oligo nucleotides. In certain embodiments, oligomeric compounds are antisense compounds. In certain embodiments, oligo meric compounds are antisense oligonucleotides. In certain embodiments, oligomeric compounds are chimeric oligo nucleotides. 15 acceptable salts and other derivatives known in the art. "Pharmaceutically acceptable salts" means physiologi cally and pharmaceutically acceptable salts of antisense compounds, i.e., salts that retain the desired biological activity of the parent compound and do not impart undesired 20 toxicological effects thereto. The term "pharmaceutically acceptable salt" or "salt" includes a salt prepared from pharmaceutically acceptable non-toxic acids or bases, including inorganic or organic acids and bases. Pharmaceu tically acceptable salts of the compounds described herein 25 may be prepared by methods well-known in the art. For a review of pharmaceutically acceptable salts, see Stahl and Wermuth, Handbook of Pharmaceutical Salts: Properties, Selection and Use (Wiley-VCH, Weinheim, Germany, 2002). Sodinm salts of antisense oligonucleotides are useful 30 and are well accepted for therapeutic administration to hnmans. Accordingly, in one embodiment the compounds described herein are in the form of a sodium salt. "Phosphorothioate linkage" means a linkage between nucleosides where the phosphodiester bond is modified by 35 replacing one of the non-bridging oxygen atoms with a sulfur atom. A phosphorothioate linkage is a modified inter nucleoside linkage. "Portion" means a defined nnmber of contiguous (i e linked) nucleobases of a nucleic acid. In certain embodi- 40 ments, a portion is a defined nnmber of contiguous nucle obases of a target nucleic acid. In certain embodiments, a portion is a defined nnmber of contiguous nucleobases of an antisense compound. "Oligonucleotide" means a polymer of linked nucleosides 45 each of which can be modified or unmodified, independent from one another. "Prevent" refers to delaying or forestalling the onset or development of a disease, disorder, or condition for a period of time from minutes to indefinitely. Prevent also means reducing risk of developing a disease, disorder, or condition. "Parenteral administration" means administration through injection or infusion. Parenteral administration includes subcutaneous administration, intravenous administration, intramuscular administration, intraarterial administration, intraperitoneal administration, or intracranial administra tion, e.g. intrathecal or intracerebroventricular administra tion. Administration can be continuous, chronic, short or intermittent. "Prodrug" means a therapeutic agent that is prepared in an inactive form that is converted to an active form (i.e., a drug) 50 within the body or cells thereof by the action of endogenous enzymes or other chemicals or conditions. "Peptide" means a molecule formed by linking at least two amino acids by amide bonds. Peptide refers to poly peptides and proteins. "Pharmaceutical agent" means a substance that provides 55 a therapeutic benefit when administered to an individual. For 60 example, in certain embodiments, an antisense oligonucle otide targeted to ApoCIII is pharmaceutical agent. "Pharmaceutical composition" or "composition" means a mixture of substances suitable for administering to an indi vidual. For example, a pharmaceutical composition may 65 comprise one or more active agents and a pharmaceutical carrier, such as a sterile aqueous solution. "Raise" means to increase in amount. For example, to raise plasma HDL levels means to increase the amount of HDL in the plasma. "Ratio of TG to HDL" means the TG levels relative to HDL levels. The occurrence of high TG and/or low HDL has been linked to cardiovascular disease incidence, outcomes and mortality. "Improving the ratio ofTG to HDL" means to decrease TG and/or raise HDL levels. "Reduce" means to bring down to a smaller extent, size, amount, or number. For example, to reduce plasma triglyc eride levels means to bring down the amount of triglyceride in the plasma. "Region" or "target region" is defined as a portion of the target nucleic acid having at least one identifiable structure, function, or characteristic. For example, a target region may encompass a 3' UTR, a 5' UTR, an exon, an intron, an Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 16 of 50 Page ID #:81

US 9,593,333 B2 19 exoniintronjunction, a coding region, a translation initiation region, translation tennination region, or other defined nucleic acid region. The structurally defined regions for ApoCIII can be obtained by accession number from sequence databases such as NCBI and such infonnation is incorporated herein by reference. In certain embodiments, a target region may encompass the sequence from a 5' target site of one target segment within the target region to a 3' target site of another target segment within the target region. 20 pitavastatin) demonstrate a robust lowering of TG levels, especially at high doses and in patients with elevated TG. However, statins have been ineffective in treating LPLD subjects with hypertriglyceridemia. "Subcutaneous administration" means administration just below the skin. "Subject" means a human or non-human animal selected for treatment or therapy. "Symptom of cardiovascular disease or disorder" means a "Ribonucleotide" means a nucleotide having a hydroxy at the 2' position of the sugar portion of the nucleotide. Ribonucleotides can be modified with any of a variety of substituents. "Second agent" or "second therapeutic agent" means an agent that can be used in combination with a "first agent". 10 phenomenon that arises from and accompanies the cardio vascular disease or disorder and serves as an indication of it. For example, angina; chest pain; shortness of breath; palpi tations; weakness; dizziness; nausea; sweating; tachycardia; bradycardia; arrhythmia; atrial fibrillation; swelling in the A second therapeutic agent can include, but is not limited to, 15 lower extremities; cyanosis; fatigue; fainting; numbness of the face; numbness of the limbs; claudication or cramping of muscles; bloating of the abdomen; or fever are symptoms of cardiovascular disease or disorder. an siRNA or antisense oligonucleotide including antisense oligonucleotides targeting ApoCIII. A second agent can also include anti-ApoCIII antibodies, ApoCIII peptide inhibitors, DGATl inhibitors, cholesterol lowering agents, lipid low- 20 ering agents, glucose lowering agents and anti-inflammatory agents. "Segments" are defined as smaller, sub-portions of regions within a nucleic acid. For example, a "target seg ment" means the sequence of nucleotides of a target nucleic 25 acid to which one or more antisense compounds is targeted. "5' target site" refers to the 5'-most nucleotide of a target segment. "3' target site" refers to the 3'-most nucleotide of a target segment. "Shortened" or "truncated" versions of antisense oligo- 30 nucleotides or target nucleic acids taught herein have one, two or more nucleosides deleted. "Targeting" or "targeted" means the process of design and selection of an antisense compound that will specifically hybridize to a target nucleic acid and induce a desired effect. "Target nucleic acid," "target RNA," and "target RNA transcript" all refer to a nucleic acid capable of being targeted by antisense compounds. "Therapeutic lifestyle change" means dietary and lifestyle changes intended to lower fat/adipose tissue mass and/or cholesterol. Such change can reduce the risk of developing heart disease, and may includes recommendations for dietary intake of total daily calories, total fat, saturated fat, polyunsaturated fat, monounsaturated fat, carbohydrate, protein, cholesterol, insoluble fiber, as well as recommen- dations for physical activity. "Side effects" means physiological responses attributable to a treatment other than the desired effects. In certain embodiments, side effects include injection site reactions, liver function test abnormalities, renal function abnonnali ties, liver toxicity, renal toxicity, central nervous system abnonnalities, myopathies, and malaise. For example, increased aminotransferase levels in serum may indicate liver toxicity or liver function abnormality. For example, increased bilirubin may indicate liver toxicity or liver func tion abnonnality. "Treat" refers to administering a compound of the inven tion to effect an alteration or improvement of a disease, 35 disorder, or condition. "Triglyceride" or "TG" means a lipid or neutral fat consisting of glycerol combined with three fatty acid mol ecules. "Type 2 diabetes," (also known as "type 2 diabetes "Single-stranded oligonucleotide" means an oligonucle otide which is not hybridized to a complementary strand. 40 mellitus", "diabetes mellitus, type 2", "non-insulin-depen dent diabetes (NIDDM)", "obesity related diabetes", or "adult-onset diabetes") is a metabolic disorder that is pri marily characterized by insulin resistance, relative insulin deficiency, and hyperglycemia. "Unmodified nucleotide" means a nucleotide composed of naturally occurring nucleobases, sugar moieties, and internucleoside linkages. In certain embodiments, an unmodified nucleotide is an RNA nucleotide (i.e. ~-D ribonucleosides) or a DNA nucleotide (i.e. ~-D-deoxyribo- "Specifically hybridizable" refers to an antisense com- 45 pound having a sufficient degree of complementarity to a target nucleic acid to induce a desired effect, while exhib iting minimal or no effects on non-target nucleic acids under conditions in which specific binding is desired, i.e. under physiological conditions in the case of in vivo assays and therapeutic treatments. 50 nucleoside). "Statin" means an agent that inhibits the activity of HMG-CoAreductase. Statins reduce synthesis of cholesterol "Wing segment" means one or a plurality of nucleosides modified to impart to an oligonucleotide properties such as enhanced inhibitory activity, increased binding affinity for a target nucleic acid, or resistance to degradation by in vivo 55 nucleases. in the liver by competitively inhibiting HMG-CoA reductase activity. The reduction in intracellular cholesterol concen tration induces LDL receptor expression on the hepatocyte cell surface, which results in increased extraction ofLDL-C from the blood and a decreased concentration of circulating LDL-C and other apo-B containing lipoproteins including TG-rich particles. Independent of their effects on LDL-C 60 and LDL receptor, statins lower the plasma concentration and cellular mRNA levels of ApoC-III (Ooi et al. Clinical Sci, 2008, 114:611-624). As statins have significant effects on mortality as well as most cardiovascular disease outcome parameters, these drugs are the first choice to reduce both 65 total cardiovascular disease risk and moderately elevated TG levels. More potent statins (atorvastatin, rosuvastatin, and Certain Embodiments Certain embodiments provide a method of reducing ApoCIII levels in an animal with Fredrickson Type I dys lipidemia, FCS, LPLD, comprising administering a thera peutically effective amount of a compound comprising an ApoCIII specific inhibitor to the animal. In certain embodi ments' ApoCIII levels are reduced in the liver, adipose tissue, heart, skeletal muscle or small intestine. Certain embodiments provide a method of treating, pre venting, delaying or ameliorating Fredrickson Type I dys- Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 17 of 50 Page ID #:82

US 9,593,333 B2 21 lipidemia, FCS, LPLD, in an animal comprising adminis tering a therapeutically effective amount of a compound comprising an ApoCIII specific inhibitor to the animal. In certain embodiments, a cardiovascular and/or metabolic disease or disorder, or symptom or risk thereof, related to 5 Fredrickson Type I dyslipidemia, FCS, LPLD, is improved. Certain embodiments provide a method of treating, pre venting, delaying or ameliorating pancreatitis in an animal with Fredrickson Type I dyslipidemia, FCS, LPLD, com prising administering a therapeutically effective amount of a 10 compound comprising an ApoCIII specific inhibitor to the animal. In certain embodiments, pancreatitis, or a symptom or risk thereof, is improved. Certain embodiments provide a method of reducing TG levels in an animal with Fredrickson Type I dyslipidemia, 15 FCS, LPLD, comprising administering a therapeutically effective amount of a compound comprising an ApoCIII specific inhibitor to the animal. In certain embodiments, the animal has a TG level of at least ",1200 mg/dL, ",1100 mgldL, ",1000 mg/dL, ",900 20 mg/dL, ",880 mg/dL, ",850 mg/dL, ",800 mg/dL, ",750 mg/dL, ",700 mg/dL, ",650 mg/dL, ",600 mg/dL, ",550 mg/dL, ",500 mg/dL, ",450 mg/dL, ",440 mg/dL, ",400 mg/dL, ",350 mg/dL, ",300 mg/dL, ",250 mg/dL, ",200 mg/dL, ",150 mg/dL In certain embodiments, the animal has 25 a history of TG level ",880 mg/dL, fasting TG level ",750 mg/dL and/or TG level ",440 mg/dL after dieting. In certain embodiments, the compound decreases TGs (postprandial or fasting) by at least 90%, by at least 80%, by at least 70%, by at least 60%, by at least 50%, by at least 30 45%, at least 40%, by at least 35%, by at least 30%, by at least 25%, by at least 20%, by at least 15%, by at least 10%, by at least 5% or by at least 1 % from the baseline TG level. In certain embodiments, the TG (postprandial or fasting) level is s1900 mgldL, s1800 mg/dL, s1700 mg/dL, s1600 35 mg/dL, s1500 mgldL, s1400 mg/dL, s1300 mg/dL, s1200 mg/dL, s1100 mg/dL, s1000 mgldL, s900 mgldL, s800 mg/dL, s750 mg/dL, s700 mg/dL, s650 mg/dL, s600 mg/dL, s550 mg/dL, s500 mg/dL, s450 mg/dL, s400 mg/dL, s350 mg/dL, s300 mg/dL, s250 mg/dL, s200 40 mg/dL, s150 mg/dL or s100 mgldL. Certain embodiments provide a method of increasing HDL levels and/or improving the ratio of TG to HDL in an animal with Fredrickson Type I dyslipidemia, FCS, LPLD, comprising administering a therapeutically effective amount 45 of a compound comprising an ApoCIII specific inhibitor to the animal. In certain embodiments, the compound increases HDL (postprandial or fasting) by at least 90%, by at least 80%, by at least 70%, by at least 60%, by at least 50%, by at least 45%, at least 40%, by at least 35%, by at least 30%, 50 by at least 25%, by at least 20%, by at least 15%, by at least 10%, by at least 5% or by at least 1 % from the baseline HDL level. 22 animal with Fredrickson Type I dyslipidemia, FCS, LPLD, by decreasing TG levels, increasing HDL levels in the animal and/or improving the ratio of TG to HDL. Certain embodiments provide a method of preventing, delaying or ameliorating pancreatitis, or symptom thereof, in an animal with Fredrickson Type I dyslipidemia, FCS, LPLD, comprising administering a therapeutically effective amount of a compound comprising an ApoCIII specific inhibitor to the animal. In certain embodiments, the com- pound prevents, delays or ameliorates pancreatitis, or symp tom thereof, in the animal with Fredrickson Type I dyslipi demia, FCS, LPLD, by decreasing TG levels, increasing HDL levels in the animal and/or improving the ratio of TG to HDL. Certain embodiments provide a method of preventing, delaying or ameliorating pancreatitis, or symptom thereof, in an animal with Fredrickson Type I dyslipidemia, FCS, LPLD, comprising administering a therapeutically effective amount of a compound comprising an ApoCIII specific inhibitor to the animal. In certain embodiments, the com- pound prevents, delays or ameliorates the pancreatitis, or symptom thereof, in the animal with Fredrickson Type I dyslipidemia, FCS, LPLD, by decreasing TG levels, increas ing HDL levels in the animal and/or improving the ratio of TG to HDL. Certain embodiments provide a method of preventing, treating, ameliorating, delaying the onset, or reducing the risk of, a cardiovascular disease, disorder or condition in an animal with Fredrickson Type I dyslipidemia, FCS, LPLD, comprising administering a therapeutically effective amount of a compound comprising an ApoCIII specific inhibitor to the animal. In certain embodiments, the compound prevents, treats, ameliorates, delays the onset, or reduces of the risk of the cardiovascular disease, disorder or condition in the animal with Fredrickson Type I dyslipidemia, FCS, LPLD, by decreasing TG levels, increasing HDL levels and/or improving the ratio of TG to HDL. Certain embodiments provide a method of decreasing CETP, VLDL, VLDL ApoCIII, cholesterol, chylomicrons and/or ApoB levels in an animal with Fredrickson Type I dyslipidemia, FCS, LPLD, comprising administering a therapeutically effective amount of a compound comprising an ApoCIII specific inhibitor to the animal. In certain embodiments, the ApoB is ApoB-48 or ApoB-l 00. In certain embodiments, the amount of ApoB-48 reflects the amount of chylomicrons in the animal. In certain embodiments, the cholesterol is total cholesterol or non-HDL-cholesterol. Certain embodiments provide a method of increasing ApoAl, PONl, fat clearance, chylomicron-triglyceride (CM-TG) clearance and/or HDL in an animal with Fredrick son Type I dyslipidemia, FCS, LPLD, comprising adminis tering a therapeutically effective amount of a compound comprising an ApoCIII specific inhibitor to the animal. Certain embodiments provide a method for improving the ratio of TG to HDL in an animal with Fredrickson Type I In certain embodiments, the compound decreases ApoCIII by about 81%, decreases TG by about 69%, decreases VLDL ApoCIII by about 80%, increases HDL by about 78%, decreases non-HDL-C by about 58% and/or decreases ApoB by about 13%. 55 dyslipidemia, FCS, LPLD comprising administering a thera peutically effective amount of a compound comprising an ApoCIII specific inhibitor to the animal. Certain embodiments provide a method for treating adult patients with Fredrickson Type I dyslipidemia, FCS, LPLD Certain embodiments provide a method of preventing, delaying or ameliorating a cardiovascular and/or metabolic disease, disorder, condition, or symptom thereof, in an animal with Fredrickson Type I dyslipidemia, FCS, LPLD, comprising administering a therapeutically effective amount 60 suffering from severe or multiple pancreatitis attacks com prising comprising administering a therapeutically effective amount of a compound comprising an ApoCIII specific inhibitor to the patient. In certain embodiments, the patient of a compound comprising an ApoCIII specific inhibitor to the animal. In certain embodiments, the compound prevents, 65 delays or ameliorates the cardiovascular and/or metabolic disease, disorder, condition, or symptom thereof, in the suffers from pancreatitis despite dietary fat restrictions. Certain embodiments provide a method for identifYing a subject suffering from Fredrickson Type I dyslipidemia, FCS, LPLD, comprising genetically screening the subject. Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 18 of 50 Page ID #:83

US 9,593,333 B2 23 Certain embodiments provide a method for identifYing a subject at risk for Fredrickson Type I dyslipidemia, FCS, LPLD, comprising genetically screening the subject. In certain embodiments the genetic screening is perfonned by sequence analysis of the gene or RNA transcript encoding 5 LPL or ApoC-II. In certain embodiments, the subject is genetically screened for at least one mutation in the LPL gene such as P207L, G 188L, D9N or other mutations that affect LPL (Brunzell, In: Pagon R A, Adam M P, Bird T D, Dolan C R, Fong C T, Stephens K, editors. GeneReviewsTM 10 [Internet]. Seattle (Wash.): University of Washington, Seattle; 1993-2013. 1999 Oct. 12 [updated 2011 Dec. 15]). Certain embodiments provide a method for identifying a subject suffering from Fredrickson Type I dyslipidemia, 15 FCS, LPLD, comprising screening the subject for the pres ence of LPL inhibiting antibodies. Certain embodiments provide a method for identifying a subject at risk for Fredrickson Type I dyslipidemia, FCS, LPLD, comprising screening the subject for the presence of LPL inhibiting 20 antibodies. In certain embodiments, the level of LPL expression in a LPLD subject is undetectable. In certain embodiments, the level of LPL in a LPLD subject is detectable. In certain embodiments, the level of LPL in the LPLD subject is at 25 most 25%, at most 24%, at most 23%, at most 22%, at most 21%, at most 20%, at most 19%, at most 18%, at most 17%, at most 16%, at most 15%, at most 14%, at most 13%, at most 12%, at most 11%, at most 10%, at most 9%, at most 8%, at most 7%, at most 6%, at most 5%, at most 4%, at 30 most 3%, at most 2% or at most 1% of the LPL level of a non-LPLD subject. In certain embodiments, the level of LPL activity in a LPLD subject is undetectable. In certain embodiments, the level of LPL activity in a LPLD subject is detectable. In 35 certain embodiments, the level of LPL activity in the LPLD subject is at most 25%, at most 24%, at most 23%, at most 22%, at most 21%, at most 20%, at most 19%, at most 18%, at most 17%, at most 16%, at most 15%, at most 14%, at most 13%, at most 12%, at most 11%, at most 10%, at most 40 9%, at most 8%, at most 7%, at most 6%, at most 5%, at most 4%, at most 3%, at most 2% or at most 1 % of the LPL activity level of a non-LPLD subject. In certain embodi ments, the ApoCIII nucleic acid is any of the sequences set forth in GENBANK Accession No. NM_000040.1 (incor- 45 porated herein as SEQ ID NO: 1), GENBANK Accession No. NT_033899.8 truncated from nucleotides 20262640 to 20266603 (incorporated herein as SEQ ID NO: 2), and GenBank Accession No. NT_035088.1 truncated from nucleotides 6238608 to 6242565 (incorporated herein as 50 SEQ ID NO: 4). In certain embodiments, the ApoCIII specific inhibitor is 24 nucleobases of an antisense oligonucleotide complementary to an ApoCIII. In certain embodiments, the modified oligo nucleotide has a nucleobase sequence comprising at least 8 contiguous nucleobases ofISIS 304801 (SEQ ID NO: 3). In certain embodiments, the modified oligonucleotide has a nucleobase sequence of ISIS 304801 (SEQ ID NO: 3). In certain embodiments, the modified oligonucleotide targeting ApoCIII has a sequence other than that of SEQ ID NO: 3. In certain embodiments, the modified oligonucleotide has a nucleobase sequence comprising at least 8 contiguous nucle obases of a sequence selected from any sequence disclosed in U.S. Pat. No. 7,598,227, U.S. Pat. No. 7,750,141, PCT Publication WO 2004/093783 or PCT Publication WO 20121149495, all incorporated-by-reference herein. In cer tain embodiments, the modified oligonucleotide has a sequence selected from any sequence disclosed in U.S. Pat. No. 7,598,227, U.S. Pat. No. 7,750,141, PCT Publication WO 2004/093783 or PCT Publication WO 20121149495, all incorporated-by-reference herein. In certain embodiments, the modified oligonucleotide consists of a single-stranded modified oligonucleotide. In certain embodiments, the modified oligonucleotide consists of 12-30 linked nucleosides. In certain embodiments, the modified oligonucleotide consists of 20 linked nucleosides. In certain embodiments, the modified oligonucleotide consists of 20 linked nucleo sides and the nucleobase sequence ofISIS 304801 (SEQ ID NO: 3). In certain embodiments, the compound comprises at least one modified internucleoside linkage. In certain embodi ments' the internucleoside linkage is a phosphorothioate internucleoside linkage. In certain embodiments, each inter nucleoside linkage is a phosphorothioate internucleoside linkage. In certain embodiments, the compound comprises at least one nucleoside comprising a modified sugar. In certain embodiments, the at least one modified sugar is a bicyclic sugar. In certain embodiments, the at least one modified sugar comprises a 2'-0-methoxyethyl. In certain embodiments, the compound comprises at least one nucleoside comprising a modified nucleobase. In certain embodiments, the modified nucleobase is a 5-methylcyto sme. In certain embodiments, the compound comprises a modi fied oligonucleotide comprising: (i) a gap segment consist ing of linked deoxynucleosides; (ii) a 5' wing segment consisting of linked nucleosides; (iii) a 3' wing segment consisting of linked nucleosides, wherein the gap segment is positioned immediately adjacent to and between the 5' wing segment and the 3' wing segment and wherein each nucleo side of each wing segment comprises a modified sugar. In certain embodiments, the compound comprises a modi- fied oligonucleotide comprising: (i) a gap segment consist ing of8-12 linked deoxynucleosides; (ii) a 5' wing segment consisting of 1-5 linked nucleosides; (iii) a 3' wing segment consisting of 1-5 linked nucleosides, wherein the gap seg- ment is positioned immediately adjacent to and between the 5' wing segment and the 3' wing segment, wherein each nucleoside of each wing segment comprises a 2'-0- methoxyethyl sugar, wherein each cytosine is a 5-methyl cytosine, and wherein each internucleoside linkage is a phosphorothioate linkage. a nucleic acid, peptide, antibody, small molecule or other agent capable of inhibiting the expression of ApoCIII. In certain embodiments, the nucleic acid is an antisense com- 55 pound targeting ApoCIII. In certain embodiments, the anti sense compound is an antisense oligonucleotide. In certain embodiments, the antisense oligonucleotide is a modified oligonucleotide. In certain embodiments, the modified oli gonucleotide has a sequence complementary to SEQ ID NO: 60 1, SEQ ID NO: 2 or SEQ ID NO: 4. In certain embodiments, the modified oligonucleotide is at least 70%, at least 75%, at least 80%, at least 85%, at least 90%, at least 95%, at least 98% or at least 100% complementary to SEQ ID NO: 1, SEQ ID NO: 2 or SEQ ID NO: 4. In certain embodiments, the compound comprises a modi fied oligonucleotide comprising: (i) a gap segment consist- 65 ing of ten linked deoxynucleosides; (ii) a 5' wing segment consisting of five linked nucleosides; (iii) a 3' wing segment consisting of five linked nucleosides, wherein the gap seg- In certain embodiments, the modified oligonucleotide has a nucleobase sequence comprising at least 8 contiguous Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 19 of 50 Page ID #:84

US 9,593,333 B2 25 ment is positioned immediately adjacent to and between the 5' wing segment and the 3' wing segment, wherein each nucleoside of each wing segment comprises a 2'-0- methoxyethyl sugar, wherein each cytosine is a 5-methyl cytosine, and wherein each intemucleoside linkage is a phosphorothioate linkage. Certain embodiments provide a method of reducing the risk of a cardiovascular disease in an animal with Fredrick son Type I dyslipidemia, FCS, LPLD, by administering to the animal a therapeutically effective amount of a compound 10 comprising a modified oligonucleotide consisting of 12 to 30 linked nucleosides, wherein the modified oligonucleotide is complementary to an ApoCIII nucleic acid and wherein the modified oligonucleotide decreases TG levels, increases HDL levels and/or improves the ratio of TG to HDL. In 15 certain embodiments, the ApoCIII nucleic acid is SEQ ID NO: 1, SEQ ID NO: 2 or SEQ ID NO: 4. In certain embodiments, the modified oligonucleotide is at least 70%, least 75%, least 80%, at least 85%, at least 90%, at least 95%, at least 98% or 100% complementary to SEQ ID NO: 20 1, SEQ ID NO: 2 or SEQ ID NO: 4. In certain embodiments, the modified oligonucleotide comprises at least 8 contiguous nucleobases of an antisense oligonucleotide targeting ApoCIII. In further embodiments, the modified oligonucle otide comprises at least 8 contiguous nucleobases of the 25 nucleobase sequence of ISIS 304801 (SEQ ID NO: 3). Certain embodiments provide a method of preventing, treating, ameliorating, or reducing at least one symptom of a cardiovascular disease in an animal with Fredrickson Type I dyslipidemia, FCS, LPLD, comprising administering to the 30 animal a therapeutically effective amount of a compound comprising a modified oligonucleotide consisting of 12 to 30 linked nucleosides and is complementary to an ApoCIII nucleic acid. In certain embodiments, the ApoCIII nucleic acid is either SEQ ID NO: 1, SEQ ID NO: 2 or SEQ ID NO: 35 4. In certain embodiments, the modified oligonucleotide is at least 70%, least 75%, at least 80%, at least 85%, at least 90%, at least 95%, at least 98% or 100% complementary to SEQ ID NO: 1, SEQ ID NO: 2 or SEQ ID NO: 4. In further embodiments, the modified oligonucleotide administered to 40 the animal prevents, treats, ameliorates or reduces at least one symptom of the cardiovascular disease by decreasing TG levels, increasing HDL levels and/or improving the ratio of TG to HDL. In certain embodiments, the modified oli gonucleotide comprises at least 8 contiguous nucleobases of 45 an antisense oligonucleotide targeting ApoCIII. In further embodiments, the modified oligonucleotide comprises at least 8 contiguous nucleobases ofISIS 304801 (SEQ ID NO: 3). In further embodiments, symptoms of a cardiovascular 50 disease include, but are not limited to, angina; chest pain; shortness of breath; palpitations; weakness; dizziness; nau sea; sweating; tachycardia; bradycardia; arrhythmia; atrial fibrillation; swelling in the lower extremities; cyanosis; fatigue; fainting; numbness of the face; numbness of the 55 limbs; claudication or cramping of muscles; bloating of the abdomen; or fever. Certain embodiments provide a method of decreasing TG levels, raising HDL levels and/or improving the ratio ofTG to HDL in an animal with Fredrickson Type I dyslipidemia, 60 FCS, LPLD, by administering to the animal a therapeutically effective amount of a compound consisting of a modified oligonucleotide targeting ApoCIII. Further embodiments provide a method of preventing, treating, ameliorating or reducing at least one symptom of a cardiovascular and/or 65 metabolic disease, disorder, condition, or symptom thereof, in the animal by administering to the animal a compound 26 consisting of a modified oligonucleotide targeting ApoCIII, thereby decreasing TG levels, increasing the HDL levels and/or improving the ratio of TG to HDL in the animal. Certain embodiments provide a method of decreasing TG levels, raising HDL levels and/or improving the ratio ofTG to HDL in an animal with Fredrickson Type I dyslipidemia, FCS, LPLD, by administering to the animal a therapeutically effective amount of a compound consisting of the nucle obase sequence of ISIS 304801 (SEQ ID NO: 3). Further embodiments provide a method of preventing, treating, ameliorating or reducing at least one symptom of a cardio vascular and/or metabolic disease, disorder, condition, or symptom thereof, in the animal by administering to the animal a compound consisting of the nucleobase sequence of ISIS 304801 (SEQ ID NO: 3), thereby decreasing TG levels, increasing the HDL levels and/or improving the ratio ofTG to HDL in the animal. Certain embodiments provide a method of decreasing TG levels, raising HDL levels and/or improving the ratio ofTG to HDL in an animal with Fredrickson Type I dyslipidemia, FCS, LPLD, by administering to the animal a therapeutically effective amount of a modified oligonucleotide having the sequence of ISIS 304801 (SEQ ID NO: 3), wherein the modified oligonucleotide comprises: (i) a gap segment con sisting of ten linked deoxynucleosides; (ii) a 5' wing seg ment consisting of five linked nucleosides; (iii) a 3' wing segment consisting of five linked nucleosides, wherein the gap segment is positioned immediately adjacent to and between the 5' wing segment and the 3' wing segment, wherein each nucleoside of each wing segment comprises a 2'-0-methoxyethyl sugar, wherein each cytosine is a 5-meth ylcytosine, and wherein each internucleoside linkage is a phosphorothioate linkage. Certain embodiments provide a method of preventing, delaying, treating, ameliorating, or reducing at least one symptom of a cardiovascular and/or metabolic disease, disorder, condition, or symptom thereof, in an animal with Fredrickson Type I dyslipidemia, FCS, LPLD, by adminis tering to the animal a therapeutically effective amount of a modified oligonucleotide targeting ApoCIII, wherein the modified oligonucleotide of the compound comprises: (i) a gap segment consisting of ten linked deoxynucleosides; (ii) a 5' wing segment consisting of five linked nucleosides; (iii) a 3' wing segment consisting of five linked nucleosides, wherein the gap segment is positioned immediately adjacent to and between the 5' wing segment and the 3' wing segment, wherein each nucleoside of each wing segment comprises a 2'-0-methoxyethyl sugar, wherein each cytosine is a 5-meth ylcytosine, and wherein each internucleoside linkage is a phosphorothioate linkage. Certain embodiments provide a method of preventing, delaying, treating, ameliorating, or reducing at least one symptom of a cardiovascular and/or metabolic disease, disorder, condition, or symptom thereof, in an animal with Fredrickson Type I dyslipidemia, FCS, LPLD, by adminis tering to the animal a therapeutically effective amount of a modified oligonucleotide having the sequence of ISIS 304801 (SEQ ID NO: 3), wherein the modified oligonucle otide of the compound comprises: (i) a gap segment con sisting of ten linked deoxynucleosides; (ii) a 5' wing seg ment consisting of five linked nucleosides; (iii) a 3' wing segment consisting of five linked nucleosides, wherein the gap segment is positioned immediately adjacent to and between the 5' wing segment and the 3' wing segment, wherein each nucleoside of each wing segment comprises a Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 20 of 50 Page ID #:85

US 9,593,333 B2 27 2'-O-methoxyethyl sugar, wherein each cytosine is a 5-meth ylcytosine, and wherein each internucleoside linkage is a phosphorothioate linkage. 28 Certain embodiments provide a method of decreasing TG levels, raising the HDL levels and/or improving the ratio of TG to HDL in an animal with Fredrickson Type I dyslipi demia, FCS, LPLD, by administering to the animal a thera peutically effective amount of a compound comprising a modified oligonucleotide consisting of 12 to 30 linked nucleosides, wherein the modified oligonucleotide is complementary to an ApoCIII nucleic acid. In certain embodiments, the ApoCIII nucleic acid is either SEQ ID NO: I, SEQ ID NO: 2 or SEQ ID NO: 4. In certain embodiments, the modified oligonucleotide is at least 80%, In certain embodiments, the compound is co-administered with a second agent or therapy. In certain embodiments, the second agent is an ApoCIII lowering agent, Apo C-II low ering agent, DGATl lowering agent, LPL raising agent, cholesterol lowering agent, non-HDL lipid lowering agent, LDL lowering agent, TG lowering agent, cholesterol low ering agent, HDL raising agent, fish oil, niacin (nicotinic acid), fibrate, statin, DCCR (salt of diazoxide), glucose lowering agent or anti-diabetic agents. In certain embodi- 10 ments, the second therapy is dietary fat restriction. at least 85%, at least 90%, at least 95%, at least 98% or at 15 least 100% complementary to SEQ ID NO: I, SEQ ID NO: 2 or SEQ ID NO: 4. Certain embodiments provide a method of preventing, delaying, treating, ameliorating, or reducing at least one symptom of a cardiovascular and/or metabolic disease, 20 disorder, condition, or symptom thereof, in an animal with Fredrickson Type I dyslipidemia, FCS, LPLD, by adminis tering to the animal a compound comprising a therapeuti cally effective amount of a modified oligonucleotide con sisting of 12 to 30 linked nucleosides, wherein the modified 25 oligonucleotide is complementary to an ApoCIII nucleic acid, and decreases TG levels and/or raises the HDL levels in the animal. In certain embodiments, the ApoCIII nucleic acid is either SEQ ID NO: I, SEQ ID NO: 2 or SEQ ID NO: 4. In certain embodiments, the modified oligonucleotide is at 30 least 80%, at least 85%, at least 90%, at least 95%, at least 98% or at least 100% complementary to SEQ ID NO: I, SEQ ID NO: 2 or SEQ ID NO: 4. In certain embodiments, the animal is human. In certain embodiments, the cardiovascular disease is 35 aneurysm, angina, arrhythmia, atherosclerosis, cerebrovas cular disease, coronary heart disease, hypertension, dyslipi demia, hyperlipidemia, hypertriglyceridemia or hypercho lesterolemia. In certain embodiments, the dyslipidemia is hypertriglyceridemia or chylomicronemia (e.g., FCS). In 40 certain embodiments, the metabolic disease is diabetes, obesity or metabolic syndrome. In certain embodiments, the animal with Fredrickson Type I dyslipidemia, FCS, LPLD, is at risk for pancreatitis. In certain embodiments, reducing ApoCIII levels in the liver 45 and/or small intestine prevents pancreatitis. In certain embodiments, reducing TG levels, raising HDL levels and/ or improving the ratio of TG to HDL prevents pancreatitis. In certain embodiments, the ApoCIII lowering agents include an ApoCIII antisense oligonucleotide different from the first agent, fibrate or anApo B antisense oligonucleotide. In certain embodiments, the DGATI lowering agent is LCQ908. In certain embodiments, the LPL raising agents include gene therapy agents that raise the level of LPL (e.g., Gly bera®, normal copies of ApoC-II, GPIHBPI, APOA5, LMFI or other genes that, when mutated, can lead to dysfunctional LPL). In certain embodiments, the glucose-lowering and/or anti- diabetic agents include, but are not limited to, PPAR agonist, a dipeptidyl peptidase (IV) inhibitor, a GLP-I analog, insu lin or an insulin analog, an insulin secretagogue, a SGLT2 inhibitor, a human amylin analog, a biguanide, an alpha- glucosidase inhibitor, metformin, sulfonylurea, rosiglita zone, meglitinide, thiazolidinedione, alpha-glucosidase inhibitor and the like. The sulfonylurea can be acetohexam ide, chlorpropamide, tolbutamide, tolazamide, glimepiride, a glipizide, a glyburide, or a gliclazide. The meglitinide can be nateglinide or repaglinide. The thiazolidinedione can be pioglitazone or rosiglitazone. The alpha-glucosidase can be acarbose or miglitol. In certain embodiments, the cholesterol or lipid lowering agents include, but are not limited to, statins, bile acids sequestrants, nicotinic acid and fibrates. The statins can be atorvastatin, fiuvastatin, lovastatin, pravastatin, rosuvastatin and simvastatin and the like. The bile acid sequestrants can be colesevelam, cholestyramine, colestipol and the like. The fibrates can be gemfibrozil, fenofibrate, clofibrate and the like. The therapeutic lifestyle change can be dietary fat restriction. In certain embodiments, the HDL increasing agents include cholesteryl ester transfer protein (CETP) inhibiting drugs (such as Torcetrapib), peroxisome proliferation acti vated receptor agonists, Apo-AI, Pioglitazone and the like. In certain embodiments, the compound and the second agent are administered concomitantly or sequentially. In certain embodiments, the compound is a salt form. In further embodiments, the compound further comprises of a pharmaceutically acceptable carrier or diluent. Certain embodiments provide a compound comprising an ApoCIII specific inhibitor for use in the preparation of a medicament for treating, preventing, delaying or ameliorat ing Fredrickson Type I dyslipidemia, FCS, LPLD. In certain embodiments, reducing ApoCIII levels in the liver and/or small intestine of an animal with Fredrickson 50 Type I dyslipidemia, FCS, LPLD, enhances clearance of postprandial TG. In certain embodiments, raising HDL levels and/or improving the ratio of TG to HDL enhance clearance of postprandial TG in an animal with Fredrickson Type I dyslipidemia, FCS, LPLD. In certain embodiments, 55 reducing ApoCIII levels in the liver and/or small intestine lowers postprandial triglyceride in an animal with Fredrick son Type I dyslipidemia, FCS, LPLD. In certain embodi ments, raising HDL levels and/or improving the ratio ofTG Certain embodiments provide use of a compound com prising an ApoCIII specific inhibitor in the preparation of a medicament for decreasing ApoCIII levels in an animal with 60 Fredrickson Type I dyslipidemia, FCS, LPLD. In certain embodiments, ApoCIII levels are decreased in the liver or small intestine. to HDL lowers postprandial TG. In certain embodiments, reducing ApoCIII levels in the liver and/or small intestine of an animal with Fredrickson Type I dyslipidemia, FCS, LPLD, improves the ratio ofHDL to TG. In certain embodiments, the compound is parenterally 65 administered. In further embodiments, the parenteral admin istration is subcutaneous. Certain embodiments provide a use of a compound com prising an ApoCIII specific inhibitor in the preparation of a medicament for decreasing TG levels, increasing HDL lev els and/or improving the ratio of TG to HDL in an animal with Fredrickson Type I dyslipidemia, FCS, LPLD. Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 21 of 50 Page ID #:86

US 9,593,333 B2 29 Certain embodiments provide use of a compound com prising an ApoCIII specific inhibitor in the preparation of a medicament for preventing, treating, ameliorating or reduc ing at least one symptom of a cardiovascular or metabolic disease by decreasing TG levels, increasing HDL levels and/or improving the ratio of TG to HDL in an animal with Fredrickson Type I dyslipidemia, FCS, LPLD. Certain embodiments provide use of a compound com prising an ApoCIII specific inhibitor in the preparation of a medicament for treating an animal with Fredrickson Type I dyslipidemia, FCS, LPLD, at risk for or having pancreatitis. In certain embodiments, the ApoCIII specific inhibitor used in the preparation of a medicament is a nucleic acid, peptide, antibody, small molecule or other agent capable of inhibiting the expression of ApoCIII. In certain embodi ments, the nucleic acid is an antisense compound. In certain embodiments, the antisense compound is a modified oligo nucleotide targeting ApoCIII. In certain embodiments, the modified oligonucleotide has a nucleobase sequence com prising at least 8 contiguous nucleobases of ISIS 304801 (SEQ ID NO: 3). In certain embodiments, the modified oligonucleotide is at least 70%, at least 75%, at least 80%, at least 85%, at least 90%, at least 95%, at least 98% or at least 100% complementary to SEQ ID NO: 1, SEQ ID NO: 2 or SEQ ID NO: 4. Certain embodiments provide a compound comprising an ApoCIII specific inhibitor for use in treating, preventing, delaying or ameliorating Fredrickson Type I dyslipidemia, FCS, LPLD. Certain embodiments provide use of a compound com prising an ApoCIII specific inhibitor for decreasing ApoCIII levels in an animal with Fredrickson Type I dyslipidemia, FCS, LPLD. In certain embodiments, ApoCIII levels are decreased in the liver or small intestine. Certain embodiments provide a use of a compound com prising an ApoCIII specific inhibitor for decreasing TG levels, increasing HDL levels and/or improving the ratio of TG to HDL in an animal with Fredrickson Type I dyslipi demia, FCS, LPLD. Certain embodiments provide use of a compound com prising an ApoCIII specific inhibitor for preventing, treating, ameliorating or reducing at least one symptom of a cardio vascular disease by decreasing TG levels, increasing HDL levels and/or improving the ratio ofTG to HDL in an animal with Fredrickson Type I dyslipidemia, FCS, LPLD. Certain embodiments provide use of a compound com prising an ApoCIII specific inhibitor for treating an animal with Fredrickson Type I dyslipidemia, FCS, LPLD, at risk for or having pancreatitis. In certain embodiments, the ApoCIII specific inhibitor used is a nucleic acid, peptide, antibody, small molecule or other agent capable of inhibiting the expression of ApoCIII. In certain embodiments, the nucleic acid is an antisense compound. In certain embodiments, the antisense compound is a modified oligonucleotide targeting ApoCIII. In certain embodiments, the modified oligonucleotide has a nucle obase sequence comprising at least 8 contiguous nucle obases ofISIS 304801 (SEQ ID NO: 3). In certain embodi ments, the modified oligonucleotide is at least 70%, at least 75%, at least 80%, at least 85%, at least 90%, at least 95%, at least 98% or at least 100% complementary to SEQ ID NO: 1, SEQ ID NO: 2 or SEQ ID NO: 4. Certain embodiments provide a composition comprising an ApoCIII specific inhibitor for use in: reducing TG levels in an animal with Fredrickson Type I dyslipidemia, FCS, LPLD; increasing HDL levels and/or improving the ratio of TG to HDL in an animal with Fredrickson Type I dyslipi- 30 demia, FCS, LPLD; preventing, delaying or ameliorating a cardiovascular and/or metabolic disease, disorder, condition, or a symptom thereof, in an animal with Fredrickson Type I dyslipidemia, FCS, LPLD; and/or preventing, delaying or ameliorating pancreatitis, or a symptom thereof, in an ani mal with Fredrickson Type I dyslipidemia, FCS, LPLD. In certain embodiments, the ApoCIII specific inhibitor is a nucleic acid, peptide, antibody, small molecule or other agent capable of inhibiting the expression of ApoCIII. In 10 certain embodiments, the nucleic acid is an antisense com pound. In certain embodiments, the antisense compound is a modified oligonucleotide targeting ApoCIII. In certain embodiments, the modified oligonucleotide has a nucle- 15 obase sequence comprising at least 8 contiguous nucle obases ofISIS 304801 (SEQ ID NO: 3). In certain embodi ments, the modified oligonucleotide is at least 70%, at least 75%, at least 80%, at least 85%, at least 90%, at least 95%, at least 98% or at least 100% complementary to SEQ ID NO: 20 1, SEQ ID NO: 2 or SEQ ID NO: 4. Certain embodiments provide a composition to reduce TG levels in an animal with Fredrickson Type I dyslipidemia, FCS, LPLD; increase HDL levels and/or improving the ratio of TG to HDL in an animal with Fredrickson Type I 25 dyslipidemia, FCS, LPLD; prevent, delay or ameliorate a cardiovascular and/or metabolic disease, disorder, condition, or a symptom thereof, in an animal with Fredrickson Type I dyslipidemia, FCS, LPLD; and/or prevent, delay or ame liorate pancreatitis, or a symptom thereof, in an animal with 30 Fredrickson Type I dyslipidemia, FCS, LPLD, comprising an ApoCIII specific inhibitor. In certain embodiments, the ApoCIII specific inhibitor is a nucleic acid, peptide, anti body, small molecule or other agent capable of inhibiting the expression of ApoCIII. In certain embodiments, the nucleic 35 acid is an antisense compound. In certain embodiments, the antisense compound is a modified oligonucleotide targeting ApoCIII. In certain embodiments, the modified oligonucle otide has a nucleobase sequence comprising at least 8 contiguous nucleobases ofISIS 304801 (SEQ ID NO: 3). In 40 certain embodiments, the modified oligonucleotide is at least 70%, at least 75%, at least 80%, at least 85%, at least 90%, at least 95%, at least 98% or at least 100% complementary to SEQ ID NO: 1, SEQ ID NO: 2 or SEQ ID NO: 4. Antisense Compounds 45 Oligomeric compounds include, but are not limited to, oligonucleotides, oligonucleosides, oligonucleotide analogs, oligonucleotide mimetics, antisense compounds, antisense oligonucleotides, and siRNAs. An oligomeric compound may be "antisense" to a target nucleic acid, meaning that it 50 is capable of undergoing hybridization to a target nucleic acid through hydrogen bonding. Antisense compounds provided herein refer to oligomeric compounds capable of undergoing hybridization to a target nucleic acid through hydrogen bonding. Examples of anti- 55 sense compounds include single-stranded and double stranded compounds, such as, antisense oligonucleotides, siRNAs, shRNAs, and miRNAs. In certain embodiments, an antisense compound has a nucleobase sequence that, when written in the 5' to 3' 60 direction, comprises the reverse complement of the target segment of a target nucleic acid to which it is targeted. In certain such embodiments, an antisense oligonucleotide has a nucleobase sequence that, when written in the 5' to 3' direction, comprises the reverse complement of the target 65 segment of a target nucleic acid to which it is targeted. In certain embodiments, an antisense compound targeted to an ApoCIII nucleic acid is 12 to 30 nucleotides in length. Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 22 of 50 Page ID #:87

Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 23 of 50 Page ID #:88

US 9,593,333 B2

31 32

In other words, antisense compounds are from 12 to 30 linked nucleobases. In other embodiments, the antisense compound comprises a modified oligonucleotide consisting of 8 to 80, 10 to 80, 12 to 50, 15 to 30, 18 to 24, 19 to 22, or 20 linked nucleobases. In certain such embodiments, the antisense compound comprises a modified oligonucleotide consisting of 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30, 31, 32, 33, 34, 35, 36, 37, 38, 39, 40, 41, 42, 43, 44, 45, 46, 47, 48, 49, 50, 51, 52, 53, 54, 55, 56, 57, 58, 59, 60, 61, 62, 63, 64, 65, 66, 67, 68, 69, 70, 71, 72, 73, 74, 75, 76, 77, 78, 79, or 80 linked nucleobases in length, or a range defined by any two of the above values. In some embodiments, the antisense compound is an antisense oligonucleotide.

In certain embodiments, the antisense compound comprises a shortened or truncated modified oligonucleotide. The shortened or truncated modified oligonucleotide can have one or more nucleosides deleted from the 5' end (5' truncation), one or more nucleosides deleted from the 3' end (3' truncation) or one or more nucleosides deleted from the central portion. Alternatively, the deleted nucleosides may be dispersed throughout the modified oligonucleotide, for example, in an antisense compound having one nucleoside deleted from the 5' end and one nucleoside deleted from the 3' end.

When a single additional nucleoside is present in a lengthened oligonucleotide, the additional nucleoside may be located at the central portion, 5' or 3' end of the oligonucleotide. When two or more additional nucleosides are present, the added nucleosides may be adjacent to each other, for example, in an oligonucleotide having two nucleosides added to the central portion, to the 5' end (5' addition), or alternatively to the 3' end (3' addition), of the oligonucleotide. Alternatively, the added nucleosides may be dispersed throughout the antisense compound, for example, in an oligonucleotide having one nucleoside added to the 5' end and one subunit added to the 3' end.

It is possible to increase or decrease the length of an antisense compound, such as an antisense oligonucleotide, and/or introduce mismatch bases without eliminating activity. For example, in Woolf et al. (Proc. Natl. Acad. Sci. USA 89:7305-7309, 1992), a series of antisense oligonucleotides 13-25 nucleobases in length were tested for their ability to induce cleavage of a target RNA in an oocyte injection model. Antisense oligonucleotides 25 nucleobases in length with 8 or 11 mismatch bases near the ends of the antisense oligonucleotides were able to direct specific cleavage of the target mRNA, albeit to a lesser extent than the antisense oligonucleotides that contained no mismatches. Similarly, target specific cleavage was achieved using 13 nucleobase antisense oligonucleotides, including those with 1 or 3 mismatches.

Gautschi et al (J. Natl. Cancer Inst. 93:463-471, March 2001) demonstrated the ability of an oligonucleotide having 100% complementarity to the bcl-2 mRNA and having 3 mismatches to the bcl-xL mRNA to reduce the expression of both bcl-2 and bcl-xL in vitro and in vivo. Furthermore, this oligonucleotide demonstrated potent anti-tumor activity in vivo.

Maher and Dolnick (Nuc. Acid. Res. 16:3341-3358, 1988) tested a series of tandem 14 nucleobase antisense oligonucleotides, and 28 and 42 nucleobase antisense oligonucleotides comprised of the sequence of two or three of the tandem antisense oligonucleotides, respectively, for their ability to arrest translation of human DHFR in a rabbit reticulocyte assay. Each of the three 14 nucleobase antisense oligonucleotides alone was able to inhibit translation, albeit at a more modest level than the 28 or 42 nucleobase antisense oligonucleotides.

Antisense Compound Motifs

In certain embodiments, antisense compounds targeted to an ApoCIII nucleic acid have chemically modified subunits arranged in patterns, or motifs, to confer to the antisense compounds properties such as enhanced inhibitory activity, increased binding affinity for a target nucleic acid, or resistance to degradation by in vivo nucleases.

Chimeric antisense compounds typically contain at least one region modified so as to confer increased resistance to nuclease degradation, increased cellular uptake, increased binding affinity for the target nucleic acid, and/or increased inhibitory activity. A second region of a chimeric antisense compound may optionally serve as a substrate for the cellular endonuclease RNase H, which cleaves the RNA strand of a RNA: DNA duplex.

Antisense compounds having a gapmer motif are considered chimeric antisense compounds. In a gapmer an internal region having a plurality of nucleotides that supports RNase H cleavage is positioned between external regions having a plurality of nucleotides that are chemically distinct from the nucleosides of the internal region. In the case of an antisense oligonucleotide having a gapmer motif, the gap segment generally serves as the substrate for endonuclease cleavage, while the wing segments comprise modified nucleosides. In certain embodiments, the regions of a gapmer are differentiated by the types of sugar moieties comprising each distinct region. The types of sugar moieties that are used to differentiate the regions of a gapmer may in some embodiments include β-D-ribonucleosides, β-D-deoxyribonucleosides, 2'-modified nucleosides (such 2'-modified nucleosides may include 2'-MOE, and 2'-O—CH_3, among others), and bicyclic sugar modified nucleosides (such bicyclic sugar modified nucleosides may include those having a 4'-(CH2) n-O-2' bridge, where n=1 or n=2). Preferably, each distinct region comprises uniform sugar moieties. The wing-gap-wing motif is frequently described as "X-Y-Z", where "X" represents the length of the 5' wing region, "Y" represents the length of the gap region, and "Z" represents the length of the 3' wing region. As used herein, a gapmer described as "X-Y-Z" has a configuration such that the gap segment is positioned immediately adjacent to each of the 5' wing segment and the 3' wing segment. Thus, no intervening nucleotides exist between the 5' wing segment and gap segment, or the gap segment and the 3' wing segment. Any of the antisense compounds described herein can have a gapmer motif. In some embodiments, X and Z are the same; in other embodiments they are different. In a preferred embodiment, Y is between 8 and 15 nucleotides. X, Y or Z can be any of 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23, 24, 25, 26, 27, 28, 29, 30 or more nucleotides. Thus, gapmers include, but are not limited to, for example 5-10-5, 4-8-4, 4-12-3, 4-12-4, 3-14-3, 2-13-5, 2-16-2, 1-18-1, 3-10-3, 2-10-2, 1-10-1, 2-8-2, 6-8-6, 5-8-5, 1-8-1, 2-6-2, 2-13-2, 1-8-2, 2-8-3, 3-10-2, 1-18-2 or 2-18-2.

In certain embodiments, the antisense compound as a "wingmer" motif, having a wing-gap or gap-wing configuration, i.e. an X-Y or Y-Z configuration as described above for the gapmer configuration. Thus, wingmer configurations include, but are not limited to, for example 5-10, 8-4, 4-12, 12-4, 3-14, 16-2, 18-1, 10-3, 2-10, 1-10, 8-2, 2-13 or 5-13.

In certain embodiments, antisense compounds targeted to an ApoCIII nucleic acid possess a 5-10-5 gapmer motif.

US 9,593,333 B2 33 In certain embodiments, an antisense compound targeted to an ApoCIII nucleic acid has a gap-widened motif. Target Nucleic Acids, Target Regions and Nucleotide Sequences Nucleotide sequences that encode ApoCIII include, with out limitation, the following: GENBANK Accession No. NM_000040.1 (incorporated herein as SEQ ID NO: 1), GENBANK Accession No. NT_033899.8 truncated from nucleotides 20262640 to 20266603 (incorporated herein as SEQ ID NO: 2) and GenBankAccession No. NT_035088.1 truncated from nucleotides 6238608 to 6242565 (incorpo rated herein as SEQ ID NO: 4). It is understood that the sequence set forth in each SEQ ID NO in the Examples contained herein is independent of any modification to a sugar moiety, an internucleoside linkage, or a nucleobase. As such, antisense compounds defined by a SEQ ID NO may comprise, independently, one or more modifications to a sugar moiety, an internucleoside linkage, or a nucleobase. Antisense compounds described by Isis Number (Isis No) indicate a combination of nucleobase sequence and motif. In certain embodiments, a target region is a structurally defined region of the target nucleic acid. For example, a target region may encompass a 3' UTR, a 5' UTR, an exon, an intron, an exonlintron junction, a coding region, a trans lation initiation region, translation termination region, or other defined nucleic acid region. The structurally defined regions for ApoCIII can be obtained by accession number from sequence databases such as NCBI and such infonna tion is incorporated herein by reference. In certain embodi ments, a target region may encompass the sequence from a 5' target site of one target segment within the target region to a 3' target site of another target segment within the target region. In certain embodiments, a "target segment" is a smaller, sub-portion of a target region within a nucleic acid. For example, a target segment can be the sequence of nucleo tides of a target nucleic acid to which one or more antisense compounds are targeted. "5' target site" refers to the 5'-most nucleotide of a target segment. "3' target site" refers to the 3'-most nucleotide of a target segment. A target region may contain one or more target segments. Multiple target segments within a target region may be overlapping. Alternatively, they may be non-overlapping. In certain embodiments, target segments within a target region are separated by no more than about 300 nucleotides. In certain embodiments, target segments within a target region are separated by a number of nucleotides that is, is about, is no more than, is no more than about, 250, 200, 150, 100, 90, 80, 70, 60, 50, 40, 30, 20, or 10 nucleotides on the target nucleic acid, or is a range defined by any two of the preceding values. In certain embodiments, target segments within a target region are separated by no more than, or no more than about, 5 nucleotides on the target nucleic acid. In certain embodiments, target segments are contiguous. Con templated are target regions defined by a range having a starting nucleic acid that is any of the 5' target sites or 3' target sites listed, herein. 34 Suitable target segments may be found within a 5' UTR, a coding region, a 3' UTR, an intron, an exon, or an exonlintron junction. Target segments containing a start codon or a stop codon are also suitable target segments. A suitable target segment may specifically exclude a certain structurally defined region such as the start codon or stop codon. The determination of suitable target segments may include a comparison of the sequence of a target nucleic acid 10 to other sequences throughout the genome. For example, the BLAST algorithm may be used to identifY regions of simi larity amongst different nucleic acids. This comparison can prevent the selection of antisense compound sequences that may hybridize in a non-specific mauner to sequences other 15 than a selected target nucleic acid (i.e., non-target or off target sequences). There can be variation in activity (e.g., as defined by percent reduction of target nucleic acid levels) of the anti sense compounds within an active target region. In certain 20 embodiments, reductions in ApoCIII mRNA levels are indicative of inhibition of ApoCIII expression. Reductions in levels of an ApoCIII protein can be indicative of inhibi tion of target mRNA expression. Further, phenotypic changes can be indicative of inhibition of ApoCIII expres- 25 sion. For example, an increase in HDL level, decrease in LDL level, or decrease in TG level are among phenotypic changes that may be assayed for inhibition of ApoCIII expression. Other phenotypic indications, e.g., symptoms associated with a cardiovascular or metabolic disease, may 30 also be assessed; for example, angina; chest pain; shortness of breath; palpitations; weakness; dizziness; nausea; sweat ing; tachycardia; bradycardia; arrhythmia; atrial fibrillation; swelling in the lower extremities; cyanosis; fatigue; fainting; numbness of the face; numbness of the limbs; claudication 35 or cramping of muscles; bloating of the abdomen; or fever. Hybridization In some embodiments, hybridization occurs between an antisense compound disclosed herein and an ApoCIII nucleic acid. The most common mechanism of hybridization 40 involves hydrogen bonding (e.g., Watson-Crick, Hoogsteen or reversed Hoogsteen hydrogen bonding) between comple mentary nucleobases of the nucleic acid molecules. Hybridization can occur under varying conditions. Strin gent conditions are sequence-dependent and are determined 45 by the nature and composition of the nucleic acid molecules to be hybridized. Methods of detennining whether a sequence is specifi cally hybridizable to a target nucleic acid are well known in the art (Sambrook and Russell, Molecular Cloning: A Labo- 50 ratory Manual, 3rd Ed., 2001, CSHL Press). In certain embodiments, the antisense compounds provided herein are specifically hybridizable with an ApoCIII nucleic acid. Complementarity An antisense compound and a target nucleic acid are 55 complementary to each other when a sufficient number of nucleobases of the antisense compound can hydrogen bond with the corresponding nucleobases of the target nucleic acid, such that a desired effect will occur (e.g., antisense inhibition of a target nucleic acid, such as an ApoCIII 60 nucleic acid). Targeting includes determination of at least one target segment to which an antisense compound hybridizes, such that a desired effect occurs. In certain embodiments, the desired effect is a reduction in mRNA target nucleic acid levels. In certain embodiments, the desired effect is reduc tion of levels of protein encoded by the target nucleic acid 65 or a phenotypic change associated with the target nucleic acid. An antisense compound may hybridize over one or more segments of an ApoCIII nucleic acid such that intervening or adjacent segments are not involved in the hybridization event (e.g., a loop structure, mismatch or hairpin structure). In certain embodiments, the antisense compounds pro vided herein, or a specified portion thereof, are, or are at least, 70%, 75%, 80%, 85%, 86%, 87%, 88%, 89%, 90%, Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 24 of 50 Page ID #:89

US 9,593,333 B2 35 91%,92%,93%,94%,95%,96%,97%,98%,99%, or 100% complementary to an ApoCIII nucleic acid, a target region, target segment, or specified portion thereof. Percent comple mentarity of an antisense compound with a target nucleic acid can be determined using routine methods. For example, an antisense compound in which 18 of 20 nucleobases of the antisense compound are complementary to a target region, and would therefore specifically hybrid ize, would represent 90 percent complementarity. In this example, the remaining non-complementary nucleobases may be clustered or interspersed with complementary nucle obases and need not be contiguous to each other or to complementary nucleobases. As such, an antisense com pound which is 18 nucleobases in length having 4 (four) non-complementary nucleobases which are flanked by two regions of complete complementarity with the target nucleic acid would have 77.8% overall complementarity with the target nucleic acid and would thus fall within the scope of the present invention. Percent complementarity of an anti sense compound with a region of a target nucleic acid can be determined routinely using BLAST programs (basic local alignment search tools) and PowerBLAST programs known in the art (Altschul et aI., J. Mol. BioI., 1990,215,403 410; Zhang and Madden, Genome Res., 1997, 7, 649 656). Percent homology, sequence identity or complementarity, can be detennined by, for example, the Gap program (Wis consin Sequence Analysis Package, Version 8 for Unix, Genetics Computer Group, University Research Park, Madi son Wis.), using default settings, which uses the algorithm of Smith and Watennan (Adv. Appl. Math., 1981,2,482-489). In certain embodiments, the antisense compounds pro vided herein, or specified portions thereof, are fully comple mentary (i.e. 100% complementary) to a target nucleic acid, or specified portion thereof. For example, an antisense compound may be fully complementary to an ApoCIII nucleic acid, or a target region, or a target segment or target sequence thereof. As used herein, "fully complementary" means each nucleobase of an antisense compound is capable of precise base pairing with the corresponding nucleobases of a target nucleic acid. For example, a 20 nucleobase antisense compound is fully complementary to a target sequence that is 400 nucleobases long, so long as there is a corresponding 20 nucleobase portion of the target nucleic acid that is fully complementary to the antisense compound. Fully complementary can also be used in reference to a specified portion of the first and/or the second nucleic acid. For example, a 20 nucleobase portion of a 30 nucleobase antisense compound can be "fully complementary" to a target sequence that is 400 nucleobases long. The 20 nucle obase portion of the 30 nucleobase oligonucleotide is fully complementary to the target sequence if the target sequence has a corresponding 20 nucleobase portion wherein each nucleobase is complementary to the 20 nucleobase portion of the antisense compound. At the same time, the entire 30 nucleobase antisense compound mayor may not be fully complementary to the target sequence, depending on whether the remaining 10 nucleobases of the antisense compound are also complementary to the target sequence. 36 In certain embodiments, antisense compounds that are, or are up to, 12, 13, 14, 15, 16, 17, 18, 19, or 20 nucleobases in length comprise no more than 4, no more than 3, no more than 2, or no more than 1 non-complementary nucleobase(s) relative to a target nucleic acid, such as an ApoCIII nucleic acid, or specified portion thereof. In certain embodiments, antisense compounds that are, or are up to, 12, 13, 14, 15, 16, 17, 18, 19,20,21,22,23,24, 25, 26, 27, 28, 29, or 30 nucleobases in length comprise no 10 more than 6, no more than 5, no more than 4, no more than 3, no more than 2, or no more than 1 non-complementary nucleobase(s) relative to a target nucleic acid, such as an ApoCIII nucleic acid, or specified portion thereof. The antisense compounds provided herein also include 15 those which are complementary to a portion of a target nucleic acid. As used herein, "portion" refers to a defined number of contiguous (i.e. linked) nucleobases within a region or segment of a target nucleic acid. A "portion" can also refer to a defined number of contiguous nucleobases of 20 an antisense compound. In certain embodiments, the anti sense compounds are complementary to at least an 8 nucle obase portion of a target segment. In certain embodiments, the antisense compounds are complementary to at least a 10 nucleobase portion of a target segment. In certain embodi- 25 ments, the antisense compounds are complementary to at least a 12 nucleobase portion of a target segment. In certain embodiments, the antisense compounds are complementary to at least a 15 nucleobase portion of a target segment. Also contemplated are antisense compounds that are complemen- 30 tary to at least a 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19,20, or more nucleobase portion of a target segment, or a range defined by any two of these values. Identity The antisense compounds provided herein may also have 35 a defined percent identity to a particular nucleotide sequence, SEQ ID NO, or sequence of a compound repre sented by a specific Isis number, or portion thereof. As used herein, an antisense compound is identical to the sequence disclosed herein if it has the same nucleobase pairing ability. 40 For example, a RNA which contains uracil in place of thymidine in a disclosed DNA sequence would be consid ered identical to the DNA sequence since both uracil and thymidine pair with adenine. Shortened and lengthened versions of the antisense compounds described herein as 45 well as compounds having non-identical bases relative to the antisense compounds provided herein also are contemplated. The non-identical bases may be adjacent to each other or dispersed throughout the antisense compound. Percent iden tity of an antisense compound is calculated according to the 50 number of bases that have identical base pairing relative to the sequence to which it is being compared. In certain embodiments, the antisense compounds, or portions thereof, are at least 70%, 75%, 80%, 85%, 90%, 95%, 96%, 97%, 98%, 99% or 100% identical to one or 55 more of the antisense compounds or SEQ ID NOs, or a portion thereof, disclosed herein. Modifications The location of a non-complementary nucleobase(s) can 60 be at the 5' end or 3' end of the antisense compound. Alternatively, the non-complementary nucleobase(s) can be A nucleoside is a base-sugar combination. The nucleobase (also known as base) portion of the nucleoside is normally a heterocyclic base moiety. Nucleotides are nucleosides that further include a phosphate group covalently linked to the sugar portion of the nucleoside. For those nucleosides that include a pentofuranosyl sugar, the phosphate group can be linked to the 2', 3' or 5' hydroxyl moiety of the sugar. Oligonucleotides are formed through the covalent linkage of adjacent nucleosides to one another, to form a linear poly meric oligonucleotide. Within the oligonucleotide structure, at an internal position of the antisense compound. When two or more non-complementary nucleobases are present, they can be contiguous (i.e. linked) or non-contiguous. In one 65 embodiment, a non-complementary nucleobase is located in the wing segment of a gapmer antisense oligonucleotide. Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 25 of 50 Page ID #:90

US 9,593,333 B2 37 the phosphate groups are commonly referred to as fonning the internucleoside linkages of the oligonucleotide. Modifications to antisense compounds encompass substi tutions or changes to internucleoside linkages, sugar moi eties, or nucleobases. Modified antisense compounds are 5 often preferred over native forms because of desirable properties such as, for example, enhanced cellular uptake, enhanced affinity for nucleic acid target, increased stability in the presence of nucleases, or increased inhibitory activity. 38 Examples of nucleosides having modified sugar moieties include without limitation nucleosides comprising 5'-vinyl, 5'-methyl (R or S), 4'-S, 2'-F, 2'-OCH3' 2'-OCH2CH3, 2'-OCH2CH2F and 2'-O(CH2)20CH3 substituent groups. The substituent at the 2' position can also be selected from allyl, amino, azido, thio, O-allyl, O-C1 -ClO alkyl, OCF 3' OCH2F, O(CH2)2SCH3' O(CH2)2---O-N(Rm)(Rn), O-CH2-C(=O)-N(Rm)(Rn), and O-CH2-C(=O)- N(Rz)-(CH2)2-N(Rm)(Rn), where each Rz, Rm and Rn is, independently, H or substituted or unsubstituted C1 -ClO alkyl. As used herein, "bicyclic nucleosides" refer to modified nucleosides comprising a bicyclic sugar moiety. Examples Chemically modified nucleosides can also be employed to 10 increase the binding affinity of a shortened or truncated antisense oligonucleotide for its target nucleic acid. Conse quently, comparable results can often be obtained with shorter antisense compounds that have such chemically modified nucleosides. 15 ofbicyclic nucleic acids (BNAs) include without limitation nucleosides comprising a bridge between the 4' and the 2' ribosyl ring atoms. In certain embodiments, antisense com pounds provided herein include one or more BNA nucleo- Modified Internucleoside Linkages The naturally occurring internucleoside linkage of RNA and DNA is a 3' to 5' phosphodiester linkage. Antisense compounds having one or more modified, i.e. non-naturally occurring, internucleoside linkages are often selected over 20 antisense compounds having naturally occurring inter nucleoside linkages because of desirable properties such as, sides wherein the bridge comprises one of the fonnulas: 4'-(CH2)-O-2' (LNA); 4'-(CH2)-S-2; 4'-(CH2)2---O-2' (ENA); 4'-CH(CH3)-O-2' and 4'-CH(CH20CH3)---O-2' (and analogs thereof see u.s. Pat. No. 7,399,845, issued on Jul. 15,2008); 4'-C(CH3)(CH3)-O-2' (and analogs thereof see PCTlUS2008/068922 published as W0/20091006478, for example, enhanced cellular uptake, enhanced affinity for target nucleic acids, and increased stability in the presence of nucleases. Oligonucleotides having modified internucleoside link ages include internucleoside linkages that retain a phospho rus atom as well as internucleoside linkages that do not have 25 published Jan. 8, 2009); 4'-CH2-N(OCH3)-2' (and analogs thereof see PCTlUS2008/064591 published as WO/20081 150729, published Dec. 11,2008); 4'-CH2---O-N(CH3)-2' (see published u.s. Patent Application US2004-0171570, a phosphorus atom. Representative phosphorus containing internucleoside linkages include, but are not limited to, 30 phosphodiesters, phosphotriesters, methylphosphonates, phosphoramidate, and phosphorothioates. Methods of preparation of phosphorous-containing and non-phospho rous-containing linkages are well known. In certain embodiments, antisense compounds targeted to 35 an ApoCIII nucleic acid comprise one or more modified internucleoside linkages. In certain embodiments, the modi fied internucleoside linkages are phosphorothioate linkages. In certain embodiments, each internucleoside linkage of an antisense compound is a phosphorothioate internucleoside 40 linkage. Modified Sugar Moieties Antisense compounds of the invention can optionally contain one or more nucleosides wherein the sugar group has been modified. Such sugar modified nucleosides may 45 impart enhanced nuclease stability, increased binding affin ity, or some other beneficial biological property to the antisense compounds. In certain embodiments, nucleosides comprise chemically modified ribofuranose ring moieties. Examples of chemically modified ribofuranose rings include 50 without limitation, addition of substitutent groups (including 5' and 2' substituent groups, bridging of non-geminal ring atoms to fonn bicyclic nucleic acids (BNA), replacement of the ribosyl ring oxygen atom with S, N(R), or C(R1)(R2) (R, Rl and R2 are each independently H, C1 -C12 alkyl or a 55 protecting group) and combinations thereof. Examples of chemically modified sugars include 2'-F-5'-methyl substi tuted nucleoside (see PCT International Application WO 2008/101157 Published on Aug. 21, 2008 for other disclosed 5',2'-bis substituted nucleosides) or replacement of the ribo- 60 syl ring oxygen atom with S with further substitution at the 2'-position (see published u.s. Patent Application US2005- 0130923, published on Jun. 16, 2005) or alternatively 5'-substitution of a BNA (see PCT International Application WO 2007/134181 Published on Nov. 22, 2007 whereinLNA 65 is substituted with for example a 5'-methyl or a 5'-vinyl group). published Sep. 2, 2004); 4'-CH2-N(R)---O-2', wherein R is H, C1-C12 alkyl, or a protecting group (see u.s. Pat. No. 7,427,672, issued on Sep. 23, 2008); 4'-CH2-C(H)(CH3)-2' (see Chattopadhyaya et aI., J. Org. Chern., 2009, 74, 118- 134); and 4'-CH2-C-(=CH2)-2' (and analogs thereof see PCTlUS2008/066154 published as WO 20081154401, pub lished on Dec. 8, 2008). Further bicyclic nucleosides have been reported in pub- lished literature (see for example: Srivastava et aI., J. Arn. Chern. Soc., 2007, 129(26) 8362-8379; Frieden et aI., Nucleic Acids Research, 2003,21,6365-6372; Elayadi et aI., Curro Opinion Invens. Drugs, 2001,2,558-561; Braasch et aI., Chern. Bioi., 2001, 8, 1-7; Orum et aI., Curro Opinion Mol. Ther., 2001,3,239-243; Wahlestedt et aI., Proc. Natl. Acad. Sci. U.S.A, 2000, 97, 5633-5638; Singh et aI., Chern. Cornrnun., 1998, 4, 455-456; Koshkin et aI., Tetrahedron, 1998, 54, 3607-3630; Kumar et aI., Bioorg. Med. Chern. Lett., 1998,8,2219-2222; Singh et al.,J. Org. Chern., 1998, 63, 10035-10039; U.S. Pat. Nos. 7,399,845; 7,053,207; 7,034,133; 6,794,499; 6,770,748; 6,670,461; 6,525,191; 6,268,490; U.S. patent Publication Nos.: US2008-0039618; US2007 -0287831; US2004-0171570; U.S. patent applica- tions, Ser. Nos. 121129,154; 611099,844; 611097,787; 611086,231; 611056,564; 611026,998; 611026,995; 601989, 574; International applications WO 2007/134181; WO 2005/021570; WO 2004/106356; WO 94114226; and PCT International Applications Nos.: PCTIUS2008/068922; PCTIUS2008/066154; and PCTIUS2008/064591). Each of the foregoing bicyclic nucleosides can be prepared having one or more stereochemical sugar configurations including for example a-L-ribofuranose and ~-D-ribofuranose (see PCT international application PCTIDK98/00393, published on Mar. 25, 1999 as WO 99114226). As used herein, "mono cyclic nucleosides" refer to nucleo sides comprising modified sugar moieties that are not bicy clic sugar moieties. In certain embodiments, the sugar moiety, or sugar moiety analogue, of a nucleoside may be modified or substituted at any position. Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 26 of 50 Page ID #:91

Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 27 of 50 Page ID #:92

US 9,593,333 B2

39

40

As used herein, "4'-2' bicyclic nucleoside" or "4' to 2' bicyclic nucleoside" refers to a bicyclic nucleoside comprising a furanose ring comprising a bridge connecting two carbon atoms of the furanose ring connects the 2' carbon atom and the 4' carbon atom of the sugar ring.

In certain embodiments, bicyclic sugar moieties of BNA nucleosides include, but are not limited to, compounds having at least one bridge between the 4' and the 2' carbon atoms of the pentofuranosyl sugar moiety including without limitation, bridges comprising 1 or from 1 to 4 linked groups independently selected from —$[C(R_a)(R_b)]_n$—, —$C(R_a)$=$C(R_b)$—, —$C(R_a)$=N—, —C(=NR_a)—, —C(=O)—, —C(=S)—, —O—, —$Si(R_a)_2$—, —$S(=O)_x$—, and —$N(R_a)$—; wherein: x is 0, 1, or 2; n is 1, 2, 3, or 4; each R_a and R_b is, independently, H, a protecting group, hydroxyl, C_1-C_{12} alkyl, substituted C_1-C_{12} alkyl, C_2-C_{12} alkenyl, substituted C_2-C_{12} alkenyl, C_2-C_{12} alkynyl, substituted C_2-C_{12} alkynyl, C_5-C_{20} aryl, substituted C_5-C_{20} aryl, heterocycle radical, substituted heterocycle radical, heteroaryl, substituted heteroaryl, C_5-C_7 alicyclic radical, substituted C_5-C_7 alicyclic radical, halogen, OJ_1, NJ_1J_2, SJ_1, N_3, $COOJ_1$, acyl (C(=O)—H), substituted acyl, CN, sulfonyl ($S(=O)_2$-J_1), or sulfoxyl (S(=O)-J_1); and

each J_1 and J_2 is, independently, H, C_1-C_{12} alkyl, substituted C_1-C_{12} alkyl, C_2-C_{12} alkenyl, substituted C_2-C_{12} alkenyl, C_2-C_{12} alkynyl, substituted C_2-C_{12} alkynyl, C_5-C_{20} aryl, substituted C_5-C_{20} aryl, acyl (C(=O)—H), substituted acyl, a heterocycle radical, a substituted heterocycle radical, C_1-C_{12} aminoalkyl, substituted C_1-C_{12} aminoalkyl or a protecting group.

In certain embodiments, the bridge of a bicyclic sugar moiety is, —$[C(R_a)(R_b)]_n$—, —$[C(R_a)(R_b)]_n$—O—, —$C(R_aR_b)$—N(R)—O— or —$C(R_aR_b)$—O—N(R)—. In certain embodiments, the bridge is 4'-CH_2-2', 4'-$(CH_2)_2$-2', 4'-$(CH_2)_3$-2', 4'-CH_2—O-2', 4'-$(CH_2)_2$—O-2', 4'-CH_2—O—N(R)-2' and 4'-CH_2—N(R)—O-2'- wherein each R is, independently, H, a protecting group or C_1-C_{12} alkyl.

In certain embodiments, bicyclic nucleosides are further defined by isomeric configuration. For example, a nucleoside comprising a 4'-(CH_2)—O-2' bridge, may be in the α-L configuration or in the β-D configuration. Previously, α-L-methyleneoxy (4'-CH_2—O-2') BNA's have been incorporated into antisense oligonucleotides that showed antisense activity (Frieden et al., *Nucleic Acids Research,* 2003, 21, 6365-6372).

In certain embodiments, bicyclic nucleosides include those having a 4' to 2' bridge wherein such bridges include without limitation, α-L-4'-(CH_2)—O-2', β-D-4'-CH_2—O-2', 4'-$(CH_2)_2$—O-2', 4'-CH_2—O—N(R)-2', 4'-CH_2—N(R)—O-2', 4'-$CH(CH_3)$—O-2', 4'-CH_2—S-2', 4'-CH_2—N(R)-2', 4'-CH_2—$CH(CH_3)$-2', and 4'-$(CH_2)_3$-2', wherein R is H, a protecting group or C_1-C_{12} alkyl.

In certain embodiment, bicyclic nucleosides have the formula:


T_a—O
O
Bx
Q_a
O
Q_c
Q_b
T_b

wherein:

Bx is a heterocyclic base moiety;

-Q_a-Q_b-Q_c- is —CH_2—$N(R_c)$—CH_2—, —C(=O)—$N(R_c)$—CH_2—, —CH_2—O—$N(R_c)$—, —CH_2—$N(R_c)$—O— or —$N(R_c)$—O—CH_2;

R_c is C_1-C_{12} alkyl or an amino protecting group; and

T_a and T_b are each, independently H, a hydroxyl protecting group, a conjugate group, a reactive phosphorus group, a phosphorus moiety or a covalent attachment to a support medium.

In certain embodiments, bicyclic nucleosides have the formula:


T_a—O
O
Bx
Z_a
O
O
T_b

wherein:

Bx is a heterocyclic base moiety;

T_a and T_b are each, independently H, a hydroxyl protecting group, a conjugate group, a reactive phosphorus group, a phosphorus moiety or a covalent attachment to a support medium;

Z_a is C_1-C_6 alkyl, C_2-C_6 alkenyl, C_2-C_6 alkynyl, substituted C_1-C_6 alkyl, substituted C_2-C_6 alkenyl, substituted C_2-C_6 alkynyl, acyl, substituted acyl, substituted amide, thiol or substituted thiol.

In one embodiment, each of the substituted groups, is, independently, mono or poly substituted with substituent groups independently selected from halogen, oxo, hydroxyl, OJ_c, NJ_cJ_d, SJ_c, N_3, OC(=X)J_c, and NJ_eC(=X)NJ_cJ_d, wherein each J_c, J_d and J_e is, independently, H, C_1-C_6 alkyl, or substituted C_1-C_6 alkyl and X is O or NJ_c.

In certain embodiments, bicyclic nucleosides have the formula:


T_a
O
O
Bx
Z_b
O
O
T_b

wherein:

Bx is a heterocyclic base moiety;

T_a and T_b are each, independently H, a hydroxyl protecting group, a conjugate group, a reactive phosphorus group, a phosphorus moiety or a covalent attachment to a support medium;

Z_b is C_1-C_6 alkyl, C_2-C_6 alkenyl, C_2-C_6 alkynyl, substituted C_1-C_6 alkyl, substituted C_2-C_6 alkenyl, substituted C_2-C_6 alkynyl or substituted acyl (C(=O)—).

US 9,593,333 B2 41 In certain embodiments, bicyclic nucleosides have the formula: Ta_o~'In qb 0 Bx ,-Tb 'Ie 0 'In N I ORt wherein: Bx is a heterocyclic base moiety; Ta and Tb are each, independently H, a hydroxyl protect ing group, a conjugate group, a reactive phosphorus group, a phosphorus moiety or a covalent attachment to a support medium; 42 as substrates for nucleic acid polymerases has also been described (Wengel et aI., WO 99114226). Furthermore, syn thesis of2'-amino-BNA, a novel conformationally restricted high-affinity oligonucleotide analog has been described in 5 the art (Singh et aI., J. Org. Chern., 1998, 63, 10035-10039). In addition, 2'-amino- and 2'-methylamino-BNA's have been prepared and the thermal stability of their duplexes with complementary RNA and DNA strands has been pre viously reported. 10 In certain embodiments, bicyclic nucleosides have the formula: 15 Ta-O~Bx q, O-Tb CJj Rd is C1-C6 alkyl, substituted C1-C6 alkyl, C2-C6 alkenyl, 20 substituted C2-C6 alkenyl, C2-C6 alkynyl or substituted C2-C6 alkynyl; wherein: ql 'Ik Bx is a heterocyclic base moiety; each qa' qb' qc and qd is, independently, H, halogen, C1-C6 alkyl, substituted C1-C6 alkyl, C2-C6 alkenyl, substituted 25 C2-C6 alkenyl, C2-C6 alkynyl or substituted C2-C6 alkynyl, Ta and Tb are each, independently H, a hydroxyl protect ing group, a conjugate group, a reactive phosphorus group, a phosphorus moiety or a covalent attachment to a support medium; C1 -C6 alkoxyl, substituted C1 -C6 alkoxyl, acyl, substituted acyl, C1 -C6 amino alkyl or substituted C1-C6 aminoalkyl; In certain embodiments, bicyclic nucleosides have the formula: Ta-O~O'-.../BX 'Ic>0!;J 'If 0 wherein: Bx is a heterocyclic base moiety; Ta and Tb are each, independently H, a hydroxyl protect ing group, a conjugate group, a reactive phosphorus group, a phosphorus moiety or a covalent attachment to a support medium; ~, qb' qe and CJrare each, independently, hydrogen, halo gen, C1 -C12 alkyl, substituted C1-C12 alkyl, C2-C12 alkenyl, substituted C2-C12 alkenyl, C2-C12 alkynyl, substituted C2-C12 alkynyl, C1-C12 alkoxy, substituted C1 -C12 alkoxy, OJ), SJ), SOJ), S02J), NJ}k' N3, CN, C(=O)OJ), C(=O) NJ}k' C(=O)J), O-C(=O)Nl)k' N(H)C( NH)NJ}k' N(H)C(=O)NJ}k or N(H)C(=S)Nl)k; or qe and CJr together are =C( qg)( 'lh); qg and 'lh are each, independently, H, halogen, C1-C12 alkyl or substituted C1 -C12 alkyl. each q" cy, '1k and qz is, independently, H, halogen, C1-C12 30 alkyl, substituted C1-C12 alkyl, C2-C12 alkenyl, substituted C2-C12 alkenyl, C2-C12 alkynyl, substituted C2-C12 alkynyl, C1-C12 alkoxyl, substituted C1-C12 alkoxyl, OJ)' SJ)' SOJ)' S02J), NJ}k' N3, CN, C(=O)OJ), C(=O)NJ}k' C(=O)J), o---C(=O)NJA, N(H)C( NH)NJA, N(H)C(=O)NJAor 35 N(H)C(=S)NJ}k; and q, and cy or qz ~nd '1k together are =C( qg)( 'lh), wherein qg and'lh are each, mdependently, H, halogen, C1-C12 alkyl or substituted C1 -C12 alkyl. One carbocyclic bicyclic nucleoside having a 4'-(CH2)3-2' 40 bridge and the alkenyl analog bridge 4'-CH=CH-CH2-2' have been described (Frier et aI., Nucleic Acids Research, 1997,25(22), 4429-4443 and Albaek et aI., J. Org. Chern., 2006, 71, 7731-7740). The synthesis and preparation of carbocyclic bicyclic nucleosides along with their oligomer- 45 ization and biochemical studies have also been described (Srivastava et aI., J. Arn. Chern. Soc. 2007, 129(26), 8362- 8379). In certain embodiments, bicyclic nucleosides include, but are not limited to, (A) a-L-methyleneoxy (4'-CH2-0-2) 50 BNA (B) ~-D-methyleneoxy (4'-CH2---O-2) BNA (C) eth yleneoxy (4'-(CH2)2---O-2') BNA, (D) aminooxy (4'-CH2- 0-N(R)-2') BNA, (E) oxyamino (4'-CH2-N(R)---O-2) BNA, (F) methyl(methyleneoxy) (4'-CH(CH3)---O-2) BNA (also referred to as constrained ethyl or cEt), (G) methylene- 55 thio (4'-CH2-S-2') BNA, (H) methylene-amino (4'-CH2- N(R)-2') BNA, (1) methyl carbocyclic (4'-CH2---CH(CH3)- 2) BNA, (J) propylene carbocyclic (4'-(CH2k2') BNA, and (K) vinyl BNA as depicted below. The synthesis and preparation of adenine, cytosine, gua nine, 5-methyl-cytosine, thymine and uracil bicyclic nucleo sides having a 4'-CH2---O-2' bridge, along with their oli gomerization, and nucleic acid recognition properties have been described (Koshkin et aI., Tetrahedron, 1998, 54, 60 3607 -3630). The synthesis of bicyclic nucleosides has also been described in WO 98/39352 and WO 99114226. CA) Analogs of various bicyclic nucleosides that have 4' to 2' bridging groups such as 4'-CH2---O-2' and 4'-CH2-S-2', have also been prepared (Kumar et aI., Bioorg. Med. Chern. 65 Lett., 1998, 8, 2219-2222). Preparation of oligodeoxyribo nucleotide duplexes comprising bicyclic nucleosides for use Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 28 of 50 Page ID #:93

43 -continued Bx Bx Bx Bx Bx Bx US 9,593,333 B2 (B) (C) (D) 44 -continued (I) 10 (J) Bx 15 (K) 20 25 wherein Bx is the base moiety and R is, independently, H, 30 a protecting group, C1-C6 alkyl or C1 -C6 alkoxy. As used herein, the term "modified tetrahydropyran (E) nucleoside" or "modified THP nucleoside" means a nucleo side having a six-membered tetrahydropyran "sugar" sub stituted for the pentofuranosyl residue in normal nucleosides (F) 35 and can be referred to as a sugar surrogate. Modified THP nucleosides include, but are not limited to, what is referred to in the art as hexitol nucleic acid (HNA), anitol nucleic acid (ANA), manito I nucleic acid (MNA) (see Leumann, Bioorg. Med. Chern., 2002, 10, 841-854) or f1uoro HNA 40 (F-HNA) having a tetrahydropyranyl ring system as illus trated below. 45 H°-Y°l HO\\""'~BX F (G) 50 55 (H) 60 65 In certain embodiment, sugar surrogates are selected having the formula: Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 29 of 50 Page ID #:94

US 9,593,333 B2 45 wherein: Bx is a heterocyclic base moiety; T3 and T4 are each, independently, an intemucleoside linking group linking the tetrahydropyran nucleoside analog to the oligomeric compound or one of T3 and T4 is an 5 internucleoside linking group linking the tetrahydropyran nucleoside analog to an oligomeric compound or oligonucle otide and the other ofT3 and T4 is H, a hydroxyl protecting group, a linked conjugate group or a 5' or 3'-terminal group; q1' q2' q3' q4' qs, q6 and q7 are each independently, H, 10 C1-C6 alkyl, substituted C1-C6 alkyl, C2-C6 alkenyl, substi tuted C2-C6 alkenyl, C2-C6 alkynyl or substituted C2-C6 alkynyl; and one of R1 and R2 is hydrogen and the other is selected 15 from halogen, substituted or unsubstituted alkoxy, NJ 1 J2, SJ1, N3, OC( X)J1,0C( X)NJ1J2, NJ3C( X)NJ1J2 and CN, wherein X is 0, S or NJ1 and each J1, J2 and J3 is, independently, H or C1-C6 alkyl. In certain embodiments, qu q2' q3' q4' qs, q6 and q7 are 20 each H. In certain embodiments, at least one of q1' q2' q3' Q4' Qs, Q6 and Q7 is other than H. In certain embodiments, at least one of Q1' Q2' ~, Q4' ~, Q6 and Q7 is methyl. In certain embodiments, THP nucleosides are provided wherein one of R1 and R2 is F. In certain embodiments, R1 is fluoro and R2 25 is H; R1 is methoxy and R2 is H, and R1 is methoxyethoxy and R2 is H. In certain embodiments, sugar surrogates comprise rings having more than 5 atoms and more than one heteroatom. For example nucleosides comprising morpholino sugar moi- 30 eties and their use in oligomeric compounds has been reported (see for example: Braasch et aI., Biochemistry, 2002,41,4503-4510; and u.s. Pat. Nos. 5,698,685; 5,166, 315; 5,185,444; and 5,034,506). As used here, the term "morpholino" means a sugar surrogate having the following 35 formula: 40 46 In certain embodiments, antisense compounds comprise one or more modified cyclohexenyl nucleosides, which is a nucleoside having a six-membered cyclohexenyl in place of the pentofuranosyl residue in naturally occurring nucleo sides. Modified cyclohexenyl nucleosides include, but are not limited to those described in the art (see for example commonly owned, published PCT Application WO 201 01 036696, published on Apr. 10, 2010, Robeyns et aI., J. Am. Chern. Soc., 2008, 130(6), 1979-1984; Horvath et aI., Tet rahedron Letters, 2007,48,3621-3623; Nauwelaerts et aI., J. Am. Chern. Soc., 2007, 129(30), 9340-9348; Gu et aI., Nucleosides, Nucleotides & Nucleic Acids, 2005, 24(5-7), 993-998; Nauwelaerts et aI., Nucleic Acids Research, 2005, 33(8), 2452-2463; Robeyns et aI., Acta Crystallographica, Section F: Structural Biology and Crystallization Commu nications, 2005, F61(6), 585-586; Gu et aI., Tetrahedron, 2004, 60(9), 2111-2123; Gu et aI., Oligonucleotides, 2003, 13(6), 479-489; Wang et aI., J. Org. Chern., 2003, 68, 4499-4505; Verbeure et aI., Nucleic Acids Research, 2001, 29(24), 4941-4947; Wang et aI., J. Org. Chern., 2001, 66, 8478-82; Wang et aI., Nucleosides, Nucleotides & Nucleic Acids, 2001, 20(4-7), 785-788; Wang et aI., J. Am. Chern., 2000, 122, 8595-8602; Published PCT application, WO 06/047842; and Published PCT Application WO 01/049687; the text of each is incorporated by reference herein, in their entirety). Certain modified cyclohexenyl nucleosides have Formula X. x wherein independently for each of said at least one cyclohexenyl nucleoside analog of Formula X: Bx is a heterocyclic base moiety; T3 and T4 are each, independently, an internucleoside In certain embodiments, morpholinos may be modified, for example by adding or altering various substituent groups from the above morpholino structure. Such sugar surrogates are referred to herein as "modified morpholinos." 45 linking group linking the cyclohexenyl nucleoside analog to an antisense compound or one ofT 3 and T 4 is an internucleo side linking group linking the tetrahydropyran nucleoside analog to an antisense compound and the other ofT3 and T4 is H, a hydroxyl protecting group, a linked conjugate group, 50 or a 5'- or 3'-terminal group; and Combinations of modifications are also provided without limitation, such as 2'-F-5'-methyl substituted nucleosides (see PCT International Application WO 20081101157 pub lished on Aug. 21, 2008 for other disclosed 5',2'-bis substi- 55 tuted nucleosides) and replacement of the ribosyl ring oxy gen atom with S and further substitution at the 2'-position (see published U.S. Patent Application US2005-0130923, published on Jun. 16, 2005) or alternatively 5'-substitution Q1' Q2' Q3' Q4' Qs, Q6' Q7' Q8 and Q9 are each, independently, H, C1-C6 alkyl, substituted C1-C6 alkyl, C2-C6 alkenyl, substituted C2-C6 alkenyl, C2-C6 alkynyl, substituted C2-C6 alkynyl or other sugar substituent group. Many other monocyclic, bicyclic and tricyclic ring sys- tems are known in the art and are suitable as sugar surrogates that can be used to modify nucleosides for incorporation into oligomeric compounds as provided herein (see for example review article: Leumann, Christian J. Bioorg. & Med. 60 Chern., 2002, 10, 841-854). Such ring systems can undergo various additional substitutions to further enhance their of a bicyclic nucleic acid (see PCT International Application WO 2007/134181, published on Nov. 22, 2007 wherein a 4'-CH2---D-2' bicyclic nucleoside is further substituted at the 5' position with a 5'-methyl or a 5'-vinyl group). The synthesis and preparation of carbocyclic bicyclic nucleo sides along with their oligomerization and biochemical 65 studies have also been described (see, e.g., Srivastava et aI., J. Am. Chern. Soc. 2007, 129(26), 8362-8379). activity. As used herein, "2'-modified sugar" means a furanosyl sugar modified at the 2' position. In certain embodiments, such modifications include substituents selected from: a halide, including, but not limited to substituted and unsub stituted alkoxy, substituted and unsubstituted thioalkyl, sub- Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 30 of 50 Page ID #:95

US 9,593,333 B2 47 stituted and unsubstituted amino alkyl, substituted and unsubstituted alkyl, substituted and unsubstituted allyl, and substituted and unsubstituted alkynyl. In certain embodi ments, 2' modifications are selected from substituents including, but not limited to: 0[(CH2)nOlmCH3' 0(CH2)n NH2, 0(CH2)nCH3' 0(CH2)nF, 0(CH2)nONH2' OCH2C (=0)N(H)CH3' and 0(CH2)nON[(CH2)nCH3b where n and m are from 1 to about 10. Other 2'-substituent groups can also be selected from: C1-C12 alkyl, substituted alkyl, alkenyl, alkynyl, alkaryl, aralkyl, O-alkaryl or O-aralkyl, 10 SH, SCH3, OCN, CI, Br, CN, F, CF3, OCF3, SOCH3, S02CH3' ON02, N02, N3, NH2, heterocycloalkyl, hetero cycloalkaryl, aminoalkylamino, polyalkylamino, substituted silyl, an RNA cleaving group, a reporter group, an interca lator, a group for improving pharmacokinetic properties, or 15 a group for improving the pharmacodynamic properties of an antisense compound, and other substituents having simi- 48 As used herein, "oligonucleotide" refers to a compound comprising a plurality of linked nucleosides. In certain embodiments, one or more of the plurality of nucleosides is modified. In certain embodiments, an oligonucleotide com prises one or more ribonucleosides (RNA) and/or deoxyri bonucleosides (DNA). In nucleotides having modified sugar moieties, the nucle obase moieties (natural, modified or a combination thereof) are maintained for hybridization with an appropriate nucleic acid target. In certain embodiments, antisense compounds comprise one or more nucleosides having modified sugar moieties. In certain embodiments, the modified sugar moiety is 2'-MOE. In certain embodiments, the 2'-MOE modified nucleosides are arranged in a gapmer motif. In certain embodiments, the modified sugar moiety is a bicyclic nucleoside having a (4'-CH(CH3)-O-2') bridging group. In certain embodi ments, the (4'-CH(CH3)-O-2') modified nucleosides are arranged throughout the wings of a gapmer motif. Modified Nucleobases Nucleobase (or base) modifications or substitutions are structurally distinguishable from, yet functionally inter changeable with, naturally occurring or synthetic unmodi fied nucleobases. Both natural and modified nucleobases are capable of participating in hydrogen bonding. Such nucle obase modifications may impart nuclease stability, binding affinity or some other beneficial biological property to antisense compounds. Modified nucleobases include syn thetic and natural nucleobases such as, for example, 5-meth- lar properties. In certain embodiments, modified nucleosides comprise a 2'-MOE side chain (Baker et aI., J. Bioi. Chem., 1997, 272, 11944-12000). Such 2'-MOE substitution have 20 been described as having improved binding affinity com pared to unmodified nucleosides and to other modified nucleosides, such as 2'-0-methyl, O-propyl, and O-amino propyl. Oligonucleotides having the 2'-MOE substituent also have been shown to be antisense inhibitors of gene 25 expression with promising features for in vivo use (Martin, Helv. Chim. Acta, 1995, 78, 486-504; Altmann et aI., Chimia, 1996, 50, 168-176; Altmann et aI., Biochem. Soc. Trans., 1996,24,630-637; and Altmann et aI., Nucleosides Nucleotides, 1997,16,917-926). 30 ylcytosine (5-me-C). Certain nucleobase substitutions, including 5-methylcytosine substitutions, are particularly useful for increasing the binding affinity of an antisense compound for a target nucleic acid. For example, 5-meth- As used herein, "2'-modified" or "2'-substituted" refers to a nucleoside comprising a sugar comprising a substituent at the 2' position other than H or OH. 2'-modified nucleosides, include, but are not limited to, bicyclic nucleosides wherein the bridge connecting two carbon atoms of the sugar ring 35 connects the 2' carbon and another carbon of the sugar ring; and nucleosides with non-bridging 2' sub stituents , such as allyl, amino, azido, thio, O-allyl, O-Cl-ClO alkyl, -OCF3, 0-(CH2)2-O-CH3, 2'-0(CH2)2SCH3, 0-(CH2)2- O-N(Rm)(Rn), or 0-CH2-C(=0)-N(Rm)(Rn), where 40 each Rm and Rn is, independently, H or substituted or unsubstituted C1 -ClO alkyl. 2'-modified nucleosides may further comprise other modifications, for example at other positions of the sugar and/or at the nucleobase. ylcytosine substitutions have been shown to increase nucleic acid duplex stability by 0.6-1.2° C. (Sanghvi, Y. S., Crooke, S. T. and Lebleu, B., eds., Antisense Research and Appli- cations, CRC Press, Boca Raton, 1993, pp. 276-278). Additional modified nucleobases include 5-hydroxym ethyl cytosine, xanthine, hypoxanthine, 2-aminoadenine, 6-methyl and other alkyl derivatives of adenine and guanine, 2-propyl and other alkyl derivatives of adenine and guanine, As used herein, "2'-F" refers to a nucleoside comprising 45 a sugar comprising a fluoro group at the 2' position of the 2-thiouracil, 2-thiothymine and 2-thiocytosine, 5-halouracil and cytosine, 5-propynyl (-C C-CH3) uracil and cyto sine and other alkynyl derivatives of pyrimidine bases, 6-azo uracil, cytosine and thymine, 5-uracil (pseudouracil), 4-thio uracil, 8-halo, 8-amino, 8-thiol, 8-thioalkyl, 8-hydroxyl and sugar ring. As used herein, "2'-OMe" or "2'-OCH3'" "2'-0-methyl" or "2'-methoxy" each refers to a nucleoside comprising a sugar comprising an -OCH3 group at the 2' position of the sugar ring. As used herein, "MOE" or "2'-MOE" or "2' OCH2CH20CH3" or "2'-0-methoxyethyl" each refers to a nucleoside compnsmg a sugar compnsmg a -OCH2CH20CH3 group at the 2' position of the sugar ring. Methods for the preparations of modified sugars are well known to those skilled in the art. Some representative U.S. patents that teach the preparation of such modified sugars include without limitation, U.S. Pat. Nos. 4,981,957; 5,118, 800; 5,319,080; 5,359,044; 5,393,878; 5,446,137; 5,466, 786; 5,514,785; 5,519,134; 5,567,811; 5,576,427; 5,591, 722; 5,597,909; 5,610,300; 5,627,053; 5,639,873; 5,646, 265; 5,670,633; 5,700,920; 5,792,847 and 6,600,032 and International Application PCT IUS2005/019219, filed Jun. 2, 2005 and published as WO 20051121371 on Dec. 22, 2005, and each of which is herein incorporated by reference in its entirety. other 8-substituted adenines and guanines, 5-halo particu larly 5-bromo, 5-trifluoromethyl and other 5-substituted uracils and cytosines, 7-methylguanine and 7-methylad- 50 enine, 2-F-adenine, 2-aminoadenine, 8-azaguanine and 8-azaadenine, 7 -deazaguanine and 7 -deazaadenine and 3-deazaguanine and 3-deazaadenine. Heterocyclic base moieties may include those in which the purine or pyrimidine base is replaced with other hetero- 55 cycles, for example 7-deaza-adenine, 7-deazaguanosine, 2-aminopyridine and 2-pyridone. Nucleobases that are par ticularly useful for increasing the binding affinity of anti sense compounds include 5-substituted pyrimidines, 6-azapyrimidines and N-2, N-6 and 0-6 substituted purines, 60 including 2 aminopropyladenine, 5-propynyluracil and 5-propynylcytosine. In certain embodiments, antisense compounds targeted to an ApoCIII nucleic acid comprise one or more modified nucleobases. In certain embodiments, gap-widened anti- 65 sense oligonucleotides targeted to an ApoCIII nucleic acid comprise one or more modified nucleobases. In certain embodiments, the modified nucleobase is 5-methylcytosine. Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 31 of 50 Page ID #:96

US 9,593,333 B2 49 In certain embodiments, each cytosine is a 5-methylcyto- sme. RNAi Compounds In certain embodiments, antisense compounds are inter fering RNA compounds (RNAi), which include double stranded RNA compounds (also referred to as short-inter fering RNA or siRNA) and single-stranded RNAi compounds (or ssRNA). Such compounds work at least in part through the RISC pathway to degrade and/or sequester a target nucleic acid (thus, include microRNAImicroRNA mimic compounds). In certain embodiments, antisense com pounds comprise modifications that make them particularly suited for such mechanisms. i. ssRNA Compounds In certain embodiments, antisense compounds including those particularly suited for use as single-stranded RNAi compounds (ssRNA) comprise a modified 5'-terminal end. In certain such embodiments, the 5'-terminal end comprises a modified phosphate moiety. In certain embodiments, such modified phosphate is stabilized (e.g., resistant to degrada tion/cleavage compared to unmodified 5'-phosphate). In certain embodiments, such 5'-terminal nucleosides stabilize the 5'-phosphorous moiety. Certain modified 5'-terminal nucleosides may be found in the art, for example in WO/20111139702. In certain embodiments, the 5'-nucleoside of an ssRNA compound has Formula IIc: 50 R14 is H, Cl -C6 alkyl, substituted Cl-C6 alkyl, Cl-C6 alkoxy, substituted Cl-C6 alkoxy, C2-C6 alkenyl, substituted C2-C6 alkenyl, C2-C6 alkynyl or substituted C2-C6 alkynyl; RlS ' R16, R17 and R18 are each, independently, H, halogen, 5 Cl-C6 alkyl, substituted Cl -C6 alkyl, Cl-C6 alkoxy, substi tuted Cl -C6 alkoxy, C2-C6 alkenyl, substituted C2-C6 alk enyl, C2-C6 alkynyl or substituted C2-C6 alkynyl; BXl is a heterocyclic base moiety; or ifBx2 is present then BX2 is a heterocyclic base moiety 10 and BXl is H, halogen, Cl -C6 alkyl, substituted Cl-C6 alkyl, Cl -C6 alkoxy, substituted Cl -C6 alkoxy, C2-C6 alkenyl, substituted C2-C6 alkenyl, C2-C6 alkynyl or substituted C2-C6 alkynyl; 15 14 , 1s' 16 and 17 are each, independently, H, halogen, Cl-C6 alkyl, substituted Cl -C6 alkyl, Cl-C6 alkoxy, substituted Cl-C6 alkoxy, C2-C6 alkenyl, substituted C2-C6 alkenyl, C2-C6 alkynyl or substituted C2-C6 alkynyl; or 14 forms a bridge with one of 1s or 17 wherein said 20 bridge comprises from 1 to 3 linked biradical groups selected from 0, S, NR19, CCR20)(R2l ), CCR20)=CCR2l), c[=CCR20)(R21)] andCC=O) and the other two ofJs, 16 and 17 are each, independently, H, halogen, Cl-C6 alkyl, substi tuted Cl-C6 alkyl, Cl-C6 alkoxy, substituted Cl-C6 alkoxy, 25 C2-C6 alkenyl, substituted C2-C6 alkenyl, C2-C6 alkynyl or substituted C2-C6 alkynyl; each R19, R20 and R21 is, independently, H, Cl -C6 alkyl, substituted Cl-C6 alkyl, Cl -C6 alkoxy, substituted Cl-C6 alkoxy, C2-C6 alkenyl, substituted C2-C6 alkenyl, C2-C6 30 alkynyl or substituted C2-C6 alkynyl; lIe Gis H, OH, halogen or 0-[CCR8)(R9)]n-[(C=0)m- wherein: T 1 is an optionally protected phosphorus moiety; T2 is an internucleoside linking group linking the com pound of Formula IIc to the oligomeric compound; A has one of the formulas: Xl]j-Z; each R8 and R9 is, independently, H, halogen, Cl -C6 alkyl or substituted Cl -C6 alkyl; 35 Xl is 0, S or N(El); Z is H, halogen, Cl-C6 alkyl, substituted Cl -C6 alkyl, C2-C6 alkenyl, substituted C2-C6 alkenyl, C2-C6 alkynyl, substituted C2-C6 alkynyl or N(E2)(E3); El , E2 and E3 are each, independently, H, Cl-C6 alkyl or 40 substituted Cl -C6 alkyl; n is from 1 to about 6; m is 0 or 1; j is 0 or 1; each substituted group comprises one or more optionally 45 protected substituent groups independently selected from halogen, OJu N(Jl)(J2), =N1u S1l , N3, CN, 0CC=X2)1l , 0CC=X2)-N(Jl)(J2) and CC X2)N(Jl)(J2); X2 is 0, S or N13 ; each 11,12 and 13 is, independently, H or Cl -C6 alkyl; 50 whenj is 1 then Z is other than halogen or N(E2)(E3); and wherein said oligomeric compound comprises from 8 to 40 monomeric subunits and is hybridizable to at least a portion of a target nucleic acid. In certain embodiments, M3 is 0, CH=CH, OCH2 or 55 0CCH)(Bx2). In certain embodiments, M3 is 0. In certain embodiments, 14, 1s , 16 and 17 are each H. In certain embodiments, 14 forms a bridge with one of 1s or 17, In certain embodiments, A has one of the formulas: Ql and Q2 are each, independently, H, halogen, Cl-C6 alkyl, substituted Cl -C6 alkyl, Cl-C6 alkoxy, substituted Cl -C6 alkoxy, C2-C6 alkenyl, substituted C2-C6 alkenyl, 60 C2-C6 alkynyl, substituted C2-C6 alkynyl or N(R3)(R4); Q3 is 0, S, N(Rs) or CCR6)(R7); each R3, R4 Rs, R6 and R7 is, independently, H, Cl-C6 alkyl, substituted Cl -C6 alkyl or Cl-C6 alkoxy; M3 is 0, S, NR14, CCRlS)(R16), CCRlS)(R16)CCR17)(R18), CCRlS)=CCR17), 0CCRlS)(R16) or 0CCRlS)(Bx2); 65 Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 32 of 50 Page ID #:97

Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 33 of 50 Page ID #:98

US 9,593,333 B2

51 52

wherein:

Q_1 and Q_2 are each, independently, H, halogen, C_1-C_6 alkyl, substituted C_1-C_6 alkyl, C_1-C_6 alkoxy or substituted C_1-C_6 alkoxy. In certain embodiments, Q_1 and Q_2 are each H. In certain embodiments, Q_1 and Q_2 are each, independently, H or halogen. In certain embodiments, Q_1 and Q_2 is H and the other of Q_1 and Q_2 is F, CH_3 or OCH_3.

In certain embodiments, T_1 has the formula:



wherein:

R_a and R_c are each, independently, protected hydroxyl, protected thiol, C_1-C_6 alkyl, substituted C_1-C_6 alkyl, C_1-C_6 alkoxy, substituted C_1-C_6 alkoxy, protected amino or substituted amino; and

R_b is O or S. In certain embodiments, R_b is O and R_a and R_c are each, independently, OCH_3, OCH_2CH_3 or $CH(CH_3)_2$.

In certain embodiments, G is halogen, OCH_3, OCH_2F, $OCHF_2$, OCF_3, OCH_2CH_3, $O(CH_2)_2F$, OCH_2CHF_2, OCH_2CF_3, OCH_2—CH—CH_2, $O(CH_2)_2$—OCH_3, $O(CH_2)_2$—SCH_3, $O(CH_2)_2$—OCF_3, $O(CH_2)_3$—$N(R_{10})(R_{11})$, $O(CH_2)_2$—$ON(R_{10})(R_{11})$, $O(CH_2)_2$—$O(CH_2)_2$—$N(R_{10})(R_{11})$, $OCH_2C(=O)$—$N(R_{10})(R_{11})$, $OCH_2C(=O)$—$N(R_{12})$—$(CH_2)_2$—$N(R_{10})(R_{11})$ or $O(CH_2)_2$—$N(R_{12})$—C$(=NR_{13})[N(R_{10})(R_{11})]$ wherein R_{10}, R_{11}, R_{12} and R_{13} are each, independently, H or C_1-C_6 alkyl. In certain embodiments, G is halogen, OCH_3, OCF_3, OCH_2CH_3, OCH_2CF_3, OCH_2—CH═CH_2, $O(CH_2)_2$—OCH_3, $O(CH_2)_2$—$O(CH_2)_2$—$N(CH_3)_2$, $OCH_2C(=O)$—$N(H)CH_3$, $OCH_2C(=O)$—N(H)—$(CH_2)_2$—$N(CH_3)_2$ or OCH_2—N(H)—C(═NH)NH_2. In certain embodiments, G is F, OCH_3 or $O(CH_2)_2$—OCH_3. In certain embodiments, G is $O(CH_2)_2$—OCH_3.

In certain embodiments, the 5'-terminal nucleoside has Formula IIe:

IIe



In certain embodiments, antisense compounds, including those particularly suitable for ssRNA comprise one or more type of modified sugar moieties and/or naturally occurring sugar moieties arranged along an oligonucleotide or region thereof in a defined pattern or sugar modification motif. Such motifs may include any of the sugar modifications discussed herein and/or other known sugar modifications.

In certain embodiments, the oligonucleotides comprise or consist of a region having uniform sugar modifications. In certain such embodiments, each nucleoside of the region comprises the same RNA-like sugar modification. In certain embodiments, each nucleoside of the region is a 2'-F nucleoside. In certain embodiments, each nucleoside of the region is a 2'-OMe nucleoside. In certain embodiments, each nucleoside of the region is a 2'-MOE nucleoside. In certain embodiments, each nucleoside of the region is a cEt nucleoside. In certain embodiments, each nucleoside of the region is an LNA nucleoside. In certain embodiments, the uniform region constitutes all or essentially all of the oligonucleotide. In certain embodiments, the region constitutes the entire oligonucleotide except for 1-4 terminal nucleosides.

In certain embodiments, oligonucleotides comprise one or more regions of alternating sugar modifications, wherein the nucleosides alternate between nucleotides having a sugar modification of a first type and nucleotides having a sugar modification of a second type. In certain embodiments, nucleosides of both types are RNA-like nucleosides. In certain embodiments the alternating nucleosides are selected from: 2'-OMe, 2'-F, 2'-MOE, LNA, and cEt. In certain embodiments, the alternating modifications are 2'-F and 2'-OMe. Such regions may be contiguous or may be interrupted by differently modified nucleosides or conjugated nucleosides.

In certain embodiments, the alternating region of alternating modifications each consist of a single nucleoside (i.e., the pattern is $(AB)_xA_y$ wherein A is a nucleoside having a sugar modification of a first type and B is a nucleoside having a sugar modification of a second type; x is 1-20 and y is 0 or 1). In certain embodiments, one or more alternating regions in an alternating motif includes more than a single nucleoside of a type. For example, oligonucleotides may include one or more regions of any of the following nucleoside motifs:

AABBAA;

ABBABB;

AABAAB;

ABBABAABB;

ABABAA;

AABABAB;

ABABAA;

ABBAABBABABAA;

BABBAABBABABAA;
or

ABABBAABBABABAA;

wherein A is a nucleoside of a first type and B is a nucleoside of a second type. In certain embodiments, A and B are each selected from 2'-F, 2'-OMe, BNA, and MOE.

In certain embodiments, oligonucleotides having such an alternating motif also comprise a modified 5' terminal nucleoside, such as those of formula IIc or IIe.

In certain embodiments, oligonucleotides comprise a region having a 2-2-3 motif. Such regions comprises the following motif:

$$-(A)_2-(B)_x-(A)_2-(C)_y-(A)_3-$$

wherein: A is a first type of modified nucleoside;

B and C, are nucleosides that are differently modified than A, however, B and C may have the same or different modifications as one another;

x and y are from 1 to 15.

In certain embodiments, A is a 2'-OMe modified nucleoside. In certain embodiments, B and C are both 2'-F modified

Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 34 of 50 Page ID #:99

US 9,593,333 B2

53 54

nucleosides. In certain embodiments, A is a 2'-OMe modified nucleoside and B and C are both 2'-F modified nucleosides.

In certain embodiments, oligonucleosides have the following sugar motif:

$5'\text{-}(Q)\text{-}(AB)_x A_y\text{-}(D)_z$

wherein:

Q is a nucleoside comprising a stabilized phosphate moiety. In certain embodiments, Q is a nucleoside having Formula IIc or IIe;

A is a first type of modified nucleoside;

B is a second type of modified nucleoside;

D is a modified nucleoside comprising a modification different from the nucleoside adjacent to it. Thus, if y is 0, then D must be differently modified than B and if y is 1, then D must be differently modified than A. In certain embodiments, D differs from both A and B.

X is 5-15;

Y is 0 or 1;

Z is 0-4.

In certain embodiments, oligonucleosides have the following sugar motif:

$5'\text{-}(Q)\text{-}(A)_x\text{-}(D)_z$

wherein:

Q is a nucleoside comprising a stabilized phosphate moiety. In certain embodiments, Q is a nucleoside having Formula IIc or IIe;

A is a first type of modified nucleoside;

D is a modified nucleoside comprising a modification different from A.

X is 11-30;

Z is 0-4.

In certain embodiments A, B, C, and D in the above motifs are selected from: 2'-OMe, 2'-F, 2'-MOE, LNA, and cEt. In certain embodiments, D represents terminal nucleosides. In certain embodiments, such terminal nucleosides are not designed to hybridize to the target nucleic acid (though one or more might hybridize by chance). In certain embodiments, the nucleobase of each D nucleoside is adenine, regardless of the identity of the nucleobase at the corresponding position of the target nucleic acid. In certain embodiments the nucleobase of each D nucleoside is thymine.

In certain embodiments, antisense compounds, including those particularly suited for use as ssRNA comprise modified internucleoside linkages arranged along the oligonucleotide or region thereof in a defined pattern or modified internucleoside linkage motif. In certain embodiments, oligonucleotides comprise a region having an alternating internucleoside linkage motif. In certain embodiments, oligonucleotides comprise a region of uniformly modified internucleoside linkages. In certain such embodiments, the oligonucleotide comprises a region that is uniformly linked by phosphorothioate internucleoside linkages. In certain embodiments, the oligonucleotide is uniformly linked by phosphorothioate internucleoside linkages. In certain embodiments, each internucleoside linkage of the oligonucleotide is selected from phosphodiester and phosphorothioate. In certain embodiments, each internucleoside linkage of the oligonucleotide is selected from phosphodiester and phosphorothioate and at least one internucleoside linkage is phosphorothioate.

In certain embodiments, the oligonucleotide comprises at least 6 phosphorothioate internucleoside linkages. In certain embodiments, the oligonucleotide comprises at least 8 phosphorothioate internucleoside linkages. In certain embodiments, the oligonucleotide comprises at least 10 phosphorothioate internucleoside linkages. In certain embodiments, the oligonucleotide comprises at least one block of at least 6 consecutive phosphorothioate internucleoside linkages. In certain embodiments, the oligonucleotide comprises at least one block of at least 8 consecutive phosphorothioate internucleoside linkages. In certain embodiments, the oligonucleotide comprises at least one block of at least 10 consecutive phosphorothioate internucleoside linkages. In certain embodiments, the oligonucleotide comprises at least one block of at least one 12 consecutive phosphorothioate internucleoside linkages. In certain such embodiments, at least one such block is located at the 3' end of the oligonucleotide. In certain such embodiments, at least one such block is located within 3 nucleosides of the 3' end of the oligonucleotide.

Oligonucleotides having any of the various sugar motifs described herein, may have any linkage motif. For example, the oligonucleotides, including but not limited to those described above, may have a linkage motif selected from non-limiting the table below:

5' most linkage	Central region	3'-region
PS	Alternating PO/PS	6 PS
PS	Alternating PO/PS	7 PS
PS	Alternating PO/PS	8 PS

ii. siRNA Compounds

In certain embodiments, antisense compounds are double-stranded RNAi compounds (siRNA). In such embodiments, one or both strands may comprise any modification motif described above for ssRNA. In certain embodiments, ssRNA compounds may be unmodified RNA. In certain embodiments, siRNA compounds may comprise unmodified RNA nucleosides, but modified internucleoside linkages.

Several embodiments relate to double-stranded compositions wherein each strand comprises a motif defined by the location of one or more modified or unmodified nucleosides. In certain embodiments, compositions are provided comprising a first and a second oligomeric compound that are fully or at least partially hybridized to form a duplex region and further comprising a region that is complementary to and hybridizes to a nucleic acid target. It is suitable that such a composition comprise a first oligomeric compound that is an antisense strand having full or partial complementarity to a nucleic acid target and a second oligomeric compound that is a sense strand having one or more regions of complementarity to and forming at least one duplex region with the first oligomeric compound.

The compositions of several embodiments modulate gene expression by hybridizing to a nucleic acid target resulting in loss of its normal function. In some embodiments, the target nucleic acid is ApoCIII. In certain embodiment, the degradation of the targeted ApoCIII is facilitated by an activated RISC complex that is formed with compositions of the invention.

Several embodiments are directed to double-stranded compositions wherein one of the strands is useful in, for example, influencing the preferential loading of the opposite strand into the RISC (or cleavage) complex. The compositions are useful for targeting selected nucleic acid molecules and modulating the expression of one or more genes. In some embodiments, the compositions of the present inven-

US 9,593,333 B2 55 tion hybridize to a portion of a target RNA resulting in loss of normal function of the target RNA. Certain embodiments are drawn to double-stranded com positions wherein both the strands comprise a hemimer motif, a fully modified motif, a positionally modified motif 56 In certain embodiments, the double-stranded oligonucle otide comprises separate sense and antisense sequences or regions, wherein the sense and antisense regions are cova lently linked by nucleotide or non-nucleotide linkers mol ecules as is known in the art, or are alternately non covalently linked by ionic interactions, hydrogen bonding, van der Waals interactions, hydrophobic interactions, and/or stacking interactions. In certain embodiments, the double stranded oligonucleotide comprises nucleotide sequence that or an alternating motif. Each strand of the compositions of the present invention can be modified to fulfill a particular role in for example the siRNA pathway. Using a different motif in each strand or the same motif with different chemical modifications in each strand pennits targeting the antisense strand for the RISC complex while inhibiting the incorporation of the sense strand. Within this model, each strand can be independently modified such that it is enhanced for its particular role. The antisense strand can be modified at the 5'-end to enhance its role in one region of the 15 RISC while the 3'-end can be modified differentially to enhance its role in a different region of the RISe. 10 is complementary to nucleotide sequence of a target gene. In another embodiment, the double-stranded oligonucleotide interacts with nucleotide sequence of a target gene in a mauner that causes inhibition of expression of the target The double-stranded oligonucleotide molecules can be a double-stranded polynucleotide molecule comprising self complementary sense and antisense regions, wherein the 20 antisense region comprises nucleotide sequence that is complementary to nucleotide sequence in a target nucleic acid molecule or a portion thereof and the sense region having nucleotide sequence corresponding to the target nucleic acid sequence or a portion thereof. The double- 25 stranded oligonucleotide molecules can be assembled from two separate oligonucleotides, where one strand is the sense strand and the other is the antisense strand, wherein the antisense and sense strands are self-complementary (i.e. each strand comprises nucleotide sequence that is comple- 30 mentary to nucleotide sequence in the other strand; such as where the antisense strand and sense strand fonn a duplex or double-stranded structure, for example wherein the double stranded region is about 15 to about 30, e.g., about 15, 16, 17, 18, 19,20,21,22,23,24,25,26,27,28,29 or 30 base 35 pairs; the antisense strand comprises nucleotide sequence that is complementary to nucleotide sequence in a target nucleic acid molecule or a portion thereof and the sense strand comprises nucleotide sequence corresponding to the target nucleic acid sequence or a portion thereof (e.g., about 40 15 to about 25 or more nucleotides of the double-stranded gene. As used herein, double-stranded oligonucleotides need not be limited to those molecules containing only RNA, but further encompasses chemically modified nucleotides and non-nucleotides. In certain embodiments, the short interfer ing nucleic acid molecules lack 2'-hydroxy (2'-OH) contain ing nucleotides. In certain embodiments short interfering nucleic acids optionally do not include any ribonucleotides (e.g., nucleotides having a 2'-OH group). Such double stranded oligonucleotides that do not require the presence of ribonucleotides within the molecule to support RNAi can however have an attached linker or linkers or other attached or associated groups, moieties, or chains containing one or more nucleotides with 2'-OH groups. Optionally, double stranded oligonucleotides can comprise ribonucleotides at about 5, 10, 20, 30, 40, or 50% of the nucleotide positions. As used herein, the term siRNA is meant to be equivalent to other terms used to describe nucleic acid molecules that are capable of mediating sequence specific RNAi, for example short interfering RNA (siRNA), double-stranded RNA (dsRNA), micro-RNA (miRNA), short hairpin RNA (shRNA), short interfering oligonucleotide, short interfering nucleic acid, short interfering modified oligonucleotide, chemically modified siRNA, post-transcriptional gene silencing RNA (ptgsRNA), ssRNAi and others. In addition, as used herein, the term RNAi is meant to be equivalent to other terms used to describe sequence specific RNA inter ference, such as post transcriptional gene silencing, trans- lational inhibition, or epigenetics. For example, double stranded oligonucleotides can be used to epigenetic ally silence genes at both the post-transcriptional level and the oligonucleotide molecule are complementary to the target nucleic acid or a portion thereof). Alternatively, the double stranded oligonucleotide is assembled from a single oligo nucleotide, where the self-complementary sense and anti sense regions of the siRNA are linked by means of a nucleic acid based or non-nucleic acid-based linker(s). 45 pre-transcriptional level. In a non-limiting example, epigen etic regulation of gene expression by siRNA molecules of the invention can result from siRNA mediated modification of chromatin structure or methylation pattern to alter gene The double-stranded oligonucleotide can be a polynucle otide with a duplex, asymmetric duplex, hairpin or asym metric hairpin secondary structure, having self-complemen- 50 tary sense and antisense regions, wherein the antisense region comprises nucleotide sequence that is complemen tary to nucleotide sequence in a separate target nucleic acid molecule or a portion thereof and the sense region having nucleotide sequence corresponding to the target nucleic acid 55 sequence or a portion thereof. The double-stranded oligo nucleotide can be a circular single-stranded polynucleotide having two or more loop structures and a stem comprising self-complementary sense and antisense regions, wherein the antisense region comprises nucleotide sequence that is 60 complementary to nucleotide sequence in a target nucleic acid molecule or a portion thereof and the sense region having nucleotide sequence corresponding to the target nucleic acid sequence or a portion thereof, and wherein the circular polynucleotide can be processed either in vivo or in 65 vitro to generate an active siRNA molecule capable of mediating RNAi. expression (see, for example, Verdel et a!., 2004, Science, 303, 672-676; Pal-Bhadra et a!., 2004, Science, 303, 669- 672; Allshire, 2002, Science, 297, 1818-1819; Volpe et a!., 2002, Science, 297, 1833-1837; Jenuwein, 2002, Science, 297,2215-2218; and Hall et a!., 2002, Science, 297, 2232- 2237). It is contemplated that compounds and compositions of several embodiments provided herein can target ApoCIII by a dsRNA-mediated gene silencing or RNAi mechanism, including, e.g., "hairpin" or stem-loop double-stranded RNA effector molecules in which a single RNA strand with self-complementary sequences is capable of assuming a double-stranded confonnation, or duplex dsRNA effector molecules comprising two separate strands of RNA. In various embodiments, the dsRNA consists entirely of ribo nucleotides or consists of a mixture of ribonucleotides and deoxynucleotides, such as the RNA/DNA hybrids disclosed, for example, by WO 00/63364, filed Apr. 19,2000, or U.S. Ser. No. 60/130,377, filed Apr. 21, 1999. The dsRNA or Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 35 of 50 Page ID #:100

US 9,593,333 B2 57 58 In other embodiments, the dsRNA can be any of the at least partially dsRNA molecules disclosed in WO 00/63364, as well as any of the dsRNA molecules described in U.S. Provisional Application 60/399,998; and U.S. Provisional Application 60/419,532, and PCTIUS2003/033466, the teaching of which is hereby incorporated by reference. Any of the dsRNAs may be expressed in vitro or in vivo using the methods described herein or standard methods, such as those described in WO 00/63364. dsRNA effector molecule may be a single molecule with a region of self-complementarity such that nucleotides in one segment of the molecule base pair with nucleotides in another segment of the molecule. In various embodiments, a dsRNA that consists of a single molecule consists entirely of ribonucleotides or includes a region of ribonucleotides that is complementary to a region of deoxyribonucleotides. Alternatively, the dsRNA may include two different strands that have a region of complementarity to each other. In various embodiments, both strands consist entirely of 10 ribonucleotides, one strand consists entirely of ribonucle otides and one strand consists entirely of deoxyribonucle otides, or one or both strands contain a mixture of ribo- Compositions and Methods for Formulating Pharmaceutical Compositions Antisense compounds may be admixed with pharmaceu- tically acceptable active or inert substance for the prepara tion of pharmaceutical compositions or formulations. Com positions and methods for the formulation of pharmaceutical compositions are dependent upon a number of criteria, nucleotides and deoxyribonucleotides. In certain 15 embodiments, the regions of complementarity are at least 70, 80, 90, 95, 98, or 100% complementary to each other and to a target nucleic acid sequence. In certain embodiments, the region of the dsRNA that is present in a double-stranded conformation includes at least 19,20,21,22,23,24,25,26, 20 27, 28, 29, 30, 50, 75, 100, 200, 500, 1000, 2000 or 5000 including, but not limited to, route of administration, extent of disease, or dose to be administered. Antisense compounds targeted to an ApoCIII nucleic acid can be utilized in pharmaceutical compositions by combin ing the antisense compound with a suitable pharmaceutically acceptable diluent or carrier. nucleotides or includes all of the nucleotides in a cDNA or other target nucleic acid sequence being represented in the dsRNA. In some embodiments, the dsRNA does not contain any single stranded regions, such as single stranded ends, or the dsRNA is a hairpin. In other embodiments, the dsRNA has one or more single stranded regions or overhangs. In certain embodiments, RNA/DNA hybrids include a DNA strand or region that is an antisense strand or region (e.g, has at least 70, 80, 90, 95, 98, or 100% complementarity to a target nucleic acid) and an RNA strand or region that is a sense strand or region (e.g, has at least 70,80,90,95,98, or 100% identity to a target nucleic acid), and vice versa. In various embodiments, the RNA/DNA hybrid is made in vitro using enzymatic or chemical synthetic methods such as those described herein or those described in WO 00/63364, filed Apr. 19, 2000, or U.S. Ser. No. 60/130,377, filed Apr. 21, 1999. In other embodiments, a DNA strand synthesized in vitro is complexed with an RNA strand made in vivo or in vitro before, after, or concurrent with the transformation of the DNA strand into the cell. In yet other embodiments, the dsRNA is a single circular nucleic acid containing a sense and an antisense region, or the dsRNA includes a circular nucleic acid and either a second circular nucleic acid or a linear nucleic acid (see, for example, WO 00/63364, filed Apr. 19, 2000, or U.S. Ser. No. 60/130,377, filed Apr. 21, 1999.) Exemplary circular nucleic acids include lariat structures in which the free 5' phosphoryl group of a nucleotide becomes linked to the 2' hydroxyl group of another nucleotide in a loop back fashion. In other embodiments, the dsRNA includes one or more modified nucleotides in which the 2' position in the sugar contains a halogen (such as fluorine group) or contains an alkoxy group (such as a methoxy group) which increases the half-life of the dsRNA in vitro or in vivo compared to the corresponding dsRNA in which the corresponding 2' posi tion contains a hydrogen or an hydroxyl group. In yet other embodiments, the dsRNA includes one or more linkages between adjacent nucleotides other than a naturally-occur ring phosphodiester linkage. Examples of such linkages include phosphoramide, phosphorothioate, and phosphoro dithioate linkages. The dsRNAs may also be chemically modified nucleic acid molecules as taught in U.S. Pat. No. 6,673,661. In other embodiments, the dsRNA contains one or two capped strands, as disclosed, for example, by WO 00/63364, filed Apr. 19,2000, or U.S. Ser. No. 60/130,377, filed Apr. 21, 1999. In certain embodiments, the "pharmaceutical carrier" or "excipient" is a pharmaceutically acceptable solvent, sus- 25 pending agent or any other pharmacologically inert vehicle for delivering one or more nucleic acids to an animal. The excipient can be liquid or solid and can be selected, with the plauned manner of administration in mind, so as to provide for the desired bulk, consistency, etc., when combined with 30 a nucleic acid and the other components of a given phar maceutical composition. Typical pharmaceutical carriers include, but are not limited to, binding agents (e.g., prege latinized maize starch, polyvinylpyrrolidone or hydroxypro pyl methylcellulose, etc.); fillers (e.g., lactose and other 35 sugars, microcrystalline cellulose, pectin, gelatin, calcium sulfate, ethyl cellulose, polyacrylates or calcium hydrogen phosphate, etc.); lubricants (e.g., magnesium stearate, talc, silica, colloidal silicon dioxide, stearic acid, metallic stear ates, hydrogenated vegetable oils, com starch, polyethylene 40 glycols, sodium benzoate, sodium acetate, etc.); disinte grants (e.g., starch, sodium starch glycolate, etc.); and wetting agents (e.g., sodium lauryl sulphate, etc.). Pharmaceutically acceptable organic or inorganic excipi ents, which do not deleteriously react with nucleic acids, 45 suitable for parenteral or non-parenteral administration can also be used to formulate the compositions of the present invention. Suitable pharmaceutically acceptable carriers include, but are not limited to, water, salt solutions, alcohols, polyethylene glycols, gelatin, lactose, amylose, magnesium 50 stearate, talc, silicic acid, viscous paraffin, hydroxymethyl cellulose, polyvinylpyrrolidone and the like. A pharmaceutically acceptable diluent includes phos phate-buffered saline (PBS). PBS is a diluent suitable for use in compositions to be delivered parenterally. Accordingly, in 55 one embodiment, employed in the methods described herein is a pharmaceutical composition comprising an antisense compound targeted to an ApoCIII nucleic acid and a phar maceutically acceptable diluent. In certain embodiments, the pharmaceutically acceptable diluent is PBS. In certain 60 embodiments, the antisense compound is an antisense oli gonucleotide. Pharmaceutical compositions comprising antisense com pounds encompass any pharmaceutically acceptable salts, esters, or salts of such esters, or an oligonucleotide which, 65 upon administration to an animal, including a human, is capable of providing (directly or indirectly) the biologically active metabolite or residue thereof. Accordingly, for Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 36 of 50 Page ID #:101

US 9,593,333 B2 59 example, the disclosure is also drawn to phannaceutically acceptable salts of antisense compounds, prodrugs, phanna ceutically acceptable salts of such prodrugs, and other bioequivalents. Suitable pharmaceutically acceptable salts include, but are not limited to, sodium and potassium salts. A pro drug can include the incorporation of additional nucleosides at one or both ends of an antisense compound which are cleaved by endogenous nucleases within the body, to fonn the active antisense compound. 60 MEM® 1 reduced serum medium (Invitrogen, Carlsbad, Calif.) to achieve the desired concentration of antisense oligonucleotide and a LIPOFECTAMINE® concentration that typically ranges 2 to 12 uglmL per 100 nM antisense oligonucleotide. Another reagent used to introduce antisense oligonucle otides into cultured cells includes Cytofectin® (Invitrogen, Carlsbad, Calif.). Antisense oligonucleotide is mixed with Cytofectin® in OPTI-MEM® 1 reduced serum medium Conjugated Antisense Compounds 10 (Invitrogen, Carlsbad, Calif.) to achieve the desired concen tration of antisense oligonucleotide and a Cytofectin® con centration that typically ranges 2 to 12 ug/mL per 100 nM antisense oligonucleotide. Antisense compounds may be covalently linked to one or more moieties or conjugates which enhance the activity, cellular distribution or cellular uptake of the resulting anti sense oligonucleotides. Typical conjugate groups include cholesterol moieties and lipid moieties. Additional conjugate 15 groups include carbohydrates, phospholipids, biotin, phenazine, folate, phenanthridine, anthraquinone, acridine, fluoresceins, rhodamines, coumarins, and dyes. Antisense compounds can also be modified to have one or more stabilizing groups that are generally attached to one or 20 both termini of antisense compounds to enhance properties such as, for example, nuclease stability. Included in stabi lizing groups are cap structures. These tenninal modifica tions protect the antisense compound from exonuclease degradation, and can help in delivery and/or localization 25 within a cell. The cap can be present at the 5'-terminus (5'-cap), or at the 3'-terminus (3'-cap), or can be present on both termini. Cap structures are well known in the art and include, for example, inverted deoxy abasic caps. Further 3' and 5'-stabilizing groups that can be used to cap one or both 30 ends of an antisense compound to impart nuclease stability include those disclosed in WO 03/004602 published on Jan. 16,2003. Cell Culture and Antisense Compounds Treatment The effects of antisense compounds on the level, activity 35 or expression of ApoCIII nucleic acids or proteins can be tested in vitro in a variety of cell types. Cell types used for such analyses are available from commercial vendors (e.g. American Type Culture Collection, Manassas, Va.; Zen-Bio, Inc., Research Triangle Park, N.C.; Clonetics Corporation, 40 Walkersville, Md.) and cells are cultured according to the vendor's instructions using commercially available reagents (e.g. Invitrogen Life Technologies, Carlsbad, Calif.). Illus trative cell types include, but are not limited to, HepG2 cells, Hep3B cells, Huh7 (hepatocellular carcinoma) cells, pri- 45 mary hepatocytes, A549 cells, GM04281 fibroblasts and LLC-MK2 cells. In Vitro Testing of Antisense Oligonucleotides Another reagent used to introduce antisense oligonucle otides into cultured cells includes Oligofectamine™ (Invit rogen Life Technologies, Carlsbad, Calif.). Antisense oligo nucleotide is mixed with Oligofectamine™ in Opti MEMTM-l reduced serum medium (Invitrogen Life Technologies, Carlsbad, Calif.) to achieve the desired con- centration of oligonucleotide with an Oligofectamine™ to oligonucleotide ratio of approximately 0.2 to 0.8 flL per 100 nM. Another reagent used to introduce antisense oligonucle otides into cultured cells includes FuGENE 6 (Roche Diag nostics Corp., Indianapolis, Ind.). Antisense oligomeric compound was mixed with FuGENE 6 in 1 mL of serum- free RPMI to achieve the desired concentration of oligo nucleotide with a FuGENE 6 to oligomeric compound ratio of 1 to 4 flL of FuGENE 6 per 100 nM. Another technique used to introduce antisense oligonucle otides into cultured cells includes electroporation (Sam brook and Russell in Molecular Cloning. A Laboratory Manual. Third Edition. Cold Spring Harbor Laboratory Press, Cold Spring Harbor, N.Y. 2001). Cells are treated with antisense oligonucleotides by rou tine methods. Cells are typically harvested 16-24 hours after antisense oligonucleotide treatment, at which time RNA or protein levels of target nucleic acids are measured by methods known in the art and described herein (Sambrook and Russell in Molecular Cloning. A Laboratory Manual. Third Edition. Cold Spring Harbor Laboratory Press, Cold Spring Harbor, N.Y. 2001). In general, when treatments are perfonned in multiple replicates, the data are presented as the average of the replicate treatments. The concentration of antisense oligonucleotide used var- ies from cell line to cell line. Methods to determine the optimal antisense oligonucleotide concentration for a par ticular cell line are well known in the art (Sambrook and Russell in Molecular Cloning. A Laboratory Manual. Third Described herein are methods for treatment of cells with antisense oligonucleotides, which can be modified appro priately for treatment with other antisense compounds. In general, cells are treated with antisense oligonucle otides when the cells reach approximately 60-80% conflu ence in culture. 50 Edition. Cold Spring Harbor Laboratory Press, Cold Spring Harbor, N.Y. 2001). Antisense oligonucleotides are typically used at concentrations ranging from 1 nM to 300 nM when transfected with LIPOFECTAMINE2000® (Invitrogen, Carlsbad, Calif.), Lipofectin® (Invitrogen, Carlsbad, Calif.) One reagent commonly used to introduce antisense oli gonucleotides into cultured cells includes the cationic lipid transfection reagent LIPOFECTIN® (Invitrogen, Carlsbad, Calif.). Antisense oligonucleotides are mixed with LIPO FECTIN® in OPTI-MEM® 1 (Invitrogen, Carlsbad, Calif.) 55 or CytofectinTM (Genlantis, San Diego, Calif.). Antisense oligonucleotides are used at higher concentrations ranging from 625 to 20,000 nM when transfected using electropo- to achieve the desired final concentration of antisense oli- 60 gonucleotide and a LIPOFECTIN® concentration that typi cally ranges 2 to 12 ug/mL per 100 nM antisense oligo nucleotide. Another reagent used to introduce antisense oligonucle otides into cultured cells includes LIPOFECTAMINE 65 2000® (Invitrogen, Carlsbad, Calif.). Antisense oligonucle otide is mixed with LIPOFECTAMINE 2000® in OPTI- ration. RNA Isolation RNA analysis can be perfonned on total cellular RNA or poly(A)+mRNA. Methods of RNA isolation are well known in the art (Sambrook and Russell in Molecular Cloning. A Laboratory Manual. Third Edition. Cold Spring Harbor Laboratory Press, Cold Spring Harbor, N.Y. 2001). RNA is prepared using methods well known in the art, for example, using the TRIZOL® Reagent (Invitrogen, Carlsbad, Calif.) according to the manufacturer's recommended protocols. Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 37 of 50 Page ID #:102

US 9,593,333 B2 61 Analysis of Inhibition of Target Levels or Expression Inhibition of levels or expression of an ApoCIII nucleic acid can be assayed in a variety of ways known in the art (Sambrook and Russell in Molecular Cloning. A Laboratory Manual. Third Edition. Cold Spring Harbor Laboratory 5 Press, Cold Spring Harbor, N.Y. 2001). For example, target nucleic acid levels can be quantitated by, e.g., Northern blot analysis, competitive polymerase chain reaction (PCR), or quantitative real-time PCR. RNA analysis can be performed on total cellular RNA or poly(A)+mRNA. Methods of RNA 10 isolation are well known in the art. Northern blot analysis is also routine in the art. Quantitative real-time PCR can be conveniently accomplished using the commercially avail able ABI PRISM® 7600, 7700, or 7900 Sequence Detection System, available from PE-Applied Biosystems, Foster City, 15 Calif. and used according to manufacturer's instructions. Quantitative Real-Time PCRAnalysis of Target RNA Levels Quantitation of target RNA levels may be accomplished by quantitative real-time PCR using the ABI PRISM® 7600, 7700, or 7900 Sequence Detection System (PE-Applied 20 Biosystems, Foster City, Calif.) according to manufacturer's instructions. Methods of quantitative real-time PCR are well known in the art. Prior to real-time PCR, the isolated RNA is subjected to a reverse transcriptase (RT) reaction, which produces 25 complementary DNA (cDNA) that is then used as the substrate for the real-time PCR amplification. The RT and real-time PCR reactions are performed sequentially in the same sample well. RT and real-time PCR reagents are obtained from Invitrogen (Carlsbad, Calif.). RT and real- 30 time-PCR reactions are carried out by methods well known to those skilled in the art. 62 protein actIvIty assays (for example, caspase activIty assays), immunohistochemistry, immunocytochemistry or fluorescence-activated cell sorting (FACS) (Sambrook and Russell in Molecular Cloning. A Laboratory Manual. Third Edition. Cold Spring Harbor Laboratory Press, Cold Spring Harbor, N.Y. 2001). Antibodies directed to a target can be identified and obtained from a variety of sources, such as the MSRS catalog of antibodies (Aerie Corporation, Birming ham, Mich.), or can be prepared via conventional monoclo nal or polyclonal antibody generation methods well known in the art. Antibodies useful for the detection of human and mouse ApoCIII are commercially available. In Vivo Testing of Antisense Compounds Antisense compounds, for example, antisense oligonucle otides, are tested in animals to assess their ability to inhibit expression of ApoCIII and produce phenotypic changes. Testing can be performed in normal animals, or in experi mental disease models. For administration to animals, anti sense oligonucleotides are formulated in a pharmaceutically acceptable diluent, such as phosphate-buffered saline. Administration includes parenteral routes of administration. Calculation of antisense oligonucleotide dosage and dosing frequency depends upon factors such as route of adminis tration and animal body weight. Following a period of treatment with antisense oligonucleotides, RNA is isolated from tissue and changes in ApoCIII nucleic acid expression are measured. Changes in ApoCIII protein levels are also measured. Certain Indications Novel effects of ApoCIII inhibition in patients with Fre- drickson Type I dyslipidemia, FCS, LPLD, have been iden tified and disclosed herein. The example disclosed herein below disclose surprising reductions in TG and increases in HDL among other biomarkers in Fredrickson Type I dys- Gene (or RNA) target quantities obtained by real time PCR can be normalized using either the expression level of a gene whose expression is constant, such as cyclophilin A, or by quantifying total RNA using RIBOGREEN® (Invit rogen, Inc. Carlsbad, Calif.). Cyclophilin A expression is quantified by real time PCR, by being run simultaneously with the target, multiplexing, or separately. Total RNA is quantified using RIBOGREEN® RNA quantification reagent (Invitrogen, Inc. Carlsbad, Calif.). Methods of RNA quantification by RIBOGREEN® are taught in Jones, L. J., 35 lipidemia, FCS, LPLD, patients who have little or no detect able LPL activity, et aI, (Analytical Biochemistry, 1998, 265, 368-374). A CYTOFLUOR® 4000 instrument (PE Applied Biosystems, Foster City, Calif.) is used to measure RIBOGREEN® fluorescence. Probes and primers are designed to hybridize to an ApoCIII nucleic acid. Methods for designing real-time PCR probes and primers are well known in the art, and may include the use of software such as PRIMER EXPRESS® Software (Applied Biosystems, Foster City, Calif.). Gene target quantities obtained by RT, real-time PCR can use either the expression level of GAPDH or Cyclophilin A, genes whose expression are constant, or by quantifYing total RNA using RiboGreen™ (Molecular Probes, Inc. Eugene, Oreg.). GAPDH or Cyclophilin A expression can be quan tified by RT, real-time PCR, by being run simultaneously with the target, multiplexing, or separately. Total RNA was quantified using RiboGreen™ RNA quantification reagent (Molecular Probes, Inc. Eugene, Oreg.). Analysis of Protein Levels Antisense inhibition of ApoCIII nucleic acids can be assessed by measuring ApoCIII protein levels. Protein levels of ApoCIII can be evaluated or quantitated in a variety of ways well known in the art, such as immunoprecipitation, Western blot analysis (immunoblotting), enzyme-linked immunosorbent assay (ELISA), quantitative protein assays, Without being bound by any particular theory, two poten tial explanations for the surprising results are discussed. First, inhibiting ApoCIII may activate residual LPL activity 40 in the Fredrickson Type I dyslipidemia, FCS, LPLD, patients. This is not a very likely explanation as these patients have little to no detectable LPL activity while ApoCIII inhibition has profoundly affected TG and HDL levels. Second, and more likely, is that ApoCIII inhibits 45 clearance ofTG particles mediated by apoE-mediated recep tors such as the low density lipoprotein receptor-related protein 1 (LRPl) or Syndecan 1. Once ApoCIII is removed from VLDL and chylomicron particles, they become more amenable to uptake by the liver. Indeed, these receptor 50 mediated clearance mechanisms may significantly contrib ute to the clinically observed phenotype (e.g., substantial TG lowering) observed in the Fredrickson Type I dyslipidemia, FCS, LPLD, patients treated with an ApoCIII inhibitor. In certain embodiments, provided herein are methods of 55 treating a subject with Fredrickson Type I dyslipidemia, FCS, LPLD, comprising administering one or more phar maceutical compositions as described herein. In certain embodiments, the pharmaceutical composition comprises an 60 antisense compound targeted to an ApoCIII. In certain embodiments, administration of an antisense compound targeted to an ApoCIII nucleic acid to a subject with Fredrickson Type I dyslipidemia, FCS, LPLD, results in reduction of ApoCIII expression by at least about 15, 20, 25, 30, 35, 40, 45, 50, 55, 60, 65, 70, 75, 80, 85, 90, 95 or 65 99%, or a range defined by any two of these values. In certain embodiments, ApoCIII expression is reduced to s50 mg/L, s60 mg/L, s70 mg/L, s80 mg/L, s90 mg/L, s100 Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 38 of 50 Page ID #:103

US 9,593,333 B2 63 mg/L, s110 mg/L, s120 mg/L, s130 mglL, s140 mg/L, s150 mg/L, s160 mg/L, s170 mg/L, s180 mg/L, s190 mg/L or s200 mg/L. In certain embodiments, the subject has a disease or disorder related to Fredrickson Type I dyslipidemia, FCS, LPLD. In certain embodiments the disease or disorder is a cardiovascular or metabolic disease or disorder. In certain embodiments, the disease is pancreatitis. In certain embodiments, the cardiovascular disease include, but are not limited to, aneurysm, angina, arrhyth- 10 mia, atherosclerosis, cerebrovascular disease, coronary heart disease, hypertension, dyslipidemia, hyperlipidemia, hyper triglyceridemia, hypercholesterolemia, stroke and the like. In certain embodiments, the dyslipidemia is chylomicrone mia (e.g., FCS) or hypertriglyceridemia. In certain embodi- 15 ments, the disease is pancreatitis caused by dyslipidemia. 64 Also, provided herein are methods for preventing, treating or ameliorating a symptom associated with a disease or disorder in a subject with Fredrickson Type I dyslipidemia, FCS, LPLD with a compound described herein. In certain embodiments, provided is a method for reducing the rate of onset of a symptom associated with a disease associated with Fredrickson Type I dyslipidemia, FCS, LPLD. In certain embodiments, provided is a method for reducing the severity of a symptom associated with Fredrickson Type I dyslipidemia, FCS, LPLD. In such embodiments, the meth ods comprise administering to an individual with Fredrick son Type I dyslipidemia a therapeutically effective amount of a compound targeted to an ApoCIII nucleic acid. In certain embodiments the disease or disorder is pancreatitis or a cardiovascular or metabolic disease or disorder. Cardiovascular diseases or disorders are characterized by numerous physical symptoms. Any symptom known to one of skill in the art to be associated with a cardiovascular In certain embodiments, the metabolic disease or disorder include, but are not limited to, hyperglycemia, prediabetes, diabetes (type I and type II), obesity, insulin resistance, metabolic syndrome and diabetic dyslipidemia. In certain embodiments, compounds targeted to ApoCIII 20 disease can be prevented, treated, ameliorated or otherwise modulated as set forth in the methods described herein. In as described herein modulate physiological markers or phe notypes of pancreatitis, a cardiovascular or a metabolic disease or disorder in a subject with Fredrickson Type I dyslipidemia, FCS, LPLD. In certain of the experiments, the 25 compounds can increase or decrease physiological markers certain embodiments, the symptom can be any of, but not limited to, angina, chest pain, shortness of breath, palpita tions, weakness, dizziness, nausea, sweating, tachycardia, bradycardia, arrhythmia, atrial fibrillation, swelling in the lower extremities, cyanosis, fatigue, fainting, numbness of the face, numbness of the limbs, claudication or cramping of muscles, bloating of the abdomen or fever. or phenotypes compared to untreated animals. In certain embodiments, the increase or decrease in physiological markers or phenotypes is associated with inhibition of ApoCIII by the compounds described herein. Metabolic diseases or disorders are characterized by 30 numerous physical symptoms. Any symptom known to one of skill in the art to be associated with a metabolic disorder In certain embodiments, physiological markers or pheno type of a cardiovascular disease or disorder can be quanti fiable. For example, TG or HDL levels can be measured and quantified by, for example, standard lipid tests. In certain embodiments, physiological markers or phenotypes such as 35 HDL can be increased by about 5,10,15,20,25,30,35,40, 45, 50, 55, 60, 65, 70, 75, 80, 85, 90, 95 or 99%, or a range defined by any two of these values. In certain embodiments, physiological markers phenotypes such as TG (postprandial or fasting) can be decreased by about 5, 10, 15,20,25,30, 40 35,40, 45, 50, 55, 60, 65, 70, 75, 80, 85, 90, 95 or 99%, or a range defined by any two of these values. In certain embodiments, TG (postprandial or fasting) is reduced to s100 mg/dL, sIlO mg/dL, s120 mg/dL, s130 mgldL, s140 mg/dL, s150 mg/dL, s160 mg/dL, s170 mg/dL, s180 45 mg/dL, s190 mg/dL, s200 mg/dL, s210 mg/dL, s220 mg/dL, s230 mg/dL, s240 mg/dL, s250 mg/dL, s260 mg/dL, s270 mg/dL, s280 mg/dL, s290 mg/dL, s300 mg/dL, s350 mg/dL, s400 mg/dL, s450 mg/dL, s500 mg/dL, s550 mg/dL, s600 mg/dL, s650 mg/dL, s700 50 mg/dL, s750 mg/dL, s800 mg/dL, s850 mg/dL, s900 mg/dL, s950 mgldL, s1000 mgldL, s1100 mgldL, s1200 mg/dL, s1300 mgldL, s1400 mg/dL, s1500 mg/dL, s1600 mg/dL, s1700 mgldL, s1800 mg/dL or s1900 mg/dL. In certain embodiments, physiological markers or pheno- 55 types of a metabolic disease or disorder can be quantifiable. For example, glucose levels or insulin resistance can be measured and quantified by standard tests known in the art. In certain embodiments, physiological markers or pheno types such as glucose levels or insulin resistance can be 60 decreased by about 5, 10, 15, 20, 25, 30, 35, 40, 45, 50, 55, 60, 65, 70, 75, 80, 85, 90, 95 or 99%, or a range defined by any two of these values. In certain embodiments, physi ological markers phenotypes such as insulin sensitivity can be increased by about 5, 10, 15,20,25,30,35,40,45, 50, 65 55, 60, 65, 70, 75, 80, 85, 90, 95 or 99%, or a range defined by any two of these values. can be prevented, treated, ameliorated or otherwise modu lated as set forth in the methods described herein. In certain embodiments, the symptom can be any of, but not limited to, excessive urine production (polyuria), excessive thirst and increased fluid intake (polydipsia), blurred vision, unex plained weight loss and lethargy. Pancreatitis is characterized by numerous physical symp toms. Any symptom known to one of skill in the art to be associated with a pancreatitis can be prevented, treated, ameliorated or otherwise modulated as set forth in the methods described herein. In certain embodiments, the symptom can be any of, but not limited to, abdominal pain, vomiting, nausea, and abdominal sensitivity to pressure. In certain embodiments, provided are methods of treating a subject with Fredrickson Type I dyslipidemia, FCS, LPLD, comprising administering a therapeutically effective amount of one or more pharmaceutical compositions as described herein. In certain embodiments, administration of a thera peutically effective amount of an antisense compound tar geted to an ApoCIII nucleic acid is accompanied by moni toring of ApoCIII levels or disease markers associated with Fredrickson Type I dyslipidemia, FCS, LPLD, to determine a subject's response to the antisense compound. A subject's response to administration of the antisense compound is used by a physician to determine the amount and duration of therapeutic intervention. In certain embodiments, pharmaceutical compositions comprising an antisense compound targeted to ApoCIII are used for the preparation of a medicament for treating a subject with Fredrickson Type I dyslipidemia, FCS, LPLD. Administration The compounds or pharmaceutical compositions of the present invention can be administered in a number of ways depending upon whether local or systemic treatment is desired and upon the area to be treated. Administration can be oral or parenteral. Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 39 of 50 Page ID #:104

US 9,593,333 B2 65 In certain embodiments, the compounds and compositions as described herein are administered parenterally. Parenteral administration includes intravenous, intra-arterial, subcuta neous, intraperitoneal or intramuscular injection or infusion. In certain embodiments, parenteral administration is by infusion. Infusion can be chronic or continuous or short or intermittent. In certain embodiments, infused phannaceuti cal agents are delivered with a pump. In certain embodi ments, the infusion is intravenous. In certain embodiments, parenteral administration is by injection. The injection can be delivered with a syringe or a pump. In certain embodiments, the injection is a bolus injection. In certain embodiments, the injection is adminis tered directly to a tissue or organ. In certain embodiments, parenteral administration is subcutaneous. In certain embodiments, formulations for parenteral administration can include sterile aqueous solutions which can also contain buffers, diluents and other suitable additives 66 to 100 mg per kg of body weight, once or more daily, to once every 20 years or ranging from 0.001 mg to 1000 mg dosing. Certain Combination Therapies In certain embodiments, a first agent comprising the compound described herein is co-administered with one or more secondary agents. In certain embodiments, such sec ond agents are designed to treat the same disease, disorder, or condition as the first agent described herein. In certain embodiments, such second agents are designed to treat a 10 different disease, disorder, or condition as the first agent described herein. In certain embodiments, a first agent is designed to treat an undesired side effect of a second agent. In certain embodiments, second agents are co-administered with the first agent to treat an undesired effect of the first 15 agent. In certain embodiments, such second agents are designed to treat an undesired side effect of one or more phannaceutical compositions as described herein. In certain embodiments, second agents are co-administered with the such as, but not limited to, penetration enhancers, carrier 20 compounds and other phannaceutically acceptable carriers first agent to produce a combinational effect. In certain embodiments, second agents are co-administered with the first agent to produce a synergistic effect. In certain embodi- or excipients. ments, the co-administration of the first and second agents permits use of lower dosages than would be required to achieve a therapeutic or prophylactic effect if the agents 25 were administered as independent therapy. In certain embodiments, the first agent is administered to a subject that has failed or become non-responsive to a second agent. In certain embodiments, the first agent is administered to a In certain embodiments, formulations for oral adminis tration of the compounds or compositions of the invention can include, but is not limited to, pharmaceutical carriers, excipients, powders or granules, microparticulates, nanopar ticulates, suspensions or solutions in water or non-aqueous media, capsules, gel capsules, sachets, tablets or minitablets. Thickeners, flavoring agents, diluents, emulsifiers, dispers ing aids or binders can be desirable. In certain embodiments, 30 oral fonnulations are those in which compounds of the invention are administered in conjunction with one or more penetration enhancers, surfactants and chelators. subject in replacement of a second agent. In certain embodiments, one or more compositions described herein and one or more other phannaceutical agents are administered at the same time. In certain embodi ments, one or more compositions of the invention and one or more other phannaceutical agents are administered at Dosing In certain embodiments, pharmaceutical compositions are administered according to a dosing regimen (e.g., dose, dose frequency, and duration) wherein the dosing regimen can be selected to achieve a desired effect. The desired effect can be, for example, reduction of ApoCIII or the prevention, reduction, amelioration or slowing the progression of a disease or condition associated with Fredrickson Type I dyslipidemia, FCS, LPLD. In certain embodiments, the variables of the dosing regi men are adjusted to result in a desired concentration of pharmaceutical composition in a subject. "Concentration of pharmaceutical composition" as used with regard to dose regimen can refer to the compound, oligonucleotide, or active ingredient of the pharmaceutical composition. For example, in certain embodiments, dose and dose frequency are adjusted to provide a tissue concentration or plasma concentration of a phannaceutical composition at an amount sufficient to achieve a desired effect. 35 different times. In certain embodiments, one or more com positions described herein and one or more other phanna ceutical agents are prepared together in a single formulation. In certain embodiments, one or more compositions described herein and one or more other phannaceutical 40 agents are prepared separately. In certain embodiments, second agents include, but are not limited to, ApoCIII lowering agent, DGATl inhibitor, LPL raising agent, cholesterol lowering agent, non-HDL lipid lowering (e.g., LDL) agent, HDL raising agent, fish oil, 45 niacin (nicotinic acid), fibrate, statin, DCCR (salt of diaz oxide), glucose-lowering agent and/or anti-diabetic agents. In certain embodiments, the first agent is administered in combination with the maximally tolerated dose of the sec ond agent. In certain embodiments, the first agent is admin- 50 istered to a subject that fails to respond to a maximally tolerated dose of the second agent. Dosing is dependent on severity and responsiveness of the 55 disease state to be treated, with the course of treatment lasting from several days to several months, or until a cure Examples of ApoCIII lowering agents include an ApoCIII antisense oligonucleotide different from the first agent, fibrate or an Apo B antisense oligonucleotide. An example of a DGATl inhibitor is LCQ908 (Novartis Pharmaceuticals) currently being tested in a Phase 3 clinical trial for treating Familial Chylomicronemia Syndrome (FCS). is effected or a diminution of the disease state is achieved. Dosing is also dependent on drug potency and metabolism. In certain embodiments, dosage is from 0.01 flg to 100 mg per kg of body weight, or within a range of 0.001 mg-lOOO mg dosing, and may be given once or more daily, weekly, monthly or yearly, or even once every 2 to 20 years. Following successful treatment, it may be desirable to have the patient undergo maintenance therapy to prevent the recurrence of the disease state, wherein the oligonucleotide is administered in maintenance doses, ranging from 0.01 flg LPL raising agents include gene therapy agents that raise 60 the level of LPL. Examples of such agents include copies of normal genes that supplement the lack of the nonnal gene. For example, Glybera® raises LPL levels by providing normal copies of the LPL gene to supplement a lack of the normal LPL gene. In other examples, the LPL raising agent 65 includes nonnal copies of ApoC-II, GPIHBP1, APOA5, LMFI or other genes that, when mutated, can lead to dysfunctional LPL. In certain embodiments, the combina- Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 40 of 50 Page ID #:105

US 9,593,333 B2 67 68 149495, all incorporated-by-reference herein. In these appli cations, a series of antisense compounds was designed to target different regions of the human ApoCIII RNA, using published sequences (nucleotides 6238608 to 6242565 of tion of the first agent (e.g., ApoCIII ASO) and the second agent (e.g., Glybera) provides an additive or synergistic effect. In certain embodiments, the first agent (e.g., ApoCIII ASO) is administered to a subject that has failed or become non-responsive to a second agent (e.g., Glybera®). Examples of glucose-lowering and/or anti-diabetic agents include, but is not limited to, a therapeutic lifestyle change, PPAR agonist, a dipeptidyl peptidase (IV) inhibitor, a GLP-l analog, insulin or an insulin analog, an insulin secretagogue, a SGLT2 inhibitor, a human amylin analog, a biguanide, an alpha-glucosidase inhibitor, metformin, sulfonylurea, rosiglitazone, meglitinide, thiazolidinedione, alpha-glucosi dase inhibitor and the like. The sulfonylurea can be aceto hexamide, chlorpropamide, tolbutamide, tolazamide, glimepiride, a glipizide, a glyburide, or a gliclazide. The meglitinide can be nateglinide or repaglinide. The thiazoli dinedione can be pioglitazone or rosiglitazone. The alpha glucosidase can be acarbose or miglitol. 5 GenBank accession number NT 035088.1, representing a genomic sequence, incorporated herein as SEQ ID NO: 4, and GenBank accession number NM_000040.1, incorpo rated herein as SEQ ID NO: 1). The compounds were chimeric oligonucleotides ("gapmers") 20 nucleotides in 10 length, composed of a central "gap" region consisting of ten 2'-deoxynucleotides, which is flanked on both sides (5' and 3' directions) by five-nucleotide "wings". The wings are composed of 2'-O-(2-methoxyethyl) nucleotides, also known as (2'-MOE) nucleotides. The internucleoside (back- 15 bone) linkages are phosphorothioate (P=S) throughout the oligonucleotide. All cytosine residues are 5-methylcyto- The cholesterol or lipid lowering therapy can include, but is not limited to, a therapeutic lifestyle change, statins, bile 20 acids sequestrants, nicotinic acid and fibrates. The statins can be atorvastatin, fluvastatin, lovastatin, pravastatin, rosu vastatin and simvastatin and the like. The bile acid seques trants can be colesevelam, cholestyramine, colestipol and the like. The fibrates can be gemfibrozil, fenofibrate, clofi- 25 brate and the like. The therapeutic lifestyle change can be dietary fat restriction. HDL increasing agents include cholesteryl ester transfer protein (CETP) inhibiting drugs (such as Torcetrapib), per oxisome proliferation activated receptor agonists, Apo-Al, 30 Pioglitazone and the like. Certain Treatment Populations Some types of hypertriglyceridemia can be characterized by the Fredrickson classification system or by the classifi cation system described by Tremblay (Tremblay et a!., J Clin 35 Lipidol, 2011, 5:37-44). In certain embodiments, the com pounds, compositions and methods described herein are useful in treating subjects with Fredrickson Type I dyslipi demia, FCS, LPLD. smes. The antisense compounds were analyzed for their effect on human ApoCIII mRNA levels in HepG2 cells by quan titative real-time PCR. Several compounds demonstrated at least 45% inhibition of ApoCIII mRNA and are therefore preferred. Several compounds demonstrated at least 50% inhibition of human ApoCIII mRNA and are therefore preferred. Several compounds demonstrated at least 60% inhibition of human ApoCIII mRNA and are therefore preferred. Several compounds demonstrated at least 70% inhibition of human ApoCIII mRNA and are therefore preferred. Several compounds demonstrated at least 80% inhibition of human ApoCIII mRNA and are therefore preferred. Several compounds demonstrated at least 90% inhibition of human ApoCIII mRNA and are therefore preferred. The target regions to which these preferred antisense compounds are complementary are referred to as "preferred target segments" and are therefore preferred for targeting by antisense compounds. EXAMPLES Non-Limiting Disclosure and Incorporation by Reference While certain compounds, compositions and methods described herein have been described with specificity in Subjects with Fredrickson Type I dyslipidemia, FCS, 40 LPLD, are at a significant risk of pancreatitis, cardiovascular and metabolic disease. For these subjects, recurrent pancrea titis is the most debilitating and potentially lethal compli cation; other sequalae include increased tendency for ath erosclerosis and diabetes. 45 accordance with certain embodiments, the following examples serve only to illustrate the compounds described herein and are not intended to limit the same. Each of the references recited in the present application is incorporated herein by reference in its entirety. Fredrickson Type I, FCS, LPLD, subjects lack a signifi cant amount of functionally active LPL. ApoCIII plays an important role in TG metabolism and is an independent risk factor for cardiovascular disease in subjects with functional or partially functional LPL. ApoCIII is currently in clinical 50 trials to treat non-Fredrickson Type I hypertriglyceridemia subjects. However, as ApoCIII pathway is thought to work through the LPL pathway, inhibition of ApoCIII has not been considered as a treatment option for Fredrickson Type I, FCS, LPLD, subjects. 55 ApoCIII inhibition, as shown herein, unexpectedly decreases TG levels and/or raises HDL levels in Fredrickson Type I dyslipidemic, FCS, LPLD, subjects. The decrease in TG and/or increase in HDL can, in turn, prevent, treat, delay or ameliorate a disease, disorder, or symptom thereof, asso- 60 ciated with Fredrickson Type I dyslipidemia, FCS, LPLD. Certain Compounds We have previously disclosed compositions comprising antisense compounds targeting ApoCIII and methods for inhibiting ApoCIII by the antisense compounds in US 65 20040208856 (U.S. Pat. No. 7,598,227), US 20060264395 (U.S. Pat. No. 7,750,141), WO 2004/093783 and WO 20121 Example 1 ISIS 304801 Clinical Trial As described herein, an open label study was performed on patients with Fredrickson Type I dyslipidemia, FCS, LPLD, to evaluate the response to, and the pharmacody namic effects of, the Study Drug ISIS 304801. ISIS 304801 was previously disclosed in U.S. Pat. No. 7,598,227 and has the sequence 5'-AGCTTCTTGTCCAGCTTTAT-3' (SEQ ID NO: 3) starting at position 508 on SEQ ID NO: 1 (GEN BANK Accession No. NM_000040.1) or starting at position 3139 on SEQ ID NO: 2 (GENBANK Accession NT_033899.8 truncated from nucleotides 20262640 to 20266603). ISIS 304801 has a 5-10-5 MOE gapmer motif comprising a gap segment consisting of 10 linked deoxy nucleosides, a 5' wing segment consisting of 5 linked Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 41 of 50 Page ID #:106

US 9,593,333 B2 69 nucleosides, a 3' wing segment consisting 5 linked nucleo sides, wherein the gap segment is positioned immediately adjacent to and between the 5' wing segment and the 3' wing segment, wherein each nucleoside of each wing segment comprises a 2'-O-methyoxyethyl sugar, wherein each cyto- 5 sine is a 5-methylcytosine, and wherein each intemucleoside linkage is a phosphorothioate linkage. ISIS 304801 has been shown to be potent in inhibiting ApoC-III and tolerable when administered to subjects. Many of the patients recruited for this study have been 10 diagnosed with Fredrickson Type I dyslipidemia, FCS, LPLD. Fredrickson Type I, FCS, LPLD, patients with a history of TG level ",880 mg/dL, fasting TG level ",750 mg/dL during screening for the study and/or TG level ",440 mg/dL after dieting but before the start of treatment are 15 included in the study. To enlarge the study population, some patients suffering from hyperTG but not diagnosed with Fredrickson Type I dyslipidemia, FCS, LPLD, may be screened for Fredrickson Type I dyslipidemia, FCS, LPLD. In an example, patients 20 with hyperTG will be identified through their medical his tory with a TG level ",880 mg/dL and/or by centrifugation of the lipids in their blood for fasting TG level ",750 mg/dL. The patients with fasting TG level ",750 mg/dL will be further screened for at least one of the following parameters 25 to confirm the diagnosis of Fredrickson Type I dyslipidemia, FCS, LPLD: (1) homozygous or compound heterozygous loss-of-func tion mutations in genes such as LPL (e.g., P207L, G 188L, D9N), ApoC2, GPIHBPl, ApoC5 or LMFI known to cause 30 Fredrickson Type I dyslipidemia, FCS, LPLD; (2) LPL activity s20% of normal; and (3) anti-LPL antibodies. For each patient diagnosed with Fredrickson Type I dyslipidemia, FCS, LPLD, the participation period consists 35 of a s8-week screening period, (which includes a 4-week tight diet control run-in qualification period), a I-week study qualification/baseline assessment period, a 13-week treat ment period, and a post-treatment evaluation period of 13 weeks, for a total of 35 weeks of study participation. Patients 40 with a diet controlled TG level ",440 mg/dL are included in the study. Concomitant medications and adverse events (AEs) are recorded throughout all periods of the study. Patients are placed on a tightly controlled diet (after screening procedures are performed) for the duration of 45 study participation. After 28 days on the controlled diet, patients have baseline measurements and are assessed for qualification of enrollment into the treatment phase of the study. Endpoints to evaluate include: the pharmacodynamic 50 (PD) effects of ISIS 304801 as measured by fasting lipo protein, total ApoC-III, TG, ApoC-II (total and associated with VLDL), apolipoprotein B-100 (apoB-100 and/or apoB- 48), apolipoprotein A-I (apoA-l), apolipoprotein A-2 (apoA-2), apolipoprotein E (apoE), total cholesterol (TC), 55 low-density lipoprotein-cholesterol (LDL-C), LDL-TG, VLDL-C, VLDL-TG, non-high-density lipoprotein-choles terol (non-HDL-C), non-HDL-TG, HDL-C, HDL-TG, chy lomicron-cholesterol (CM-C), chylomicron-triglyceride (CM-TG), free fatty acids (FFA), and glycerol levels; the 60 post-prandial lipid, apolipoprotein and lipoprotein charac teristics and kinetics, and glucose levels; and, the safety, tolerability and pharmacokinetics (PK) of ISIS 304801. Additional endpoints to be evaluated may include a decrease in CETP or an increase in ApoAl, PONl, fat clearance and 65 triglyceride clearance, and an improvement in the ratio of HDL to TG. 70 Study Drug and Treatment A solution of the Study Drug ISIS 304801 (200 mglmL, 1.0 mL) contained in 2-mL stoppered glass vials is provided. Vials are for single-use only. ISIS 304801 solution and placebo are prepared by a pharmacist (or qualified delegate). A trained professional administers 300 mg of the Study Drug as a single SC injection in the abdomen, thigh, or outer area of the upper arm on each dosing day. Patients receive 13 doses of the Study Drug administered by SC injection once a week for 13 weeks (Days 1, 8, 15,22, 29,36,43,50,57,64,71,78, and 85). Patients complete the treatment visits on Day 1±0 days and on Day 8, 15,22,29, 36, 43, 50, 57, 64, 71, 78, and 85 within ±1 day. Patients in an extensive PK group also visit the clinic on Day 2 and 86±0 days relative to Day 1 and 85, respectively, for a 24 hour blood draw. Patients complete the follow-up visits on Day 92 and 99 within ±1 day, Day 127 within ±3 days, and Day 176 within ±5 days of the scheduled visit date. Patients in the post-prandial assessment group also visit the clinic on Day 103 within ±2 days and on the day following the Day 103 visit for the 24 hour blood draw. Preceding each visit that includes a blood draw for PD measurements (Days 8, 15,29,43,57,71, and 85), patients are provided a standardized pre-cooked meal for the dinner on the evening prior to their visit (to ensure equal modera tion of fat intake, per patient and per time point) after which they remain fasted. Alcohol consumption is not allowed for 48 hrs preceding these clinic visits. Blood is collected after fasting and/or after a meal for measurement ofVLDL, ApoC-III and other PD markers on Days 8, 15, 29, 43, 57, 71, and 85 (prior to Study Drug administration). Patients in the post-prandial assessment group consume standardized pre-cooked meals (lunches and dinners (pro vided) and instructions for breakfasts and snacks) for the 2 days prior to the post-prandial evaluations. On each of the post-prandial evaluation days, following the blood draws, patients consume a standardized liquid meal, which repre sents about a third of the daily caloric requirements, with a stable radioisotope tracer, followed by serial blood sam pling. Patients receive a standardized pre-cooked meal 9 hrs after consuming the liquid meal, after which they fast nntil the 24 hour blood draw the following day. In addition to trough sample collection, patients in the extensive PK assessment group nndergo serial blood sam pling for 24 hrs after their first (Day 1-2) and last (Day 85-86) dose of Study Drug. PK parameters such as area under the curve (AVC) , trough concentration (Cmin) and others will be assessed. Post-Treatment Evaluation Period Patients are followed until Study Day 176. During this time, patients return to the study center for outpatient clinic visits on Study Days 92, 99, 127, and 176 (and Day 103 for patients in the post-prandial assessment group) for safety and clinical laboratory evaluations (blood draws), diet coun seling and monitoring, concomitant medication usage recording, and AE event collection. Blood samples for PK and PD analysis are collected periodically throughout the post-treatment evaluation period. Laboratory measurements of serum chemistry, uri nalysis, coagulation, complement, hematology, immune function, thyroid fnnction, and full lipid panel are performed at the various times throughout the study. Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 42 of 50 Page ID #:107

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71

Post-prandial assessments are done in a subset of patients as described below.

Post-Prandial Meal, Sampling Schedule, and Assessment

Post-prandial assessment for lipoproteins metabolism are performed using a radiolabelled meal supplemented with a labeled tracer, 3H-palmitate (300 μCi, Perkin Elmer Inc., Woodbridge, ON, Canada), sonicated into the liquid meal. Palmitate is a fatty acid that is a common constituent of any diet. The 3H-palmitate tracer emits weak radioactivity, equivalent to an X-ray. Since dietary palmitate is incorporated into chylomicrons as they are formed in the enterocytes of the gut, this enables monitoring the appearance and clearance of newly-formed chylomicrons from circulation. The methodology to be applied for studying post-prandial kinetics of chylomicrons appearance and clearance is well-established (Mittendorfer et al. 2003, Diabetes, 52: 1641-1648; Bickerton et al. 2007; Normand-Lauziere et al. 2010, PLoS. One, 5: e10956).

A liquid meal (similar to a milkshake) containing a small amount (300 μCi) of radiolabelled fatty acids (3H-palmitate) will be provided. The liquid meal will provide about a third of the daily caloric requirements. From 1 hr prior to 9 hrs after the ingestion of the meal, a constant infusion of [U-13C]-K palmitate (0.01 μmol/kg/min in 100 ml 25% human serum albumin; Cambridge Isotopes Laboratories Inc., Andover, Mass.) and a primed (1.6 μmol/kg) continuous (0.05 μmol/kg/min) infusion of [1,1,2,3,3-2H]-glycerol (Cambridge Isotopes Laboratories Inc.) are administered as previously described (Normand-Lauziere et al. 2010, PLoS. One, 5: e10956). Plasma palmitate and glycerol appearance rates are calculated using Steele's non-steady state equation assuming a volume of distribution of 90 ml/kg and 230 ml/kg, respectively (Gastaldelli et al. 1999, J Appl. Physiol, 87: 1813-1822).

Blood samples are drawn at intervals before and after the ingestion of the radiolabelled meal on days prior to and after the Treatment phase as noted in the table below. A standardized meal is given to the participants after the 9 hr blood draw. Blood is collected in tubes containing Na2 EDTA and Orlistat (30 μg/ml, Roche, Mississauga, Canada) to prevent in vitro triacylglycerol lipolysis and separate samples will be collected in NaF tubes for plasma glucose determination.

The following are measured at each time-point:

Plasma and CM fraction levels for 3H-tracer

Plasma [U-13C]-K palmitate and [1,1,2,3,3-2H]-glycerol appearance rates

Plasma and CM fraction levels for TG, TC, and apoB

Plasma and VLDL fraction levels for apo CIII, apo CII, and apo E

Plasma levels for glucose

Plasma samples may also be used for profiling of drug binding proteins, bioanalytical method validation purposes, stability and metabolite assessments, or to assess other actions of ISIS 304801 with plasma constituents.

Results

Results for three patients diagnosed with Fredrickson Type I dyslipidemia, FCS, LPLD, recruited for this study are presented below. Two patients are homozygous for the P207L null LPL gene mutation and one patient is compound heterozygous for the P207L and G188E null LPL gene mutations. All patients have LPL mass but no or extremely low levels (<5%) of LPL activity. The patients had a TG level ≥440 mg/dL after dieting but before the start of treatment. Two of the patients had confirmed past history of acute pancreatitis and one had been on gene therapy with Glybera® in December 2007.

72

The data for percent change in fasting ApoCIII levels is presented in the Table below. The results indicate that treatment with ISIS 304801 reduced fasting levels of ApoC-III. 'n.d.' indicates that data was not yet collected for that particular time point.

TABLE 1

Percent change in fasting ApoCIII levels			
	Patient 1	Patient 2	Patient 3
Day 1	0	0	0
Day 8	n.d.	−23	−18
Day 15	n.d.	−63	−44
Day 29	−47	−69	−61
Day 43	−58	−80	−77
Day 57	−60	−85	−85
Day 71	−66	−90	−84
Day 85	−71	−91	−84
Day 92	−71	−90	−81
Day 99	−62	−87	−78
Day 127	−61	−68	−75
Day 176	−14	−67	−39

Levels of fasting triglyceride levels were also measured. The data for percent change, as well as absolute levels, of fasting triglyceride levels, are presented in the Tables below. The results indicate that treatment with ISIS 304801 reduced fasting levels of triglycerides.

TABLE 2

Percent change in fasting triglyceride levels			
	Patient 1	Patient 2	Patient 3
Day 1	0	0	0
Day 8	−39	−8	−6
Day 15	−35	−57	−63
Day 29	−54	−40	−61
Day 43	−49	−63	−81
Day 57	−55	−68	−82
Day 71	−53	−76	−89
Day 85	−49	−88	−71
Day 92	−64	−84	−57
Day 99	−17	−62	−69
Day 127	−66	−43	−79
Day 176	−6	−58	−16

TABLE 3

Fasting triglyceride levels (mg/dL)			
	Patient 1	Patient 2	Patient 3
Day 1	1406	2083	2043
Day 8	851	1918	1922
Day 15	911	892	751
Day 29	651	1260	804
Day 43	719	775	389
Day 57	633	667	368
Day 71	658	505	234
Day 85	723	251	595
Day 92	510	324	874
Day 99	1167	793	626
Day 127	485	1197	429
Day 176	1317	867	1706

Levels of fasting non-HDL cholesterol levels were also measured. The data for percent change, as well as absolute levels, of fasting non-HDL cholesterol levels, are presented in the Tables below. The results indicate that treatment with ISIS 304801 reduced fasting levels of non-HDL cholesterol.

US 9,593,333 B2 73 TABLE 4 Percent change in fasting non-HDL cholesterol levels Day 1 Day 8 Day 15 Day 29 Day 43 Day 57 Day 71 Day 85 Day 92 Day 99 Day 127 Day 176 Patient 1 o -23 -19 -38 -43 -43 -44 -42 -51 -21 -42 -2 Patient 2 o -24 -60 -49 -64 -65 -71 -74 -75 -60 -47 -57 TABLE 5 Fasting non-HDL cholesterol levels (mg/dL) Day 1 Day 8 Day 15 Day 29 Day 43 Day 57 Day 71 Day 85 Day 92 Day 99 Day 127 Day 176 Patient 1 214 165 173 133 123 122 119 125 104 169 125 210 Patient 2 327 250 131 167 118 116 96 85 83 131 173 139 Patient 3 o -15 -51 -50 -64 -59 -55 -56 -53 -55 -56 -16 Patient 3 244 207 119 123 88 99 109 107 115 110 108 206 10 15 20 25 30 Day 57 Day 71 Day 85 Day 92 Day 99 Day 127 Day 176 Day 1 Day 8 Day 15 Day 29 Day 43 Day 57 Day 71 Day 85 Day 92 Day 99 Day 127 Day 176 74 TABLE 6-continued Percent change in ApoB-48 levels Patient 1 Patient 2 -36 -69 -21 -84 21 -89 -36 -92 190 -13 -39 86 366 -28 TABLE 7 ApoB-48 levels (mgldL) Patient 1 1.68 2.19 1.89 0.87 1.32 1.07 1.32 2.03 1.07 4.87 1.03 7.83 Patient 2 3.40 4.13 1.00 3.07 0.99 1.04 0.53 0.36 0.28 2.97 6.34 2.45 Patient 3 -75 -80 -50 -29 -55 -42 28 Patient 3 2.16 2.82 0.78 1.40 0.51 0.55 0.43 1.07 1.53 0.98 1.26 2.77 The overall lipid profile in fasting Fes patients was measured at the end of treatment and compared to baseline. The data are presented in the Tables below and indicates that treatment with ISIS 304801 improved the overall lipid Levels of ApoB-48, a measure of chylomicrons, were also measured. The data for percent change, as well as absolute levels, of ApoB-48 levels, are presented in the Tables below. The results indicate that treatment with ISIS 304801 reduced fasting levels of ApoB-48. 35 profile in the patients. Day 1 Day 8 Day 15 Day 29 Day 43 TABLE 6 Percent change in ApoB-48 levels Patient 1 o 30 13 -48 -21 Patient 2 o 21 -71 -10 -71 40 Patient 3 o 31 -64 -35 -76 45 Lipid parameter ApoC-III Triglycerides VLDL ApoC-III HDL-C TABLE 8 Percent change (mean) in lipid profile ApoC-III Triglycerides HDL-C VLDL ApoC-III ApoB Non-HDL-C VLDL Total cholestetol TABLE 9 Individual patient profile End of Absolute Patient # 2 2 2 2 Baseline (mg/dL) 19 35 20 1406 2083 2043 12 33 17 16 14 treatment (mgldL) 4 617 288 735 2 24 21 17 change (mg/dL) -13 -32 -16 -790 -1796 -1309 -8 -30 15 13% -81 -69 +78 -80 -13 -58 -65 -53 Mean % % change change -71 -90 -83 -56 -86 -64 -64 -92 86 50 163 21 -81 -69 -80 +78 Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 44 of 50 Page ID #:109

US 9,593,333 B2 75 76 TABLE 9-continued Individual patient profile End of Absolute Baseline treatment change Mean % Lipid parameter Patient # (mg/dL) (mgjdL) (mg/dL) % change change Non HDL-C 214 115 -100 -47 -58 2 327 84 -243 -74 244 111 -133 -55 ApoB 109 57 -53 -48 -13 2 65 68 114 120 Safety Assessment 15 in other laboratory values, or relates SAEs or significant AEs. Treatment with ISIS 304801 did not have any issues of liver enzyme elevations more than three times the ULN, abnormalities in renal function, meaningful clinical changes SEQUENCE LISTING <160> NUMBER OF SEQ ID NOS, 4 <210> SEQ ID NO 1 <211> LENGTH, 533 <212> TYPE, DNA <213> ORGANISM, Homo sapiens <220> FEATURE, <221> NAME/KEY, CDS <222> LOCATION, (47) .. (346) <400> SEQUENCE, 1 tgeteagtte atccctagag geagetgete eaggaaeaga ggtgee egg gta etc ett gtt gtt gee etc etg geg etc etg gee Arg Val Leu Leu Val Val Ala Leu Leu Ala Leu Leu Ala 5 10 15 get tea gag gee gag gat gee tee ett etc age tte atg Ala Ser Glu Ala Glu Asp Ala Ser Leu Leu Ser Phe Met 20 25 30 atg aag cae gee ace aag ace gee aag gat gea etg age Met Lys His Ala Thr Lys Thr Ala Lys Asp Ala Leu Ser 40 45 gag tee eag gtg gee eag eag gee agg gge tgg gtg ace Glu Ser GIn Val Ala GIn GIn Ala Arg Gly Trp Val Thr 55 60 agt tee etg aaa gae tae tgg age ace gtt aag gae aag Ser Ser Leu Lys Asp Tyr Trp Ser Thr Val Lys Asp Lys 70 75 80 tte tgg gat ttg gae eet gag gte aga eea act tea gee Phe Trp Asp Leu Asp Pro Glu Val Arg Pro Thr Ser Ala 85 90 95 Treatment was tolerated by all the patients with no flu-like symptoms and infrequent mild site reactions, which was resolved without treatment. There were no discontinuations due to injection site reactions. atg eag eee 55 Met GIn Pro 1 tet gee ega 103 Ser Ala Arg eag ggt tae 151 GIn Gly Tyr 35 age gtg eag 199 Ser Val GIn 50 gat gge tte 247 Asp Gly Phe 65 tte tet gag 295 Phe Ser Glu gtg get gee 343 Val Ala Ala tga gacctcaata ccccaagtcc acctgcctat ccatcctgcg ageteettgg 396 gteetgeaat eteeaggget geeeetgtag gttgettaaa agggaeagta tteteagtge 456 tctcctaccc cacctcatgc ctggcccccc teeaggeatg ctggcctccc aataaagctg 516 gacaagaagc tgetatg 533 <210> SEQ ID NO 2 <211> LENGTH, 3964 <212> TYPE, DNA Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 45 of 50 Page ID #:110

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US 9,593,333 B2

77 78

-continued

```
<213> ORGANISM: Homo sapiens

<400> SEQUENCE: 2

ctactccagg ctgtgttcag ggcttggggc tggtggaggg aggggcctga aattccagtg      60
tgaaaggctg agatgggccc gaggcccctg gcctatgtcc aagccatttc ccctctcacc     120
agcctctccc tggggagcca gtcagctagg aaggaatgag ggctccccag gcccaccccc     180
agttcctgag ctcatctggg ctgcagggct ggcgggacag cagcgtggac tcagtctcct     240
agggatttcc caactctccc gcccgcttgc tgcatctgga caccctgcct caggccctca     300
tctccactgg tcagcaggtg acctttgccc agcgccctgg gtcctcagtg cctgctgccc     360
tggagatgat ataaaacagg tcagaaccct cctgcctgtc tgctcagttc atccctagag     420
gcagctgctc caggtaatgc cctctgggga ggggaaagag gaggggagga ggatgaagag     480
gggcaagagg agctccctgc ccagcccagc cagcaagcct ggagaagcac ttgctagagc     540
taaggaagcc tcggagctgg acgggtgccc cccacccctc atcataacct gaagaacatg     600
gaggcccggg aggggtgtca cttgcccaaa gctacacagg gggtggggct ggaagtggct     660
ccaagtgcag gttcccccct cattcttcag gcttagggct ggaggaagcc ttagacagcc     720
cagtcctacc ccagacaggg aaactgaggc ctggagaggg ccagaaatca cccaaagaca     780
cacagcatgt tggctggact ggacggagat cagtccagac cgcaggtgcc ttgatgttca     840
gtctggtggg ttttctgctc catcccaccc acctcccttt gggcctcgat ccctcgcccc     900
tcaccagtcc cccttctgag agcccgtatt agcagggagc cggcccctac tccttctggc     960
agacccagct aaggttctac cttaggggcc acgccacctc cccagggagg ggtccagagg    1020
catggggacc tggggtgccc ctcacaggac acttccttgc aggaacagag gtgccatgca    1080
gccccgggta ctccttgttg ttgccctcct ggcgctcctg gcctctgccc gtaagcactt    1140
ggtgggactg ggctgggggc agggtggagg caacttgggg atcccagtcc caatgggtgg    1200
tcaagcagga gcccagggct cgtccagagg ccgatccacc ccactcagcc ctgctctttc    1260
ctcaggagct tcagaggccg aggatgcctc ccttctcagc ttcatgcagg gttacatgaa    1320
gcacgccacc aagaccgcca aggatgcact gagcagcgtg caggagtccc aggtggccca    1380
gcaggccagg tacacccgct ggcctccctc cccatccccc ctgccagctg cctccattcc    1440
cacccgcccc tgccctggtg agatcccaac aatggaatgg aggtgctcca gcctcccctg    1500
ggcctgtgcc tcttcagcct cctctttcct cacagggcct ttgtcaggct gctgcgggag    1560
agatgacaga gttgagactg cattcctccc aggtccctcc tttctccccg gagcagtcct    1620
agggcgtgcc gttttagccc tcatttccat tttcctttcc tttccctttc tttctctttc    1680
tatttctttc tttctttctt tctttctttc tttctttctt tctttctttc tttctttctt    1740
tctttctttc ctttctttct ttcctttctt tctttccttt ctttctttct ttcctttctt    1800
tctctttctt tctttctttc ctttttcttt ctttccctct cttcctttct ctctttcttt    1860
cttcttcttt ttttttaat ggagtctccc tctgtcacct aggctggagt gcagtggtgc     1920
catctcggct cactgcaacc tccgtctccc gggttcaacc cattctcctg cctcagcctc    1980
ccaagtagct gggattacag gcacgcgcca ccacacccag ctaattttg tatttttagc     2040
agagatgggg tttcaccatg ttggccaggt tggtcttgaa ttcctgacct caggggatcc    2100
tcctgcctcg gcctcccaaa gtgctgggat tacaggcatg agccactgcg cctggcccca    2160
ttttcctttt ctgaaggtct ggctagagca gtggtcctca gcctttttgg caccagggac    2220
cagttttgtg gtggacaatt tttccatggg ccagcgggga tggttttggg atgaagctgt    2280
```

US 9,593,333 B2 79 80 -continued tccacctcag atcatcaggc attagattct cataaggagc cctccaccta gatccctggc 2340 atgtgcagtt cacaataggg ttcacactcc tatgagaatg taaggccact tgatctgaca 2400 ggaggcggag ctcaggcggt attgctcact cacccaccac tcacttcgtg ctgtgcagcc 2460 cggctcctaa cagtccatgg accagtacct atctatgact tgggggttgg ggacccctgg 2520 gctaggggtt tgccttggga ggccccacct gacccaattc aagcccgtga gtgcttctgc 2580 tttgttctaa gacctggggc cagtgtgagc agaagtgtgt ccttcctctc ccatcctgcc 2640 cctgcccatc agtactctcc tctcccctac tcccttctcc acctcaccct gactggcatt 2700 agctggcata gcagaggtgt tcataaacat tcttagtccc cagaaccggc tttggggtag 2760 gtgttatttt ctcactttgc agatgagaaa attgaggctc agagcgatta ggtgacctgc 2820 cccagatcac acaactaatc aatcctccaa tgactttcca aatgagaggc tgcctccctc 2880 tgtcctaccc tgctcagagc caccaggttg tgcaactcca ggcggtgctg tttgcacaga 2940 aaacaatgac agccttgacc tttcacatct ccccaccctg tcactttgtg cctcaggccc 3000 aggggcataa acatctgagg tgacctggag atggcagggt ttgacttgtg ctggggttcc 3060 tgcaaggata tctcttctcc cagggtggca gctgtggggg attcctgcct gaggtctcag 3120 ggctgtcgtc cagtgaagtt gagagggtgg tgtggtcctg actggtgtcg tccagtgggg 3180 acatgggtgt gggtcccatg gttgcctaca gaggagttct catgccctgc tctgttgctt 3240 cccctgactg atttaggggc tgggtgaccg atggcttcag ttccctgaaa gactactgga 3300 gcaccgttaa ggacaagttc tctgagttct gggatttgga ccctgaggtc agaccaactt 3360 cagccgtggc tgcctgagac ctcaataccc caagtccacc tgcctatcca tcctgcgagc 3420 tccttgggtc ctgcaatctc cagggctgcc cctgtaggtt gcttaaaagg gacagtattc 3480 tcagtgctct cctaccccac ctcatgcctg gee ecce tee aggcatgctg gcctcccaat 3540 aaagctggac aagaagctgc tatgagtggg ccgtcgcaag tgtgccatct gtgtctgggc 3600 atgggaaagg gccgaggctg ttctgtgggt gggcactgga cagactccag gtcaggcagg 3660 catggaggcc agcgctctat ccaccttctg gtagctgggc agtctctggg cctcagtttc 3720 ttcatctcta aggtaggaat caccctccgt accctgcctt ccttgacagc tttgtgcgga 3780 aggtcaaaca ggacaataag tttgctgata ctttgataaa ctgttaggtg ctgcacaaca 3840 tgacttgagt gtgtgcccca tgccagccac tatgcctggc acttaagttg tcatcagagt 3900 tgagactgtg tgtgtttact caaaactgtg gagctgacct cccctatcca ggccccctag 3960 ccct 3964 <210> SEQ ID NO 3 <211> LENGTH, 20 <212> TYPE, DNA <213> ORGANISM, Artificial sequence <220> FEATURE, <223> OTHER INFORMATION, Synthetic oligonucleotide <400> SEQUENCE, 3 agcttcttgt ccagctttat 20 <210> SEQ ID NO 4 <211> LENGTH, 3958 <212> TYPE, DNA <213> ORGANISM, Homo sapiens <400> SEQUENCE, 4 Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 47 of 50 Page ID #:112

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US 9,593,333 B2

81 82

-continued

```
ctactccagg ctgtgttcag ggcttggggc tggtggaggg aggggcctga aattccagtg     60
tgaaaggctg agatgggccc gaggcccctg gcctatgtcc aagccatttc ccctctcacc    120
agcctctccc tggggagcca gtcagctagg aaggaatgag ggctccccag gcccaccccc    180
agttcctgag ctcatctggg ctgcagggct ggcgggacag cagcgtggac tcagtctcct    240
agggatttcc caactctccc gcccgcttgc tgcatctgga caccctgcct caggccctca    300
tctccactgg tcagcaggtg acctttgccc agcgccctgg gtcctcagtg cctgctgccc    360
tggagatgat ataaaacagg tcagaaccct cctgcctgtc tgctcagttc atccctagag    420
gcagctgctc caggtaatgc cctctgggga ggggaaagag gaggggagga ggatgaagag    480
gggcaagagg agctccctgc ccagcccagc cagcaagcct ggagaagcac ttgctagagc    540
taaggaagcc tcggagctgg acgggtgccc cccacccctc atcataacct gaagaacatg    600
gaggcccggg aggggtgtca cttgcccaaa gctacatagg gggtggggct ggaagtggct    660
ccaagtgcag gttccccccct cattcttcag gcttagggct ggaggaagcc ttagacagcc    720
cagtcctacc ccagacaggg aaactgaggc ctggagaggg ccagaaatca cccaaagaca    780
cacagcatgt tggctggact ggacggagat cagtccagac cgcaggtgcc ttgatgttca    840
gtctggtggg ttttctgctc catcccaccc acctcccttt gggcctcgat ccctcgcccc    900
tcaccagtcc cccttctgag agcccgtatt agcagggagc cggcccctac tccttctggc    960
agacccagct aaggttctac cttaggggcc acgccacctc cccagggagg ggtccagagg   1020
catggggacc tggggtgccc ctcacaggac acttccttgc aggaacagag gtgccatgca   1080
gccccgggta ctccttgttg ttgccctcct ggcgctcctg gcctctgccc gtaagcactt   1140
ggtgggactg ggctgggggc agggtggagg caacttgggg atcccagtcc caatgggtgg   1200
tcaagcagga gcccagggct cgtccatagg ccgatccacc ccactcagcc ctgctctttc   1260
ctcaggagct tcagaggccg aggatgcctc ccttctcagc ttcatgcagg gctacatgaa   1320
gcacgccacc aagaccgcca aggatgcact gagcagcgtg caggagtccc aggtggccca   1380
gcaggccagg tacacccgct ggcctccctc cccatccccc ctgccagctg cctccattcc   1440
cacccacccc tgccctggtg agatcccaac aatggaatgg aggtgctcca gcctcccctg   1500
ggcctgtgcc tcttcagcct cctctttcct cacagggcct ttgtcaggct gctgcgggag   1560
agatgacaga gttgagactg cattcctccc aggtccctcc tttctcccca gagcagtcct   1620
agggcgcgcc gttttagccc tcatttccat tttcctttcc tttccctttc tttccctttc   1680
tatttctttc tttctttctt tctttctttc tttctttctt tctttctttc tttctttctt   1740
tctttctttc ctttctttct ttcttttctt ctttctttct ttcctttctt tctctttctt   1800
tctttctttc tttcctttt ctttctttcc ctctcttcct ttctctcttt ctttcttctt   1860
cttttttttt taatggagtc tccctctgtc acccaggctg gagtgcagtg gtgccatctc   1920
ggctcactgc aacctccgtc tcccgggttc aacccattct cctgcctcag cctcccaagt   1980
agctgggatt acaggcacgc gccaccacac ccagctaatt tttgtatttt tagcagagat   2040
ggggtttcac catgttggcc aggttggtct tgaattcctg acctcagggg atcctcctgc   2100
ctcggcctcc caaagcgctg ggattacagg catgagccac tgcgcctggc cccattttcc   2160
ttttctgaag gtctggctag agcagtggtc ctcagccttt ttggcaccag ggaccagttt   2220
tgtggtggac aatttttcca tgggccagcg gggatggttt tgggatgaag ctgttccacc   2280
tcagatcatc aggcattaga ttctcataag gagccctcca cctagatccc tggcatgtgc   2340
agttcacaac agggttcaca ctcctatgag aatgtaaggc cacttgatct gacaggaggc   2400
```

Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 49 of 50 Page ID #:114

US 9,593,333 B2

83 84

-continued

```
ggagctcagg cggtattgct cactcaccca ccactcactt cgtgctgtgc agcccggctc   2460
ctaacagtcc atggaccagt acctatctat gacttggggg ttggggaccc ctgggctagg   2520
ggtttgcctt gggaggcccc acctgaccta attcaagccc gtgagtgctt ctgctttgtt   2580
ctaagacctg gggccagtgt gagcagaagt gtgtccttcc tctcccatcc tgcccctgcc   2640
catcagtact ctcctctccc ctactccctt ctccacctca ccctgactgg cattagctgg   2700
catagcagag gtgttcataa acattcttag tccccagaac cggctttggg gtaggtgtta   2760
ttttctcact ttgcagatga gaaaattgag gctcagagcg attaggtgac ctgccccaga   2820
tcacacaact aatcaatcct ccaatgactt tccaaatgag aggctgcctc cctctgtcct   2880
accctgctca gagccaccag gttgtgcaac tccaggcggt gctgtttgca cagaaaacaa   2940
tgacagcctt gacctttcac atctccccac cctgtcactt tgtgcctcag gcccaggggc   3000
ataaacatct gaggtgacct ggagatggca gggtttgact tgtgctgggg ttcctgcaag   3060
gatatctctt ctcccagggt ggcagctgtg gggattcct gcctgaggtc tcagggctgt   3120
cgtccagtga agttgagagg gtggtgtggt cctgactggt gtcgtccagt ggggacatgg   3180
gtgtgggtcc catggttgcc tacagaggag ttctcatgcc ctgctctgtt gcttcccctg   3240
actgatttag gggctgggtg accgatggct tcagttccct gaaagactac tggagcaccg   3300
ttaaggacaa gttctctgag ttctgggatt tggaccctga ggtcagacca acttcagccg   3360
tggctgcctg agacctcaat accccaagtc cacctgccta tccatcctgc cagctccttg   3420
ggtcctgcaa tctccagggc tgcccctgta ggttgcttaa aagggacagt attctcagtg   3480
ctctcctacc ccacctcatg cctggccccc ctccaggcat gctggcctcc caataaagct   3540
ggacaagaag ctgctatgag tgggccgtcg caagtgtgcc atctgtgtct gggcatggga   3600
aagggccgag gctgttctgt gggtgggcac tggacagact ccaggtcagg caggcatgga   3660
ggccagcgct ctatccacct tctggtagct gggcagtctc tgggcctcag tttcttcatc   3720
tctaaggtag gaatcaccct ccgtaccctg ccttccttga cagctttgtg cggaaggtca   3780
aacaggacaa taagtttgct gatactttga taaactgtta ggtgctgcac aacatgactt   3840
gagtgtgtgc cccatgccag ccactatgcc tggcacttaa gttgtcatca gagttgagac   3900
tgtgtgtgtt tactcaaaac tgtggagctg acctccccta tccaggccac ctagccct     3958
```

What is claimed is:

1. A method of treating or ameliorating lipoprotein lipase deficiency (LPLD) in an animal comprising administering a therapeutically effective amount of a compound comprising an ApoCIII specific inhibitor to the animal, wherein:

administering the compound reduces a triglyceride level by at least 10%, thereby treating or ameliorating LPLD.

2. The method of claim **1**, wherein the ApoCIII specific inhibitor comprises a nucleic acid capable of inhibiting the expression or activity of ApoCIII.

3. The method of claim **1**, wherein the ApoCIII specific inhibitor comprises an antisense compound targeting ApoCIII.

4. The method of claim **3**, wherein the antisense compound comprises a modified oligonucleotide.

5. The method of claim **4**, wherein the nucleobase sequence of the modified oligonucleotide is at least 80%, at least 90% or 100% complementary to a nucleobase sequence of SEQ ID NO: 1, SEQ ID NO: 2 or SEQ ID NO: 4.

6. The method of claim **3**, wherein the antisense compound comprises a single-stranded modified oligonucleotide or a double-stranded modified oligonucleotide.

7. The method of claim **4**, wherein the modified oligonucleotide consists of 12 to 30 linked nucleosides.

8. The method of claim **7**, wherein the modified oligonucleotide consists of 20 linked nucleosides.

9. The method of claim **4**, wherein the modified oligonucleotide has at least one modified internucleoside linkage, sugar moiety or nucleobase.

10. The method of claim **9**, wherein the modified internucleoside linkage of the modified oligonucleotide is a phosphorothioate internucleoside linkage, the modified sugar is a bicyclic sugar or 2'-O-methoxyethyl sugar and the modified nucleobase is a 5-methylcytosine.

11. The method of claim **4**, wherein the modified oligonucleotide comprises:

(a) a gap segment consisting of linked deoxynucleosides;

(b) a 5' wing segment consisting of linked nucleosides; and

(c) a 3' wing segment consisting of linked nucleosides;

wherein the gap segment is positioned immediately adjacent to and between the 5' wing segment and the 3' wing segment and wherein each nucleoside of each wing segment comprises a modified sugar.

Case 2:25-cv-08609 Document 1-2 Filed 09/11/25 Page 50 of 50 Page ID #:115

US 9,593,333 B2

85 86

12. The method of claim 4, wherein the modified oligonucleotide comprises:

(a) a gap segment consisting of 10 linked deoxynucleosides;

(b) a 5' wing segment consisting of 5 linked nucleosides; and

(c) a 3' wing segment consisting of 5 linked nucleosides;

wherein the gap segment is positioned immediately adjacent to and between the 5' wing segment and the 3' wing segment and wherein each nucleoside of each wing segment comprises a 2'-O-methoxyethyl sugar, wherein each cytosine is a 5-methylcytosine, and wherein each internucleoside linkage is a phosphorothioate linkage.

13. The method of claim 1, wherein the compound comprises a modified oligonucleotide having the sequence of SEQ ID NO: 3 wherein the modified oligonucleotide comprises:

(a) a gap segment consisting of 10 linked deoxynucleosides;

(a) a 5' wing segment consisting of 5 linked nucleosides; and

(b) a 3' wing segment consisting of 5 linked nucleosides;

wherein the gap segment is positioned immediately adjacent to and between the 5' wing segment and the 3' wing segment, wherein each nucleoside of each wing segment comprises a 2'-O-methoxyethyl sugar, wherein each cytosine is a 5-methylcytosine and wherein each internucleoside linkage is a phosphorothioate linkage.

14. The method of claim 1, wherein the compound is parenterally administered.

15. The method of claim 14, wherein the parenteral administration is subcutaneous administration.

16. The method of claim 1, further comprising administering a second agent.

17. The method of claim 16, wherein the second agent is selected from an ApoCIII lowering agent, cholesterol lowering agent, non-HDL lipid lowering agent, LDL lowering agent, TG lowering agent, cholesterol lowering agent, HDL raising agent, fish oil, niacin, fibrate, statin, DCCR (salt of diazoxide), glucose-lowering agent or anti-diabetic agents.

18. The method of claim 1, wherein the compound is administered as a composition further comprising a pharmaceutically acceptable carrier or diluent.

19. The method of claim 4, wherein the modified oligonucleotide has a nucleobase sequence comprising at least 8 contiguous nucleobases of SEQ ID NO: 3.

20. The method of claim 1, wherein the compound is in a salt form.

21. The method of claim 1, wherein the animal has Familial Chylomicronemia Syndrome (FCS).

22. The method of claim 1, wherein the animal has Fredrickson Type I dyslipidemia.

23. The method of claim 1, wherein the animal is a human.

* * * * *

Case 2:25-cv-08609 Document1-3 Filed 09/11/25 Pagelof3 Page ID #:116 Exhibit 3 xhibit ase 09 c ent 1-3 il / 1/25 1 of 3 ge : 6

From: Robert Teigen To: Patrick O"Brien; "CIanni@ionis.com" Cc: Berniker, Jessamyn Subject: RE: Letter dated September 3, 2025 and Exhibit A (US9593333) Date: Friday, September 5, 2025 4:41:58 PM Dear Chae:   We acknowledge receipt of the letter from Dr. Monia and are evaluating it.  Have a nice weekend.   Kind regards,   Bob     Robert M. Teigen Deputy General Counsel Arrowhead Pharmaceuticals, Inc.       From: Patrick O'Brien <pobrien@arrowheadpharma.com> Sent: Wednesday, September 03, 2025 6:04 PM To: Robert Teigen <rteigen@arrowheadpharma.com> Subject: FW: Letter dated September 3, 2025 and Exhibit A (US9593333)   From: Chae Ianni <CIanni@ionis.com> Sent: Wednesday, September 3, 2025 3:07 PM To: Patrick O'Brien <pobrien@arrowheadpharma.com> Cc: Berniker, Jessamyn <jberniker@wc.com> Subject: Letter dated September 3, 2025 and Exhibit A (US9593333)   Dear Mr. O'Brien,   Please see the attached letter dated September 3, 2025, and Exhibit A: the '333 Patent.   Thank you.   Best,   Chae Ianni Executive Assistant to Beth Hougen, EVP, Finance & Chief Financial Officer cianni@ionis.com  Case 2:25-cv-08609 Document 1-3 Filed 09/11/25 Page 2 of 3 Page ID #:117

  D: (760) 268-4982  |  M: (760) 639-9343 2855 Gazelle Court, Carlsbad, CA 92010 ionis.com      Case 2:25-cv-08609 Document 1-3 Filed 09/11/25 Page 3 of 3 Page ID #:118